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Marriott International, Inc.

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Marriott INTERNATIONAL

2019

Proxy Statement
Notice of Annual Meeting of Stockholders

Friday, May 10, 2019

Marriott INTERNATIONAL

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION 2019 Proxy Statement Notice of Annual Meeting of Stockholders Friday, May 10, 2019

Letter from our Chairman and our Chief Executive Officer

LETTER FROM OUR CHAIRMAN AND OUR CHIEF EXECUTIVE OFFICER

Dear Stockholder:

2018 was a pivotal year for Marriott International. We focused on successfully completing the integration of the Starwood Hotels & Resorts acquisition and we accomplished a number of key objectives bringing our guests, hotels and brands together as part of one, unified Marriott. Our footprint now covers more than 6,900 properties, with 1.3 million rooms in 130 countries and territories across 30 brands. Our newly unified Marriott BonvoyTM travel program now reaches nearly 125 million members, adding on average 1.5 million members a month, and it contributed roughly half of our room nights in 2018. The value proposition of Marriott’s geographic footprint, quality of service, and choice of brands combined with our leading travel program and commitment to innovation through technology is proving to be highly differentiated.

Business Highlights

Marriott generated superior financial results in 2018. Systemwide our constant dollar revenue per available room (RevPAR) increased 2.6 percent and operating margins for company-operated hotels rose 40 basis points. We opened nearly 500 hotels in 2018 with more than 80,000 rooms, the highest number ever in a single year. We generated net income of $1.9 billion, a 31 percent increase versus the prior year results, and Adjusted net income[1] of $2.2 billion, a 38 percent increase versus the prior year adjusted results. We returned nearly $3.4 billion dollars to stockholders in dividends and share repurchases in 2018.

Acquisition Integration

The Starwood transaction is unlocking tremendous value for our customers, owners and stockholders. As one of the largest transactions ever in the hospitality industry, integration into one unified company has been an understandably complex process. While Marriott and Starwood were both hospitality companies, the back-end systems that supported our businesses – such as property management, reservations and loyalty systems – were very different.

The integration of our loyalty programs involved the creation or update of 1.5 million property webpages and the migration of large numbers of member data records. Following the cutover to the new system, some loyalty members discovered errors in their online statements, and we experienced unexpectedly high customer service call volumes as we reconciled these issues. Call volume has returned to normal as we have resolved these issues.

At the end of November, we disclosed a data security incident involving the legacy-Starwood guest reservation system that involved up to an estimated 383 million guest records. Upon discovery, we quickly notified our guests and have supported law enforcement authorities in their investigation of the incident. We set up an extensive support system to help address our customers’ concerns and finalized the transition to Marriott’s new, unified reservation system. We also accelerated ongoing security enhancements to our information technology systems and network.

Our Board has partnered closely with our management team to address these challenges and improve our capabilities and processes. In addition to the operational steps we have taken, the Board has delegated to the Audit Committee initial oversight of the Company’s information security and privacy practices. Finally, as part of our Board refreshment process, we have appointed Margaret M. McCarthy to the Board. Ms. McCarthy has deep experience in customer-facing business undergoing transformative change and brings with her deep experience in technology and data security matters.

1

Adjusted net income is a non-GAAP financial measure. The reasons Marriott uses this non-GAAP financial measure and its reconciliation to the most directly comparable generally accepted accounting principle (GAAP) measure are provided in Exhibit A.

Letter from our Chairman and our Chief Executive Officer

Marriott is a company that takes pride in taking care of our guests in every aspect of their stay. In these events, we did not meet the high standards that our guests expect and deserve. We deeply regret these incidents. Our management team and Board are focused on both resolving any remaining concerns and, more importantly, ensuring that in the future we continue to exemplify the Marriott standard of excellence.

Doing Good in Every Direction

At Marriott International, we believe we have a responsibility and vested interest in helping to address some of the world’s most pressing social, environmental and economic issues. With our size and global scale, we are well positioned to be part of the solution. In 2018, we completed the first full year of community action through our new sustainability and social impact platform, Serve 360: Doing Good in Every Direction. Motivated by the core value to Serve Our World, Serve 360 stands as Marriott’s framework to activate and focus our community efforts. Guided by the United Nations’ Sustainable Development Goals, Serve 360 is delivering positive results through four priority areas: Sustain Responsible Operations, Empower Through Opportunity, Welcome All and Advance Human Rights, and Nurture Our World.

Below are a few Serve 360 success stories from 2018:

•	Sustain Responsible Operations

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Committed to reducing a reliance on plastic, Marriott International announced a plan to remove disposable plastic straws and plastic stirrers from our properties worldwide by July 2019, putting us on a path to eventually eliminate the use of more than one billion plastic straws and about a quarter of a billion plastic stirrers per year.

•	Empower Through Opportunity

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Dedicated to developing hospitality skills and opportunity among diverse, at-risk and underserved communities, Marriott International increased its support of the International Rescue Committee’s Hospitality Link program, which trains resettled refugees in hospitality skills, better preparing them for jobs in the hotel industry. The IRC programs Marriott supports trained 143 refugees in 2018.

•	Welcome All and Advance Human Rights

•

Recognizing that hotels are sometimes exploited to commit human trafficking crimes, Marriott International announced that 500,000 hotel workers have been trained to recognize and respond to the signs of human trafficking as of year-end 2018. We donated the training we developed to a leading hospitality industry group to ensure broad access.

•	Nurture Our World

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In response to a series of natural disasters around the world, Marriott International and the Marriott Disaster Relief Fund contributed more than $300,000 in support of disaster relief and recovery efforts for our associates and communities in Indonesia, California, Florida, the Carolinas, Puerto Rico and the Philippines in partnership with the American Red Cross, International Federation of Red Cross and Red Crescent Societies, and World Central Kitchen.

Outside of Serve 360, and as part of our ongoing focus on safety, we also announced in 2018 a ramp-up of the deployment of personal alert devices for housekeepers and other on-property associates allowing them to discreetly summon help if they feel harassed in any way, need quick support or spot a guest in distress. We made associate alert devices a new standard across our portfolio of more than 5,000 managed and franchised hotels in the United States and Canada and we are exploring similar technology solutions to meet the needs of our global hotel portfolio and workforce. The rollout is projected to continue through 2020.

Committed to Diversity and Inclusion

At Marriott, one of our core values is putting people first. Since we opened our doors more than 90 years ago, we have remained committed to providing opportunities for everyone. Global diversity and inclusion are integral to not only how we provide an inclusive environment for our associates, but also to how we conduct business every day. Our Respect for All: Putting People First Since 1927 initiative includes a commitment to associate wellbeing. We establish organizational accountability where leaders own the achievement of diversity and inclusion outcomes. As a goal, we look to achieve gender parity by 2025 among our vice presidents and above. We are proud of our efforts to introduce successful diverse and women business owners to potential investment opportunities in the industry. We currently have more than 1,300 diverse-owned hotels, with a goal of 1,500 by 2020. We also recognize the importance of cultivating a

Letter from our Chairman and our Chief Executive Officer

diverse-owned supply chain. We aim to reach $1 billion in purchasing from diverse suppliers annually by 2020. We are also working hard to grow cultural competence among our associates. That means working closely with our associates in the 130 countries and territories around the world where we operate and ensuring that they are educated in different cultural norms and protocols to welcome and delight guests.

Stockholder Engagement

Stockholder engagement is also a key focus for our Company. In 2018, we met with nearly 250 institutional investors constituting approximately 50 percent of shares held by institutions. Our Board and management team emphasize transparency in our approach to stockholder communications and seek out engagement and feedback from current and prospective stockholders on corporate strategy, risk management, executive compensation, and corporate governance. We value an open dialogue and exchange of ideas. In a survey of 25 institutional investors completed in 2018, respondents noted that Marriott provides clear and consistent communications, is candid about the opportunities and potential risks to its business, effectively manages investor and analyst expectations, promptly responds to questions and requests for information, and is available at conferences, investor meetings, and Analyst Days. Those respondents represent 30 percent of shares held by institutions. One such engagement resulted in our providing a report on Harassment Prevention on our website that will be updated annually. See https://www.marriott.com/Multimedia/PDF/CorporateResponsibility/Harassment_Prevention_1689590_1.pdf.

Governance Practices

Our success is rooted in good governance. Members of our Board of Directors are committed to the success of the Company, offer diverse experiences and skills, and provide valuable feedback and guidance that position us for success. The Board draws on the depth of experience of long-time members while welcoming new skills and insights from new members. We have an established Board refreshment process that has added seven new Board members in the past five years. Our Board is actively engaged in the Company’s strategy, supports our approach to environmental and social initiatives, and embraces good governance.

•

The positions of Chairman of the Board and Chief Executive Officer are separate with J.W. Marriott, Jr. serving as Executive Chairman and Chairman of the Board, and Arne M. Sorenson serving as President and CEO.

•	The Board has an independent Lead Director, Lawrence W. Kellner, who also is the Chairman of our Nominating and Corporate Governance Committee.

•	Eleven of our 14 director nominees are independent, and the Audit, Compensation Policy, and Nominating and Corporate Governance committees are composed solely of independent directors.

•	The Board membership is diverse and includes five women, four minorities, and individuals with varied business backgrounds.

•	The Company has a mandatory retirement age of 72 for Board members, which has proven to be an effective tool to ensure systematic Board refreshment over the years.

•	The Company has adopted best-in-class governance structures, including an annually elected board, majority voting standard and proxy access right.

Meeting Information

We hope you can join us at our upcoming Annual Stockholders Meeting. The meeting will be held at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004 on Friday, May 10, 2019, beginning at 11:00 a.m. Eastern Time. Doors to the meeting will open at 10:30 a.m. Eastern Time.

In closing, you have our commitment that in 2019, our Board and management team are focused on leveraging the strong platform that we have built to deliver exceptional service to our guests, provide great opportunities to our associates and owners, and generate outstanding returns for our stockholders.

Sincerely,

J.W. “Bill” Marriott, Jr. Executive Chairman and Chairman of the Board	Arne M. Sorenson President and CEO

Corporate Headquarters and Mailing Address    ❖    10400 Fernwood Road    ❖    Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, May 10, 2019 11:00 a.m. Eastern Time

Place:	JW Marriott Hotel 1331 Pennsylvania Avenue, N.W. Washington, D.C. 20004

How to Vote Your Shares (see pages 1 – 5 for details)

BY TELEPHONE	VIA THE INTERNET	BY MAIL
Using the toll-free phone number listed on the proxy card or voting instruction form	Using the Internet and voting at the website listed on the proxy card or voting instruction form	Signing, dating and mailing the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope

To Our Stockholders:

The 2019 annual meeting of stockholders of Marriott International, Inc. (“we,” “us,” “our,” “Marriott,” or the “Company”) will be held at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004 on Friday, May 10, 2019, beginning at 11:00 a.m. Eastern Time. Doors to the meeting will open at 10:30 a.m. Eastern Time. At the meeting, stockholders will act on the following matters:

1.	Election of each of the 14 director nominees named in the proxy statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

3.	An advisory vote to approve executive compensation;

4.	Approval of proposed amendments to the Company’s Restated Certificate of Incorporation and Bylaws to remove supermajority voting standards, including by removing:

(a)	the supermajority voting standard for the removal of directors;

(b)	the supermajority voting standards for future amendments to the Certificate of Incorporation;

(c)	the requirement for a supermajority stockholder vote for future amendments to certain Bylaw provisions;

(d)	the requirement for a supermajority stockholder vote for certain transactions; and

(e)	the supermajority voting standard for certain business combinations;

5.	A stockholder resolution recommending that stockholders be allowed to act by written consent, if properly presented at the meeting; and

6.	Any other matters that may properly be presented at the meeting.

Record Date: Stockholders of record at the close of business on March 15, 2019, are entitled to notice of and to vote at this meeting.

Corporate Headquarters and Mailing Address    ❖    10400 Fernwood Road    ❖    Bethesda, Maryland 20817

Distribution Date: This proxy statement is first being made available to our stockholders on or about April 10, 2019.

For the convenience of our stockholders, proxies may be submitted by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card. In addition, stockholders may elect to receive future stockholder communications, including proxy materials, through the Internet. Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors,

Bancroft S. Gordon

Secretary

April 10, 2019

PLEASE REFER TO THE LAST PAGE OF THIS PROXY STATEMENT FOR DIRECTIONS TO THE MEETING AND

INFORMATION ON PARKING, PUBLIC TRANSPORTATION AND LODGING.

1	Questions and Answers About the Meeting

6	Proxy Statement Summary

14	Items to be Voted On

14	Item 1 – Election of Directors

14	Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

15	Item 3 – Advisory Vote to Approve Executive Compensation

15	Item 4 – Approval of Proposed Amendments to the Company’s Restated Certificate of Incorporation and Bylaws to Remove Supermajority Voting Standards

18	Item 5 – A Stockholder Resolution Recommending that Stockholders be Allowed to Act By Written Consent

21	Corporate Governance

21	Board Leadership Structure

21	Selection of Director Nominees

23	Nominees to our Board of Directors

29	Board Meetings and Attendance

30	Governance Principles

30	Director Independence

31	Committees of the Board

33	Compensation Committee Interlocks and Insider Participation

33	Meetings of Independent Directors

34	Risk Oversight

34	Stockholder Communications with the Board

34	Code of Ethics and Business Conduct Guide

35	Audit Committee Report and Independent Auditor Fees

35	Report of the Audit Committee

35	Pre-Approval of Independent Auditor Fees and Services Policy

36	Independent Registered Public Accounting Firm Fee Disclosure

37	Executive and Director Compensation

37	Report of the Compensation Policy Committee

37	Compensation Discussion and Analysis

49	Executive Compensation Tables and Discussion

59	Director Compensation

63	Securities Authorized for Issuance under Equity Compensation Plans

64	Stock Ownership

64	Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

66	Section 16(a) Beneficial Ownership Reporting Compliance

67	Transactions with Related Persons

68	Policy on Transactions and Arrangements with Related Persons

70	Householding

70	Other Matters

A-1	Exhibit A

B-1	Exhibit B

2019 Proxy Statement	i

Questions and Answers about the Meeting

QUESTIONS AND ANSWERS ABOUT THE MEETING

2019 Proxy Materials

Why am I receiving these proxy materials?

You received printed versions of these materials because you owned shares of the Company’s Class A common stock on March 15, 2019, the record date, and that entitles you to notice of, and to vote at, the 2019 annual meeting. At our annual meeting, stockholders will act upon the matters described in the accompanying notice of meeting (the “Notice”). These actions include the election of each of the 14 director nominees, ratification of the appointment of the independent registered public accounting firm (sometimes referred to as the “independent auditor”), an advisory vote to approve executive compensation, approval of each of the proposed amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws (“Bylaws”) to remove supermajority voting standards; a stockholder proposal recommending that stockholders be allowed to act by written consent (if properly presented); and any other matters that may properly be presented at the meeting. In addition, our management will report on the Company’s performance during fiscal year 2018 and respond to questions from stockholders.

What does the Board of Directors (the “Board”) recommend?

The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of each of the 14 director nominees (see Item 1 on page 14);

•	FOR the ratification of the appointment of the independent auditor for fiscal year 2019 (see Item 2 on page 14);

•	FOR the advisory vote to approve executive compensation (see Item 3 on page 15);

•	FOR the approval of each of the proposed amendments to the Certificate and Bylaws to remove supermajority voting provisions (see Items 4(a) through (e) on page 15); and

•	AGAINST the stockholder resolution recommending that stockholders be allowed to act by written consent (see Item 5 on page 18).

Voting Procedures

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 15, 2019, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of the Company’s Class A common stock entitles its holder to cast ten votes on each matter to be voted upon.

How do I vote?

Whether you are a stockholder of record or a beneficial owner whose shares are held in street name, you can vote in any one of four ways:

•	Via the Internet. You may vote by submitting your proxy by visiting the website and entering the control number found in the Notice, proxy card or voting instruction form.

•	By Telephone. You may vote by submitting your proxy by calling the toll-free number found in the Notice, proxy card or voting instruction form.

•

By Mail. You may vote by submitting your proxy by mail by filling out the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided.

2019 Proxy Statement	1

Questions and Answers about the Meeting

•

In Person. If you are a stockholder of record and you plan to attend the 2019 annual meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You also may vote in person at the 2019 annual meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will give stockholders of record a ballot at the 2019 annual meeting. If you are a beneficial owner, you must obtain a legal proxy from the broker or other nominee that holds your shares if you wish to attend the 2019 annual meeting and vote in person.

Telephone and Internet voting is available through 11:59 p.m. Eastern Time on Thursday, May 9, 2019. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. You must obtain a legal proxy from the broker or other nominee that holds your shares if you wish to vote in person at the annual meeting. If you do not provide voting instructions to your broker or other nominee in advance of the annual meeting, your broker will have discretionary authority to vote on “routine matters.” The ratification of the appointment of the independent registered public accounting firm in Item 2 is the only item on the agenda for the annual meeting that is considered routine. Thus, if you do not provide voting instructions to your broker or other nominee in advance of the annual meeting, your shares will not be voted on Items 1, 3, 4(a) through (e), 5 and any other matters that may properly be voted on at the annual meeting, resulting in “broker non-votes” in an amount equivalent to your shares with respect to these items.

How do I vote my 401(k) shares?

If you participate in Marriott Retirement Savings Plan (the “401(k) Plan”), you may give voting instructions as to the number of share equivalents allocated to your account as of the record date. You may provide voting instructions to the trustee under the 401(k) Plan by completing and returning the proxy card accompanying this proxy statement. The trustee will vote the number of shares equal to the share equivalents credited to your account in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time, on Tuesday, May 7, 2019. If you do not send instructions by this deadline or if you do not vote by proxy, or return your proxy card with an unclear voting designation or no voting designation at all, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

What shares are included on my proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of Class A common stock that the Company’s stock transfer records indicate that you hold, including (i) any shares you may hold through the Computershare Investor Services Program for Marriott International, Inc. Stockholders administered by Computershare Investor Services; and (ii) if you are a participant in the Marriott Retirement Savings Plan, any shares that may be held for your account by The Northern Trust Company as the plan’s custodian. Shares that you hold in “street name” through a broker or other nominee are not included on the proxy card(s) furnished by the Company, but the institution will provide you with a voting instruction form.

How will my shares be voted?

Your shares will be voted as you indicate on the proxy card. Except as indicated above with respect to shares held in the 401(k) Plan, if you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of each of the 14 director nominees; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2019; FOR the advisory vote to approve executive compensation; FOR the approval of each of the proposed amendments to the Certificate and Bylaws to remove supermajority voting standards; and AGAINST the stockholder resolution recommending that stockholders be allowed to act by written consent.

Who can attend the meeting?

All stockholders of record at the close of business on the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices may not be used at the meeting. Stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization (that is, in “street name”) also may attend the meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that proxy to the meeting.

2	Marriott International, Inc.

Questions and Answers about the Meeting

You will find directions to the meeting, and information on parking, public transportation and lodging, on the last page of this proxy statement.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A common stock of the Company outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of the March 15, 2019 record date, 336,694,144 shares of our Class A common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Similarly, “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What vote is required to approve each item?

In the election of directors, each nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Instructions to “ABSTAIN” and broker non-votes will have no effect on the election of directors.

For (i) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019; (ii) the advisory vote to approve executive compensation; and (iii) the stockholder resolution recommending that stockholders be allowed to act by written consent if properly presented at the meeting, the affirmative vote of the holders of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the items will be required for approval. Instructions to “ABSTAIN” with respect to these three items will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an abstention will have the effect of a vote “AGAINST” these items. Broker non-votes, if any, will not have any effect on the outcome of votes for these items.

For approval of each of the amendments to the Company’s Certificate and Bylaws to remove supermajority voting standards, the affirmative vote of 66 2/3% of the shares of Class A common stock outstanding and entitled to vote will be required for approval. Instructions to “ABSTAIN” with respect to any of these amendments will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an abstention will have the effect of a vote “AGAINST” these amendments. Broker non-votes will also count as a vote “AGAINST” these amendments.

Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

(1)	Returning a later-dated signed proxy card;

(2)	Delivering a written notice of revocation to Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3078;

(3)	Voting by submitting your proxy by telephone or the Internet until 11:59 p.m. Eastern Time on May 9, 2019; or

(4)	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

2019 Proxy Statement	3

Questions and Answers about the Meeting

Who will count the vote?

Representatives of Computershare Investor Services, our independent stock transfer agent, will count the votes and act as the inspector of election.

What does it mean if I receive more than one proxy card?

If your shares are registered under different names or are held in more than one account, you may receive more than one proxy card. In order to vote all your shares, please sign and return all proxy cards, or if you choose, vote by submitting your proxy by telephone or through the Internet using the personal identification number printed on each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Investor Services, at 1-800-311-4816.

How will voting on any other business be conducted?

Although we currently do not know of any business to be considered at the 2019 annual meeting other than the items described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to J.W. Marriott, Jr. and/or Arne M. Sorenson (with full power of substitution) to vote on such matters at their discretion.

Other

When are stockholder proposals for the 2020 annual meeting of stockholders due?

To be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received at our offices no later than the close of business on December 12, 2019. Proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), and must be submitted in writing to the Corporate Secretary, Marriott International, Inc., Department 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817.

In addition, our Bylaws require that, if a stockholder desires to introduce a stockholder proposal, other than a nomination for the election of directors, from the floor of the 2020 annual meeting of stockholders, notice of such proposal must be delivered in writing to the Company’s Secretary at the above address no earlier than the close of business on January 11, 2020 and no later than the close of business on February 10, 2020. However, if the 2020 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date of this year’s annual meeting, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. If a stockholder desires to nominate a director from the floor of the 2020 annual meeting of stockholders, our Bylaws require that notice of such nomination be delivered in writing to the Company’s Secretary at the above address no later than February 10, 2020. However, in the event that the 2020 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, the stockholder’s notice must be so delivered no later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice of such written proposal or nomination must comply with our Bylaws. The Chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws.

If a stockholder or group of stockholders who meet the requirements set forth in our Bylaws wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2020 annual meeting through the Company’s proxy access provision, the Company must receive proper written notice of the nomination not less than 120 or more than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the immediately preceding annual meeting, or between the close of business on November 12, 2019 and the close of business on December 12, 2019 for the 2020 annual meeting, and the nomination must otherwise comply with our Bylaws. However, in the event that the 2020 annual meeting of stockholders is more than 30 days before or after the anniversary date, the stockholder’s notice must be delivered no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made.

4	Marriott International, Inc.

Questions and Answers about the Meeting

If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the proxies we solicit allow the named proxyholders, if a vote is taken, to vote on such proposals as they deem appropriate. You can find a copy of our Bylaws in the Investor Relations section of the Company’s website (https://marriott.gcs-web.com) by clicking on “Governance” and then “Documents & Charters,” or you may obtain a copy by submitting a request to the Corporate Secretary, Marriott International, Inc., Department 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817.

Will there be a sign language interpreter at the meeting?

If you would like to have a sign language interpreter at the annual meeting, please send your request in writing to the Corporate Secretary, Marriott International, Inc., Department 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817. We must receive your request no later than May 2, 2019.

How much did this proxy solicitation cost and who paid that cost?

The Company paid for this proxy solicitation. We hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $18,500, plus reimbursement of certain out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular associates who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities may also solicit proxies.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials, and annual reports electronically through the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. To consent to electronic delivery:

•

If your shares are registered in your own name, and not in “street name” through a broker or other nominee, simply log in to the Internet site maintained by our transfer agent, Computershare Investor Services, at www.computershare.com/investor and the step-by-step instructions will prompt you through enrollment.

•

If your shares are registered in “street name” through a broker or other nominee, you must first vote your shares using the Internet, at www.proxyvote.com, and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

You may withdraw this consent at any time and resume receiving stockholder communications in print form.

2019 Proxy Statement	5

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Voting matters and the recommendations of the Board

Item		Board recommends	Reasons for recommendation	See page
1.	Election of Directors	✓ FOR	The Board and its Nominating and Corporate Governance Committee believe the 14 Board nominees possess the skills, experience, and background to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	14
2.	Ratification of appointment of independent registered public accounting firm for fiscal year 2019	✓ FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, the Board believes their retention for fiscal year 2019 is in the best interests of the Company.	14
3.	Advisory vote to approve executive compensation	✓ FOR	The Board believes that the Company’s current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our Named Executive Officers (“NEOs”) with those of our stockholders.	15
4.	Approval of proposed amendments to the Restated Certificate of Incorporation and Bylaws to remove supermajority voting standards	✓ FOR	The Board believes that the proposed amendments address the concerns raised by the 2018 stockholder proposal that received the approval of a majority of the votes cast.	15
5.	Stockholder resolution recommending that stockholders be allowed to act by written consent	X AGAINST	The Board believes that this proposal parallels the two proposals submitted in 2018 seeking the right of stockholders to call special meetings, both of which failed to secure the required vote for approval.	18

6	Marriott International, Inc.

Our director nominees

See “Corporate Governance – Nominees to our Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name Occupation	Age*	Director since	Independent	Committee memberships
				AC	CPC	NCGC	CFE	EC

J.W. Marriott, Jr. Executive Chairman, Marriott International, Inc.	87	1964	No					C

Mary K. Bush President, Bush International, LLC	71	2008	Yes	F	M

Bruce W. Duncan Chairman of the Board, First Industrial Realty Trust, Inc.	67	2016	Yes	F

Deborah Marriott Harrison Global Officer, Marriott Culture and Business Councils	62	2014	No				M

Frederick A. Henderson Former Chairman and CEO, SunCoke Energy, Inc.	60	2013	Yes	C F		M

Eric Hippeau Managing Partner, Lerer Hippeau	67	2016	Yes		M

Lawrence W. Kellner (Lead Director) President, Emerald Creek Group, LLC	60	2002	Yes			C		M

Debra L. Lee Former Chairman and Chief Executive Officer, BET Networks	64	2004	Yes			M	C

Aylwin B. Lewis Former Chairman, Chief Executive Officer and President, Potbelly Corporation	64	2016	Yes	F	M

Margaret M. McCarthy Executive Vice President, CVS Health Corporation	65	2019	Yes	M

George Muñoz Principal, Muñoz Investment Banking Group, LLC	67	2002	Yes	F			M

Steven S Reinemund Former Chairman and Chief Executive Officer, Pepsico, Inc.	71	2007	Yes		C	M		M

Susan C. Schwab Professor, University of Maryland School of Public Policy	64	2015	Yes		M

Arne M. Sorenson President and Chief Executive Officer, Marriott International, Inc.	60	2011	No				M	M

* Ages AC:	as of May 10, 2019 Audit Committee	C Chair	M Member	F Financial Expert and Member
CPC:	Compensation Policy Committee
NCGC:	Nominating and Corporate Governance Committee
CFE:	Committee for Excellence
EC:	Executive Committee

2019 Proxy Statement	7

Proxy Statement Summary

Corporate governance highlights

See “Corporate Governance” for more information.

Independent Board and Board committees

• Chairman and CEO positions separate since 2012; Lead Director appointed in 2013

• Eleven of 14 director nominees are independent

• Audit, Compensation Policy and Nominating and Corporate Governance committee members are independent

• We conduct annual Board and committee evaluations

• We have a mandatory retirement age of 72 for all directors except for J.W. Marriott, Jr.

• We have robust director orientation and continuing education programs for directors

• All Audit Committee members are financially literate and five out of six members are audit committee financial experts

• Our Compensation Policy Committee uses an independent compensation consultant

Progressive stockholder rights

• Directors are elected by majority vote in uncontested elections • All directors are elected annually • Our Bylaws provide for proxy access by stockholders • We have a confidential voting policy

Commitment to Board refreshment

The Board has established a comprehensive Board refreshment process to ensure that the skills, qualifications and diversity of perspectives on our Board are consistent with the needs of the business and that our Board reflects a balance of new and long-term perspectives. We have added seven directors over the past five years (64% of our independent directors).

Strong stockholder support on say-on-pay

At the Company’s 2018 Annual Meeting, stockholders again expressed substantial support for the compensation of our NEOs with approximately 98% voting for approval of the “say-on-pay” advisory proposal relating to our 2017 NEO compensation.

Active stockholder engagement

During fiscal year 2018, management met with nearly 250 institutional investors in individual investor meetings, at conferences and at our Security Analyst Meeting. These investors represent approximately 50% of our institutional investor base.

8	Marriott International, Inc.

Proxy Statement Summary

Executive compensation matters

Marriott’s meaningful growth momentum across its portfolio of brands continued in 2018, as hotel owners increasingly chose to partner with Marriott’s teams, leading business platforms, unmatched global scale and captivating brands. We rapidly grew our newly unified Marriott BonvoyTM travel program which now stands at nearly 125 million members. And our financial and operating performance was strong: reported earnings per share grew by 40%; we exceeded our target adjusted EPS performance measure under our annual cash incentive program; and we returned nearly $3.4 billion to stockholders in the form of dividends and share repurchases. Strong room growth continued with record new signings for over 800 properties and new openings of nearly 500 properties, an overall portfolio of over 1.3 million rooms open in 130 countries and territories, and a new record of more than 478,000 rooms in our development pipeline. Finally, we achieved record-setting associate engagement compared to external benchmarks and were recognized as one of the Fortune Best Companies to Work for in 2018 for the 21st consecutive year.

How We Tie Pay to Performance

There is a strong correlation between our executive pay and Company performance. Our executive compensation program is designed to maintain this alignment, while also protecting the Company against inappropriate risk-taking and conflicts among the interests of the Company, its stockholders and its executives. With these goals in mind, the Compensation Policy Committee has implemented an executive compensation program that consists of the following key components:

Total Target Direct Compensation Base Salary Reviewed annually and set based on market data, internal equity, tenure and individual performance considerations. Annual Incentive Based on achievement of a pre-established adjusted EPS target and a combination of other financial and business operational performance measures tailored for each executive's area of responsibility. Equity Compensation The majority of each NEO's total pay opportunity consists of long-term equity awards, using a mix of three-year vesting Performance Share Units ("PSUs"), Restricted Stock Units ("RSUs") and Stock Appreciation Rights ("SARs").

2019 Proxy Statement	9

Proxy Statement Summary

Focus on Performance-Based Awards

The following charts show the percentage breakdown of target total direct compensation between performance-based (target annual incentive, PSUs and SARs) and service-based pay elements (base salary, RSUs and other) for 2018.

President & CEO Average of Other NEOs

Majority of Compensation is Equity

The following charts show the percentage breakdown of target total direct compensation among base salary, target annual incentive, and target annual equity compensation.

President & CEO Average of Other NEOs

10	Marriott International, Inc.

Alignment Between Company Performance and Annual Realizable Pay

The following graph shows the historical alignment between Company performance (measured as total stockholder return (“TSR”)) and the CEO’s average annual Realizable Pay (as defined below) over 3-year rolling periods.

CEO Realizable Pay and Company TSR Performance

*

Realizable Pay is the sum of salary and bonuses paid, annual incentive earned, and balances of stock awards granted over each 3-year period (including supplemental stock awards). Stock award balances are valued at the end of the 3-year period and include the “in-the-money” value of SARs, and the value of PSUs (valued assuming target performance) and RSUs granted during the 3-year period. TSR reflects both stock price appreciation and reinvested dividends. The 3-year TSR rolling percentage is determined using 60-day average opening and closing prices.

2019 Proxy Statement	11

Proxy Statement Summary

Executive Compensation Best Practices

Consistent with our commitment to executive compensation best practices, the Company continued the following NEO compensation practices for 2018:

✓ What We Do

• Executive compensation is strongly linked to the Company’s operating and financial performance and strategic business priorities

• The Compensation Policy Committee reinforces its commitment to long-term performance through robust stock ownership requirements that discourage excessive risk-taking to achieve short-term returns. NEOs are subject to stock ownership requirements and must retain 50% of the net after-tax shares received under any equity awards until they satisfy this requirement

• NEOs are subject to compensation clawback requirements that can be triggered by either an accounting restatement or by improper conduct

• The Compensation Policy Committee follows a rigorous process in determining NEO pay, including detailed review of multiple short- and long-term performance factors and market compensation information

• The Company emphasizes long-term pay and performance alignment by having long-term equity represent the largest component of target total direct compensation (approximately 65-75% of total) and by delivering half of equity awards to the CEO in the form of three-year PSUs

• The Compensation Policy Committee oversees and reviews an annual compensation risk assessment

• The Compensation Policy Committee is composed solely of independent members of the Board and retains an independent compensation consultant

• We provide only “double trigger” change in control benefits

• We provide stockholders with an annual vote to approve, on a non-binding, advisory basis, the compensation of the NEOs

✗ What We Do Not Do

• We do not have employment contracts

• We do not offer defined benefit pension plans or supplemental executive retirement plans

• We do not provide tax gross-ups

• We do not have executive severance plans

• We do not provide “single trigger” change in control benefits

• We do not reprice options or SARs without stockholder approval, nor do we buy out underwater options or SARs

• We do not allow associates, including NEOs, or directors to engage in hedging or derivative transactions related to Marriott securities

• We do not allow NEOs to hold Company stock in margin accounts or pledge such stock as collateral for loans

• We do not pay or accrue dividends or dividend equivalents on unvested or unexercised equity awards

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the Compensation Policy Committee consisted of Steven S Reinemund (Chair), Mary K. Bush, Eric Hippeau, Aylwin B. Lewis (appointed on May 4, 2018) and Susan C. Schwab. None of the members of the Compensation Policy Committee has any relationship with the Company required to be reported under SEC or Nasdaq Listing Standards, including as an officer or employee of the Company or as a participant in a related party transaction with the Company.

12	Marriott International, Inc.

Proxy Statement Summary

Enterprise risk management matters

In November 2018, Marriott announced that it had determined that there was unauthorized access to the legacy Starwood guest reservation database (the “Data Security Incident”). As detailed in the Company’s 2018 Annual Report on Form 10-K, Marriott believes that the upper limit for the total number of guest records involved in the Data Security Incident was approximately 383 million records, and that the information accessed by an unauthorized third party included approximately 5.25 million unencrypted passport numbers, approximately 18.5 million encrypted passport numbers and approximately 9.1 million encrypted payment card numbers. The Company also disclosed that the information accessed by an unauthorized third party could include several thousand unencrypted payment card numbers.

How our Company took action

In response to the Data Security Incident, the Company took extensive action to contain and remove threats identified during its investigation, support guests and mitigate future risks. Key actions included:

•

Threat containment and removal – implemented technical measures designed to contain and remove the threats identified during our investigation, accelerated the planned phase-out of the legacy Starwood reservation system and placed all reservations on the Marriott system as of the end of December 2018;

•

Guest engagement – promptly began a guest outreach effort by sending emails to various Starwood guests and establishing a multi-language dedicated website and multi-language call center to answer guests’ questions about the incident;

•	Support for guests – offered services to help guests monitor and protect their information, including free web monitoring solutions where available; and

•	Improvement of our systems – implemented additional technical measures and accelerated ongoing security enhancements to our network.

We believe that the actions taken by the Company to address the incident have successfully addressed guest concerns. We have seen a steady decline in customer call volume regarding the Data Security Incident since December 2018, and we have not seen a meaningful impact on demand as a result of the incident.

How our Board took action

Our Board took a leadership role in addressing the data security incident, including:

•	Independent oversight – monitored the Company’s response to the Data Security Incident;

•	Enhanced direct responsibilities – delegated to the Audit Committee initial responsibility for oversight of the Company’s cybersecurity and data privacy practices; and

•

Board refreshment and committed focus – identified and added Margaret M. McCarthy to our Board, who, in addition to her leadership experience in customer-facing industries undergoing transformative change, has extensive experience in technology and cybersecurity. The Marriott management team and Board are focused on taking care of our guests in every aspect of their stay. We believe we have taken swift, decisive action at both the management and Board levels to respond to the data security incident and to enhance information security measures to protect against further attacks.

2019 Proxy Statement	13

Items to be Voted On

ITEMS TO BE VOTED ON

ITEM 1 – Election of Directors

All of our directors are standing for election at the 2019 annual meeting and, if elected, each director will hold office for a term expiring at the 2020 annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

J.W. Marriott, Jr.	Eric Hippeau	George Muñoz
Mary K. Bush	Lawrence W. Kellner	Steven S Reinemund
Bruce W. Duncan	Debra L. Lee	Susan C. Schwab
Deborah M. Harrison	Aylwin B. Lewis	Arne M. Sorenson
Frederick A. Henderson	Margaret M. McCarthy

You can find information on the director nominees beginning on page 23.

Each of the director nominees has consented to being named in this proxy statement and to serve if elected. However, if before proxies are voted at the annual meeting any of the nominees should become unable to serve or will not serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

Earlier this year, Land & Buildings Capital Growth Fund, LP (“L&B”), a stockholder of the Company, delivered a letter notifying the Company of the nomination of Jonathan Litt for election to the Board at the 2019 Annual Meeting of Stockholders. L&B subsequently irrevocably withdrew the nomination. The Board will consider in due course matters regarding Board size and composition, and will consider the input of stockholders (including L&B) regarding these matters provided as part of our ongoing stockholder engagement.

The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director.

In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the 2019 annual meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. Under the Company’s Governance Principles, if a nominee who already serves as a director is not elected, that nominee shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will determine whether to accept or reject the resignation and will publicly disclose its decision promptly thereafter.

The Board recommends a vote FOR each of the 14 director nominees.

ITEM 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019. Ernst & Young LLP, a registered public accounting firm, has served as the Company’s independent registered public accounting firm since May 3, 2002. Ernst & Young LLP will examine and report to stockholders on the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries.

We expect that representatives of Ernst & Young LLP will be present at the annual meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. You can find information on pre-approval of independent auditor fees and Ernst & Young LLP’s fiscal years 2018 and 2017 fees beginning on page 35. Although the Audit Committee has discretionary authority to appoint the independent auditors, the Board is seeking stockholder ratification of the appointment of the independent auditors as a matter of good corporate governance. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take that into consideration when determining whether to continue the firm’s engagement.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

14	Marriott International, Inc.

Items to be Voted On

ITEM 3 – Advisory Vote to Approve Executive Compensation

We are asking stockholders to approve a non-binding advisory resolution on the compensation of our Named Executive Officers (“NEOs”), as disclosed in this proxy statement.

Although the resolution, commonly referred to as a “say-on-pay” resolution, is non-binding, the Board and Compensation Policy Committee value your opinions and will consider the outcome of the vote when making future compensation decisions. After consideration of the vote of stockholders at the 2017 annual meeting of stockholders and consistent with the Board’s recommendation, the Board’s current policy is to hold an advisory vote on executive compensation on an annual basis, and accordingly, after the 2019 annual meeting, the next advisory vote on the compensation of our NEOs is expected to occur at our 2020 annual meeting of stockholders.

We urge you to read the Compensation Discussion and Analysis (“CD&A”) beginning on page 37 of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 49 through 63 which provide detailed information on the compensation of our NEOs.

The Board believes that our current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our NEOs with those of our stockholders.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2019 annual meeting:

RESOLVED, that the stockholders of Marriott International, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

The Board recommends that you vote FOR approval of the advisory resolution to approve executive compensation.

ITEM 4 – Approval of Proposed Amendments to our Restated Certificate of Incorporation and Bylaws to Remove Supermajority Voting Standards

The Certificate and Bylaws currently require the approval of the holders of 66 2/3% of the Company’s outstanding shares for certain fundamental changes to the Company’s corporate governance. This Item 4 is a result of the Board’s ongoing review of our corporate governance practices and a non-binding stockholder proposal to remove these supermajority voting requirements that received support from a majority of the votes cast at the Company’s 2018 Annual Meeting. After considering corporate governance best practices for our stockholders, balancing the competing interests discussed below and taking into account last year’s stockholder vote, the Board has approved resolutions declaring it advisable to amend the Certificate and, subject to the filing and effectiveness of a certificate of amendment setting forth certain amendments to the Certificate (as described below) approved by the stockholders, the Bylaws to eliminate each voting requirement that calls for a supermajority vote and make certain related amendments (the “Proposed Amendments”). The Proposed Amendments are set forth in Items 4(a) to 4(e) below, which will be voted on separately. The vote required to approve each of the Proposed Amendments is discussed in each Item. Approval of any Item is not conditioned upon approval of the other Items.

Purpose and Effect of the Proposed Amendments

The Board continually evaluates the implementation of appropriate corporate governance measures. In this regard, the Board has evaluated the Company’s voting requirements in the past and has consistently determined that the retention of a supermajority vote standard for certain fundamental changes to the Company’s corporate governance was the best way to protect the interests of all stockholders. The Board believes that fundamental changes to corporate governance should have the support of a broad consensus of all stockholders. However, if the Proposed Amendments are approved, a relatively small number of stockholders could enact significant corporate changes that benefit only a

2019 Proxy Statement	15

Items to be Voted On

narrow group of stockholders. Supermajority voting requirements on fundamental corporate matters also help protect stockholders against self-interested and potentially abusive transactions proposed by certain stockholders who may seek to advance their interests over the interests of the majority of the Company’s stockholders. For example, if Item 4(e) below is implemented, certain transactions between the Company and “Interested Stockholders” (as defined in the Certificate, which include stockholders who beneficially own, and affiliates of the Company that at any time in the two years preceding such a transaction have beneficially owned, at least 25% of the voting power of the Company’s Voting Stock) could be approved by only a majority vote. In contrast, the current supermajority voting standard could encourage Interested Stockholders to negotiate transaction terms that take into account the interests of all of the Company’s stockholders and that do not sacrifice the long-term success of the Company for short-term benefits.

On the other hand, the Board is aware that certain stockholders and institutions disagree. These entities generally argue that a majority vote should be sufficient for any corporate action requiring stockholder approval, regardless of the considerations outlined above. This Item 4 reflects the Board’s determination to acknowledge, and address, that difference in perspective.

Overview of Proposed Amendments

Our Certificate currently contains supermajority voting requirements for the removal of directors with or without cause, for stockholders to amend certain articles in the Certificate, for stockholders to amend certain sections of the Bylaws, for the approval of certain transactions and for the approval of certain business combinations. Our Bylaws currently contain supermajority voting requirements for the removal of directors with or without cause and for stockholders to amend certain sections of the Bylaws. More information on the Proposed Amendments to remove the supermajority voting standards in these provisions is set forth in the descriptions of Items 4(a) through 4(e) below.

Item 4(a): Amendments to Remove the Supermajority Voting Standard for the Removal of Directors

Description of Amendment. Currently, the fourth paragraph of Article EIGHTH of the Certificate and the last sentence of Section 3.2 of Article III of the Bylaws provide that a director can be removed from office, with or without cause, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This Item 4(a) requests that stockholders approve an amendment to delete the supermajority voting requirement for the removal of directors in (i) the fourth paragraph of Article EIGHTH of the Certificate and (ii) subject to the filing and effectiveness of a certificate of amendment setting forth the proposed amendment to the Certificate described in clause (i), the last sentence of Section 3.2 of Article III of the Bylaws. As a result of the amendments, the voting standard set forth in the General Corporation Law of the State of Delaware (the “DGCL”) would apply to the removal of directors, which would require approval of the holders of a majority of shares outstanding and entitled to vote at an election of directors.

Vote Required to Approve. Under the Certificate and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the amendments set forth in this Item 4(a).

Item 4(b): Amendments to Remove the Supermajority Voting Standards for Future Amendments to the Certificate Approved by Our Stockholders

Description of Amendments. Currently, the Certificate states that the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or adopt any provision inconsistent with or repeal the following Articles of the Certificate:

•	the fourth paragraph of Article EIGHTH addressing removal of directors;

•

Article THIRTEENTH requiring that any stockholder action be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by stockholders, and that special meetings of stockholders of the Company be called only by the Board pursuant to a resolution approved by a majority of the entire Board;

•	Article FOURTEENTH authorizing the Board to make, alter, amend and repeal the Bylaws, except in certain situations (as described in Item 4(c) below); and

•	Article FIFTEENTH addressing certain business combinations (as described in Item 4(e) below).

16	Marriott International, Inc.

Items to be Voted On

This Item 4(b) requests that stockholders approve amendments to the Certificate to delete the last sentence in the fourth paragraph of Article EIGHTH, the last sentence in Article THIRTEENTH, the last sentence in Article FOURTEENTH and the last sentence in Article FIFTEENTH of the Certificate. As a result of such amendments, the voting standard set forth in the DGCL would apply, which would mean that future amendments to these articles in the Certificate would require approval by the holders of a majority of shares outstanding and entitled to vote thereon.

Vote Required to Approve. Under the Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the amendments set forth in this Item 4(b).

Item 4(c): Amendments to Remove the Requirement for a Supermajority Stockholder Vote for Future Amendments to Certain Bylaw Provisions

Description of Amendments. Currently, pursuant to Article FOURTEENTH of the Certificate and Section 8.1 of Article VIII of the Bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required in order to alter, amend or repeal or adopt a provision inconsistent with the following provisions in the Bylaws:

•	Sections 3.1, 3.2 and 3.13 of Article III addressing annual elections, director removal and nomination of directors, respectively;

•	Article VIII, which sets forth in the Bylaws the supermajority vote requirement for the specific Bylaw amendments discussed in this Item; and

•	Article IX, which requires that any stockholder action may be effected only at a duly called annual or special meeting of stockholders.

This Item 4(c) requests that stockholders approve amendments to (i) Article FOURTEENTH of the Certificate and (ii) subject to the filing and effectiveness of a certificate of amendment setting forth the proposed amendment to the Certificate described in clause (i), Section 8.1 of Article VIII of the Bylaws, to remove the requirements that a supermajority stockholder vote approve future amendments to Sections 3.1, 3.2, and 3.13 of Article III, Article VIII and Article IX of the Bylaws. If approved, future amendments to these sections of the Bylaws could be approved either by the holders of a majority of the outstanding shares represented and entitled to vote at a meeting of stockholders called for the purpose of amending the Bylaws, or by the Board acting unilaterally.

Vote Required to Approve. Under the Certificate and the Bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the Certificate and Bylaw amendments addressed in this Item 4(c).

Item 4(d): Amendment to Remove the Requirement for a Supermajority Stockholder Vote for Certain Transactions

Description of Amendment. Currently, Article TWELFTH of the Certificate states that the affirmative vote of the holders of shares representing not less than 66 2/3% of the voting power of the Company will be required for the approval of any proposal for the Company to engage in certain significant transactions, including a reorganization, merger, or consolidation with any other company, or sale, lease, or an exchange of substantially all of the assets or business of the Company. The last sentence in Article TWELFTH further states that the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the Company is required to alter, amend or adopt any provision inconsistent with or repeal Article TWELFTH. This Item 4(d) requests that stockholders approve an amendment to delete the entire Article TWELFTH so that the default voting standard in the DGCL, if any, will apply to the transactions described above. As a result, such transactions that must be approved by stockholders pursuant to the DGCL generally would require the approval of the holders of a majority of the outstanding shares. For example, mergers and consolidations that must be approved by stockholders would require the approval of the holders of a majority of the outstanding shares entitled to vote thereon. However, consistent with the DGCL, other mergers would not require a vote of stockholders. For example, the DGCL provides that stockholders need not approve certain short-form mergers, holding company reorganization mergers, certain mergers involving the issuance of less than 20% of the company’s stock and certain back-end mergers following a successful tender offer.

Vote Required to Approve. Under the Certificate, the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the Company is required to approve the amendment set forth in this Item 4(d).

2019 Proxy Statement	17

Items to be Voted On

Item 4(e): Amendment to Remove the Supermajority Voting Standard for Certain Business Combinations

Description of Amendment. Currently, Article FIFTEENTH of the Certificate states that, in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required for the approval of certain transactions with any Interested Stockholder (as defined in the Certificate, which includes any direct or indirect beneficial owner of more than 25% of the voting power of the Company’s outstanding Voting Stock). Covered transactions include any merger or consolidation, any sale or other disposition of assets of the Company having an aggregate fair market value of $15 million or more, issuance of any securities of the Company to any Interested Stockholder having an aggregate fair market value of $15 million or more, adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by the Interested Stockholder or any reclassification of securities or recapitalization of the Company or any merger or consolidation (whether or not with or into or otherwise involving the Interested Stockholder) that has the effect of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder. This Item 4(e) requests that stockholders approve an amendment to replace the reference to “66 2/3%” in the business combination provision in Article FIFTEENTH with “a majority.” As a result of the amendment, as set forth in the Certificate, certain business combinations (as defined in the Certificate) with an Interested Stockholder would require approval of the holders of a majority of shares outstanding and entitled to vote at an election of directors.

Vote Required to Approve. Under the Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the amendment set forth in this Item 4(e).

Additional Information

The full text of the Proposed Amendments, in each case marked to show the proposed deletions and insertions, is set forth in Exhibit B to this Proxy Statement. The general description of provisions of our Certificate and Bylaws and the Proposed Amendments set forth herein are qualified in their entirety by reference to the text of Exhibit B. You can find a copy of our Certificate and our Bylaws in the Investor Relations section of the Company’s website (https://marriott.gcs-web.com) by clicking on “Governance” and then “Documents & Charters.”

If stockholders approve any of the Proposed Amendments by the requisite vote, we will file a Certificate of Amendment that includes only those amendments that were approved by the stockholders with the Secretary of State of the State of Delaware following the annual meeting. The Certificate of Amendment and any corresponding Bylaw amendments that are approved will become effective upon acceptance of the filing by the Secretary of State of the State of Delaware. For any Proposed Amendment that does not receive the requisite vote, that Proposed Amendment will not be implemented and the Company’s current voting standards relating to such Proposed Amendment will remain in place.

The Board unanimously recommends that stockholders vote FOR the approval of each of the amendments set forth in each of the Items above to remove the supermajority voting standards contained in the Certificate and Bylaws.

ITEM 5 – Stockholder Resolution Recommending That Stockholders Be Allowed to Act by Written Consent

Myra K. Young (the “proponent”) of 9295 Yorkship Ct, Elk Grove, CA 95758 (the beneficial owner of 75 shares of our Class A common stock), has advised the Company that she plans to present the following proposal at the annual meeting. If properly presented at the annual meeting by or on behalf of the proponent, the Board of Directors unanimously recommends a vote “AGAINST” the following stockholder resolution. We have included the proponent’s proposal in this proxy statement pursuant to SEC rules, and the Board’s response to it follows.

The Proponent’s Proposal

Proposal 5 – Right to Act by Written Consent

Resolved, Marriott International (“Marriott” or “Company”) shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

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Items to be Voted On

Supporting Statement: Shareholder rights to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

A shareholder right to act by written consent is one method to equalize our restricted provisions for shareholders to call a special meeting. For instance it will take investors with 25% shares at our company to call a special meeting if the board finally acts on their proposal that passed at Marriott’s meeting in May 2018. Many companies allow investors with 10% of shares to call a special meeting. Additionally, 65% of shares voted to adopt a simple majority voting standard at the same May 2018 but that standard has not been implemented.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67% support at both Allstate and Sprint. Last year the topic won majority votes at Gilead Sciences, Netflix, Kansas City Southern, Newell Brands, L3 Technologies, Eastern Chemical Company, and HP.

Hundreds of major companies enable shareholders to act by written consent, including 70% of the S&P 500 and 73% of the S&P 1500.

Increase Shareholder Value

Vote for Right to Act by Written Consent – Proposal 5

Board Response

The Board will oppose this proposal if it is properly presented at the 2019 annual meeting and recommends a vote AGAINST this proposal for the following reasons:

The Board recommends voting “AGAINST” this advisory proposal requesting that the Company take steps to allow stockholders to act by written consent. After careful consideration, the Board believes that the ability to act by written consent is neither necessary nor in our stockholders’ best interests in light of the Company’s existing strong governance structure and practices.

Stockholder Action at Meetings Promotes Transparency and Fairness

The transparency and fairness of the stockholder meeting process supports all stockholders’ interests and offers important protections that are absent from the written consent process proposed in this stockholder proposal. Specifically, by requiring that stockholders receive advance notice of the date, time and agenda for an annual or special meeting, the Company’s governing documents provide all stockholders a meaningful opportunity to consider proposed actions and express their views. In contrast, this stockholder proposal would allow a limited number of stockholders to act on significant matters without providing advance notice to all stockholders or the opportunity to exchange views with the Board and each other before stockholder action is taken. This could enable significant stockholders to act to further their self-interest without giving a voice to the Company’s other stockholders. Therefore, a written consent process could deprive some stockholders of the critical opportunity to assess, discuss, deliberate and vote on pending actions that may have important ramifications for the Company and its stockholders.

In addition, stockholder action by written consent could create significant confusion and inefficiency for a widely held public company like Marriott. Under the stockholder proposal, multiple groups of stockholders could solicit written consents at any time on duplicative or contradictory matters. In addition to causing stockholder confusion, that process would impose significant administrative and financial burdens on the Company.

Our Stockholders Already Can Raise Matters Outside of the Annual Meeting Cycle

The Board has demonstrated its commitment to active stockholder engagement and responsiveness to stockholder feedback. As detailed in this proxy statement, stockholder engagement is a key focus for the Company, and it allows stockholders to raise matters with the Company outside of the annual meeting cycle. Moreover, the Company emphasizes transparency in its approach to stockholder communications and seeks out engagement and feedback from current and prospective stockholders on a variety of issues. In 2018, the Company met with over 300 institutional investors. Stockholders also can request that the Board call a special meeting outside of the annual meeting cycle.

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Items to be Voted On

Our Stockholders Rejected Special Meeting Proposals in 2018

In addition, stockholders were presented with but did not approve creating further meaningful opportunities to raise matters for consideration outside of the annual meeting cycle. At the Company’s 2018 annual meeting, stockholders voted on two special meeting proposals – a proposal approved by the Board and recommended to stockholders to allow holders of at least 25% of outstanding shares to call special meetings, and a stockholder proposal to allow holders of at least 15% of outstanding shares to call special meetings. The proponent incorrectly states that the Board’s 25% threshold proposal was approved; in fact, Marriott stockholders rejected both the Board’s proposal and the stockholder proposal. We believe that these voting results reflect the view of some stockholders that they already have meaningful, year-round opportunities to bring matters to the attention of the Company, the Board and other stockholders.

The Stockholder Proposal Is Unnecessary Given Our Strong and Effective Corporate Governance Policies and Practices

This stockholder proposal also is unnecessary given our commitment to strong and effective corporate governance principles and high ethical standards. The Company maintains robust governance practices that promote Board accountability, including:

•	the Company adopted a market-standard proxy access right for stockholders;

•

directors are elected annually using a majority voting standard for the election of directors in uncontested elections, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the Board;

•

the independent directors have elected an independent Lead Director, who is the independent Chairman of the Nominating and Corporate Governance Committee when the Chairman of the Board is not an independent director;

•

the Nominating and Corporate Governance Committee evaluates each director and any stockholder-recommended candidates each year and makes a recommendation to the Board on candidates to be nominated to serve as director;

•	the Board established a mandatory retirement age of 72 for all directors except for Mr. Marriott; and

•	the Company did not renew a stockholder rights plan (also known as a poison pill) when it expired in 2008.

In addition, in this proxy statement, following a majority of votes cast in favor of a similar stockholder proposal in 2018 and as set forth in Item 4, the Board has approved and recommended that stockholders approve each of the amendments to the Company’s governing documents to remove all supermajority standards in the Company’s Certificate and Bylaws. These practices underscore the Company’s commitment to strong corporate governance practices. This commitment has been recognized by independent third parties, including by Corporate Secretary magazine, which named the Company a finalist in the category of “Governance Team of the Year (large cap)” in 2016, and by the Ethisphere Institute, which named Marriott among the “World’s Most Ethical Companies” in 2018, for the eleventh year.

In summary, the Board believes that the Company’s strong corporate governance practices and the Company’s extensive stockholder outreach program provide the appropriate means to advance stockholders’ interests without potentially disenfranchising some stockholders or creating confusion and significant administrative and financial burdens for the Company. These practices allow the Board to oversee the Company’s business and affairs for the benefit of all stockholders while avoiding the risks associated with stockholder action by written consent. The significant concerns with action by written consent are reflected in the fact that the vast majority of S&P 500 companies (70% of the 469 S&P 500 companies surveyed by FactSet as of February 2019) either do not provide stockholders with the right to act by written consent or limit its use to unanimous written consent.

For these reasons, the Board opposes this proposal and recommends a vote AGAINST the proposal.

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Corporate Governance

CORPORATE GOVERNANCE

Board Leadership Structure

While the Board has not mandated a particular leadership structure, effective March 31, 2012, the Board determined that the positions of Chairman of the Board and Chief Executive Officer should be held by separate individuals. The Board elected J.W. Marriott, Jr., who had served as the Chairman and CEO of the Company and its predecessors since 1985, to the position of Executive Chairman and Chairman of the Board, and Arne M. Sorenson, the former President and Chief Operating Officer, to the position of President and CEO. In his current role, Mr. Marriott continues to provide leadership to the Board by, among other things, working with the CEO, the independent Lead Director (discussed below), and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its committees, help promote Board succession planning and the orientation of new directors, address issues of director performance, assist in consideration and Board adoption of the Company’s long-term and annual operating plans, and help promote senior management succession planning.

In 2013, the Board created the position of Lead Director and prescribed that he/she should be the independent Chairman of our Nominating and Corporate Governance Committee. Lawrence W. Kellner currently serves in those positions. The Lead Director’s responsibilities include chairing the executive sessions of the independent directors, coordinating the activities of the independent directors, having the authority to convene meetings of the independent directors, and serving as a liaison between the Chairman of the Board and the independent directors. The Lead Director also is a standing member of the Company’s Executive Committee. The Lead Director also reviews Board meeting agendas, coordinates the evaluation of Board and Committee performance, coordinates the assessment and evaluation of Board candidates, makes recommendations for changes to the Company’s governance practices, and is available for consultation and direct communication with major stockholders. We believe that the role played by the Lead Director provides strong, independent Board leadership.

Eleven of our 14 director nominees are independent, and the Audit, Compensation Policy and Nominating and Corporate Governance committees are composed solely of independent directors. Consequently, the independent directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs.

The Board will continue to review our Board leadership structure as part of the succession planning process that is described in our Governance Principles. We believe that our leadership structure, in which the roles of Chairman and CEO are separate, together with an experienced and engaged Lead Director and independent key committees, is and will continue to be effective and is the optimal structure for our Company and our stockholders.

Selection of Director Nominees

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, management, and stockholders. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Marriott International, Inc., Department 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Class A common stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended.

Once the Nominating and Corporate Governance Committee has identified a candidate, the Committee evaluates the candidate against the qualifications set out in the Company’s Governance Principles, including:

•	character, judgment, personal and professional ethics, integrity, values, and familiarity with national and international issues affecting business;

•	depth of experience, skills, and knowledge relevant to the Board and the Company’s business, including the ability to provide effective oversight of long-term strategy and enterprise risk; and

•	willingness to devote sufficient time to carry out the duties and responsibilities effectively.

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Corporate Governance

In addition, while the Committee does not maintain a formal diversity policy for Board membership, it may consider diversity in identifying candidates for the Board as one of several criteria that it uses as part of that process. The Committee assesses the effectiveness of its Board membership criteria in evaluating the composition of the Board. The Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The procedures for considering candidates recommended by a stockholder for Board membership are consistent with the procedures for candidates recommended by members of the Nominating and Corporate Governance Committee, other members of the Board or management. From time to time, the Nominating and Corporate Governance Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. During 2018, the Committee used the services of Russell Reynolds Associates, a third-party executive search firm, for this purpose.

The graphics below provide a snapshot of our Board composition, tenure, independence, and skills:

Board Diversity 11 yrs average tenure Tenure Gender and Race 50% (7 out of 14 members of the Board are women or minorities) Directors Independence 79% (11 out of 14 members of the Board) Board Skills Financial 64% (9 out of 14 members of the Board) Global Business 50% (7 out of 14 members of the Board) Corporate 57% (8 out of 14 members of the Board) Leadership 100% (14 out of 14 members of the Board) Investment / Legal 36% (5 out of 14 members of the Board) Business Knowledge/ Strategy 64% (9 out of 14 members of the Board)

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Corporate Governance

Nominees to our Board of Directors

Each of the following director nominees presently serves on our Board and their term of office will expire at the 2019 annual meeting. The age shown below for each director nominee is as of May 10, 2019, which is the date of the annual meeting. Each director nominee has been nominated to serve until the 2020 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Set forth below is each director nominee’s biography as well as the qualifications and experiences each director nominee brings to our Board, in addition to the general qualifications discussed above.

J.W. Marriott, Jr.	Age: 87 Director since: 1964
Executive Chairman Former Chief Executive Officer

Mr. Marriott was elected Executive Chairman effective March 31, 2012, having relinquished his position as Chief Executive Officer. He had served as Chief Executive Officer of the Company and its predecessors since 1972. He continues to serve as Chairman of the Board, a position he has held since 1985. He joined Marriott Corporation (formerly Hot Shoppes, Inc.) in 1956, became President in 1964, Chief Executive Officer in 1972 and Chairman of the Board in 1985. He serves on the board of trustees of The J. Willard & Alice S. Marriott Foundation and is a member of the Executive Committee of the World Travel & Tourism Council. He is the father of Deborah M. Harrison, a member of the Company’s Board of Directors. Mr. Marriott has been a director of the Company and its predecessors since 1964.

Skills and Qualifications:

As a result of his service as CEO of the Company for 40 years, Mr. Marriott brings to the Board and our Executive Committee, which he chairs, extensive leadership experience with, and knowledge of, the Company’s business and strategy as well as a historical perspective on the Company’s growth and operations. Mr. Marriott’s iconic status in the hospitality industry provides a unique advantage to the Company.

Mary K. Bush		Age: 71 Director since: 2008
President of Bush International, LLC

The Honorable Mary K. Bush has served as President of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets, strategic business and economic matters, since 1991. She has held several Presidential appointments including the U.S. Government’s representative on the IMF Board and Director of Sallie Mae. She also was head of the Federal Home Loan Bank System during the aftermath of the Savings and Loan crisis and was advisor to the Deputy Secretary of the U.S. Treasury Department. Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, Banker’s Trust, and Chase. In 2006, President Bush appointed her Chairman of the Congressionally chartered HELP Commission on reforming foreign aid. In 2007, she was appointed by the Secretary of the Treasury to the U.S. Treasury Advisory Committee on the Auditing Profession. She serves on the board of directors of Bloom Energy, Inc., Discover Financial Services, ManTech International Corporation, and T. Rowe Price Group, Inc. Ms. Bush also was a director of Briggs & Stratton, Inc. from 2004 to 2009, of United Airlines from 2006 to 2010 and of the Pioneer Family of Mutual Funds from 1997 to 2012. Ms. Bush is Chairman of Capital Partners for Education, an education not-for-profit corporation. She also serves on the Kennedy Center’s Community Advisory Board. Ms. Bush has been a director of the Company since 2008.

Skills and Qualifications:

Ms. Bush brings to the Board, our Audit Committee and our Compensation Policy Committee extensive financial, international and U.S. government experience, her knowledge of corporate governance and financial oversight gained from her membership on the boards of other public companies, knowledge of public policy matters and capital markets and her significant experience in international arenas.

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Corporate Governance

Bruce W. Duncan	Age: 67 Director since: 2016
Chairman of the Board, First Industrial Realty Trust, Inc.

Mr. Duncan has been Chairman of the Board of First Industrial Realty Trust, Inc., a real estate investment trust that engages in the ownership, management, acquisition, sale, development and redevelopment of industrial real estate properties, since November 2016. Prior to that, he was President and Chief Executive Officer of that company from January 2009. From April to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. He became a senior advisor to Kohlberg Kravis & Roberts & Co. (“KKR”), a global investment firm, in November 2018, and also was a senior advisor to KKR from July 2008 to January 2009. He was also a private investor from January 2006 to January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (“EQR”), a publicly traded real estate investment trust, and held various positions at EQR from March 2002 to December 2005, including President, Chief Executive Officer and Trustee from January 2003 to May 2005, and President and Trustee from March 2002 to December 2002. Mr. Duncan also serves on the board of directors of Boston Properties, Inc. and T. Rowe Price Mutual Funds. Mr. Duncan has been a director of the Company since September 2016 and previously served on the Starwood board of directors from 1999 to September 2016.

Skills and Qualifications:

As the Chairman and former Chief Executive Officer of First Industrial Realty and former Chief Executive Officer of EQR, Mr. Duncan brings to the Board and our Audit Committee extensive experience in real estate matters and investment strategy, as well as valuable experience as Chief Executive Officer of other publicly traded companies. He also brings a deep understanding of the hospitality industry as a result of his extensive tenure with Starwood, including as the interim Chief Executive Officer of Starwood.

Deborah Marriott Harrison	Age: 62 Director since: 2014
Global Officer, Marriott Culture and Business Councils

Mrs. Harrison has been the Company’s Global Officer, Marriott Culture and Business Councils since October 2013. She formerly served as Senior Vice President of Government Affairs for the Company from June 2007 through October 2013 and as Vice President of Government Affairs from May 2006 to June 2007. Mrs. Harrison is an honors graduate of Brigham Young University and has held several positions within the Company since 1975, including accounting positions at Marriott Headquarters and operations positions at Key Bridge and Dallas Marriott hotels. She has been actively involved in serving the community through participation on various committees and boards including, but not limited to, the Mayo Clinic Leadership Council for the District of Columbia and the boards of the Bullis School, the D.C. College Access Program, and The J. Willard & Alice S. Marriott Foundation. She has also served on the boards of several mental health organizations, including The National Institute of Mental Health Advisory Board, Depression and Related Affective Disorders Association, and the Center for the Advancement of Children’s Mental Health in association with Columbia University. Mrs. Harrison also served as a member of the board of directors of Marriott Vacations Worldwide Corporation from 2011 to 2013. Mrs. Harrison has been a director of the Company since 2014.

Skills and Qualifications:

As the daughter of the Executive Chairman and the granddaughter of Marriott International’s founders, Mrs. Harrison brings to our Board and our Committee for Excellence an extensive knowledge of the Company, its history, its culture and its mission. Mrs. Harrison’s enthusiasm, judgment and deep experience with our Company and our culture provides the Board valuable insight and strategic focus.

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Corporate Governance

Frederick A. “Fritz” Henderson	Age: 60 Director since: 2013
Former Chairman and CEO, SunCoke Energy, Inc.

Mr. Henderson served as Chairman and CEO of SunCoke Energy, Inc., the largest U.S. independent producer of metallurgical coke for the steel industry, from December 2010 until his retirement in December 2017. From January 2013 through December 2017, he also was Chairman and CEO of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., a publicly traded master limited partnership. He previously served as a Senior Vice President of Sunoco, Inc., a petroleum refiner and chemicals manufacturer with interests in logistics, from September 2010 until the completion of SunCoke Energy, Inc.’s initial public offering and separation from Sunoco in July 2011. Prior to Sunoco/SunCoke, Mr. Henderson served as President and CEO of General Motors Corporation (“GM”) from March 2009 until December 2009. He held a number of other senior management positions during his more than 25 years with GM, including President and Chief Operating Officer from March 2008 until March 2009, Vice Chairman and Chief Financial Officer, Chairman of GM Europe, President of GM Asia Pacific and President of GM Latin America, Africa and Middle East, and served as a consultant for GM from February 2010 to September 2010 before joining Sunoco. Mr. Henderson also served as a consultant for AlixPartners LLC, a business consulting firm, from March 2010 until August 2010. In October 2016, he joined the board of directors of Adient plc (“Adient”) and became non-executive chairman of Adient in October 2018. He is a Trustee of the Alfred P. Sloan Foundation and is a Principal in the Hawksbill Group, a specialized consulting firm. He previously served on the board of directors of Compuware Corporation from 2011 to 2014. He has been a director of the Company since 2013.

Skills and Qualifications:

Mr. Henderson’s significant accounting skills, experience in leading the initial public offering of a subsidiary of a public company, and expertise in large organization management and emerging markets, make him a valuable member of the Board and our Audit Committee, which he chairs. During his tenure as President and CEO of GM, that company filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Nominating and Corporate Governance Committee does not believe that this proceeding is material to the evaluation of Mr. Henderson’s ability to serve as a director.

Eric Hippeau	Age: 67 Director since: 2016
Managing Partner, Lerer Hippeau

Mr. Hippeau has been Managing Partner with Lerer Hippeau, a venture capital fund, since June 2011. From 2009 to 2011, he was the Chief Executive Officer of The Huffington Post, a news website. From 2000 to 2009, he was a Managing Partner of Softbank Capital, a technology venture capital firm. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. Mr. Hippeau served on the board of directors of The Huffington Post from 2006 to 2011 and Yahoo! Inc. from 1996 to 2011. Mr. Hippeau has been a director of the Company since September 2016 and previously served on the Starwood board of directors from 1999 to September 2016.

Skills and Qualifications:

As the Managing Partner of Lerer Hippeau, Mr. Hippeau brings to the Board and our Compensation Policy Committee extensive investment and venture capital expertise. In addition, Mr. Hippeau has significant governance experience as a director, a strong background in technology and modern media and a deep understanding of the hospitality industry as the result of his tenure with Starwood.

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Corporate Governance

Lawrence W. Kellner	Age: 60 Director since: 2002
President, Emerald Creek Group, LLC

Mr. Kellner has been President of Emerald Creek Group, LLC, a private equity firm, since January 2010. In December 2017, he also resumed his role as Non-Executive Chairman of the board of directors of the Sabre Corporation, a global technology company, which he formerly held since August 2013, before serving as Executive Chairman of the board from December 2016 through December 2017. Mr. Kellner previously served as Chairman and Chief Executive Officer of Continental Airlines, Inc., an international airline company, from December 2004 through December 2009. He served as President and Chief Operating Officer of Continental Airlines from March 2003 to December 2004, as President from May 2001 to March 2003 and was a member of Continental Airlines’ board of directors from May 2001 to December 2009. Mr. Kellner serves on the board of directors for The Boeing Company. He also served on the board of directors of Chubb Limited from January 2016 through December 2016 and on the board of directors of its predecessor, the Chubb Corporation, from 2011 to January 2016. He is active in numerous community and civic organizations. Mr. Kellner has been a director of the Company since 2002.

Skills and Qualifications:

Mr. Kellner is our Lead Director and brings to the Board, our Nominating and Corporate Governance Committee, which he chairs, and our Executive Committee experience as CEO of one of the largest airline companies in the world with significant management, strategic and operational responsibilities in the travel and leisure industry. He also provides extensive knowledge in the fields of finance and accounting gained from his background as Chief Financial Officer at Continental and other companies.

Debra L. Lee	Age: 64 Director since: 2004
Former Chairman and Chief Executive Officer, BET Networks

Ms. Lee served as Chairman and Chief Executive Officer of BET Networks, a media and entertainment subsidiary of Viacom, Inc. that owns and operates BET Networks and several other ventures, from January 2006 until her retirement in May 2018. She joined BET in 1986 and served in a number of executive posts, including President and Chief Executive Officer from June 2005 to January 2006, President and Chief Operating Officer from 1995 to May 2005, Executive Vice President and General Counsel, and Vice President and General Counsel. During her tenure, Ms. Lee helmed BET’s reinvigorated approach to corporate philanthropy and authentic programming that led to hits such as The New Edition Story, Being Mary Jane, The BET Awards, Black Girls Rock!, BET Honors and many more. Prior to joining BET, Ms. Lee was an attorney with the Washington, D.C.-based law firm Steptoe & Johnson. She also serves on the board of directors of WGL Holdings, Inc. and Twitter, Inc. Ms. Lee also was a director of Eastman Kodak Company from 1999 to 2011, and Revlon, Inc. from 2006 to 2015. In addition, she serves on the board of a number of professional and civic organizations including as Past Chair of the Advertising Council, as the President of the Alvin Ailey Dance Theater, as a Trustee Emeritus at Brown University and as a member of the Board of Directors of former President Obama’s My Brother’s Keeper Alliance. Named one of The Hollywood Reporter’s 100 Most Powerful Women in Entertainment and Billboard’s Power 100, Ms. Lee’s achievements have earned her numerous accolades from across the cable industry. Ms. Lee has been a director of the Company since 2004.

Skills and Qualifications:

Ms. Lee provides our Board, our Committee for Excellence, which she chairs, and our Nominating and Corporate Governance Committee with proven leadership and business experience as the former CEO of a major media and entertainment company, extensive management and corporate governance experience gained from that role as well as from her membership on the boards of other public companies, her legal experience, and insights gained from her extensive involvement in civic, community and charitable activities.

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Corporate Governance

Aylwin B. Lewis	Age: 64 Director since: 2016
Former Chairman, Chief Executive Officer and President, Potbelly Corporation

Mr. Lewis served as Chairman, Chief Executive Officer and President of Potbelly Corporation, a franchisor of quick service restaurants, from June 2008 until his retirement in November 2017. From September 2005 to February 2008, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of Kmart Holding Corporation in March 2005. Prior to that, Mr. Lewis was President and Chief Executive Officer of KMart since October 2004. Mr. Lewis was Chief Multi-Branding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996 to 1997. He also serves on the board of directors of Red Robin Gourmet Burgers, Inc. and The Walt Disney Company. Mr. Lewis has been a director of the Company since September 2016 and previously served on the Starwood board of directors from 2013 to September 2016.

Skills and Qualifications:

As a result of his numerous senior management positions at Yum! Brands, Kmart, Sears and Potbelly Corporation, Mr. Lewis brings to the Board and our Audit Committee significant expertise in corporate branding, franchising and management of complex global businesses.

Margaret M. McCarthy	Age: 65 Director since: 2019
Executive Vice President, CVS Health Corporation

Margaret M. McCarthy has been Executive Vice President at CVS Health Corporation, a pharmacy healthcare provider, since November 2018. From November 2010 until its acquisition by CVS Health Corporation in November 2018, Ms. McCarthy was Executive Vice President, Operations and Technology at Aetna Inc., a healthcare benefits company. Ms. McCarthy also served as Chief Information Officer and Vice President and Head of Business Solutions Delivery at Aetna. Prior to joining Aetna in 2003, Ms. McCarthy was Senior Vice President of Information Technology at Cigna Corp. and served as Chief Information Officer at Catholic Health Initiatives and Franciscan Health System. She also worked in technology consulting at Andersen Consulting (Accenture) and was a consulting partner at Ernst & Young. Ms. McCarthy also serves on the board of directors of Brighthouse Financial, Inc. and First American Financial Corporation. She also serves on various advisory boards and councils, including the Financial Services Information Sharing and Analysis Center, MIT Center for Information Systems Research and the Board of Trustees of Providence College.

Skills and Qualifications:

As a result of her extensive experience managing large groups of employees, complex processes and enterprise-critical technology, Ms. McCarthy brings to the Board valuable insights into areas of critical import to the operations of the Company.

Ms. McCarthy was recommended to the Nominating and Corporate Governance Committee by a third-party search firm that conducted a search on behalf of the Company.

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George Muñoz	Age: 67 Director since: 2002
Principal, Muñoz Investment Banking Group, LLC

Mr. Muñoz has been a principal in the Washington, D.C.-based investment banking firm Muñoz Investment Banking Group, LLC since 2001. He has also been a partner in the Chicago-based law firm Tobin, Petkus & Muñoz LLC (now Tobin & Muñoz) since 2002. He served as President and Chief Executive Officer of Overseas Private Investment Corporation from 1997 to 2001. Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the U.S. Treasury Department from 1993 until 1997. Mr. Muñoz is a certified public accountant and an attorney. He serves on the board of directors of Altria Group, Inc., Anixter International, Inc., and Laureate Education, Inc. He also serves on the board of trustees of the National Geographic Society. Mr. Muñoz has been a director of the Company since 2002.

Skills and Qualifications:

Mr. Muñoz provides our Board, our Audit Committee and our Committee for Excellence with extensive knowledge in the fields of finance and accounting, his knowledge of international markets, legal experience, corporate governance experience and audit oversight experience gained from his membership on the boards and audit committees of other public companies.

Steven S Reinemund	Age: 71 Director since: 2007
Former Chairman and CEO, PepsiCo, Inc.

Mr. Reinemund served as the Dean of Business at Wake Forest University from July 2008 until June 2014. In 2007, Mr. Reinemund retired from PepsiCo, Inc., a multinational food and beverage company, where he served as Chairman and Chief Executive Officer from 2001 until 2006 and Chairman until May 2007. He joined PepsiCo in 1984 and held the positions of President and Chief Executive Officer Pizza Hut, Chairman and Chief Executive Officer Frito-Lay and President and Chief Operating Officer PepsiCo. He was a director of PepsiCo from 1996 until 2007. Mr. Reinemund serves on the board of directors of Chick-fil-A, Inc., ExxonMobil Corp., GS Acquisition Holdings, Inc., and Walmart, Inc. He was also a director of American Express Company from 2007 to 2015. Mr. Reinemund is also a member of the board of directors of the Cooper Clinic Institute and serves on the board of trustees of Wake Forest University and the United States Naval Academy Foundation, and on the board of governors of the Center of Creative Leadership. Mr. Reinemund has been a director of the Company since 2007.

Skills and Qualifications:

As a result of his background as Chairman and CEO of PepsiCo, a Fortune 500 company, Mr. Reinemund brings to the Board, our Compensation Policy Committee, which he chairs, our Executive Committee, and our Nominating and Corporate Governance Committee demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large branded companies, as well as extensive management and corporate governance experience gained from that role and from membership on the boards of other public companies.

28	Marriott International, Inc.

Corporate Governance

Susan C. Schwab	Age: 64 Director since: 2015
Professor, University of Maryland School of Public Policy

Ambassador Schwab has been a Professor at the University of Maryland School of Public Policy since January 2009 and a strategic advisor to Mayer Brown, LLP (global law firm) since March 2010. She served as U.S. Trade Representative from June 2006 to January 2009 and as Deputy U.S. Trade Representative from October 2005 to June 2006. Prior to her service as Deputy U.S. Trade Representative, Ambassador Schwab served as President and Chief Executive Officer of the University System of Maryland Foundation from June 2004 to October 2005, as a consultant for the U.S. Department of Treasury from July 2003 to December 2003 and as Dean of the University of Maryland School of Public Policy from July 1995 to July 2003. Ambassador Schwab also serves on the boards of directors of The Boeing Company, Caterpillar Inc. and FedEx Corporation. She joined the Board in 2015.

Skills and Qualifications:

Ambassador Schwab brings unique global and governmental perspectives to the Board’s deliberations. Her extensive experience leading large international trade negotiations positions her well to advise her fellow directors and our senior management on a wide range of key global issues facing the Company. Ambassador Schwab’s experience in the U.S. Government also allows her to advise the Company on the many challenges and opportunities that relate to government relations. As a result of Ambassador Schwab’s prior business experience and current service on other Fortune 100 corporate boards, she brings expertise to the Board and our Compensation Policy Committee on a wide range of strategic, operational, corporate governance and compensation matters.

Arne M. Sorenson	Age: 60 Director since: 2011
President and Chief Executive Officer

Arne M. Sorenson is President and Chief Executive Officer of Marriott. Mr. Sorenson became the third CEO in the Company’s history in 2012. Before that, he served as Marriott’s President and Chief Operating Officer. He has held a number of positions since joining Marriott in 1996, including Executive Vice President, Chief Financial Officer, President of Continental European Lodging, and Senior Vice President of Business Development. He was elected to Marriott’s Board of Directors in 2011. With a keen interest in international trade, immigration and innovation, Mr. Sorenson is active on multiple boards. He joined the Microsoft Corporation board of directors in November 2017. He is also a member of the Business Roundtable, serving on both its Immigration and Infrastructure Committees. He serves on the board of trustees for The Brookings Institution, the board of directors for the Warrior-Scholar Project and as a member of the Luther College Board of Regents. Before he joined Marriott, Mr. Sorenson was a partner with the law firm Latham & Watkins in Washington, D.C.

Skills and Qualifications:

Mr. Sorenson brings to the Board, our Committee for Excellence and our Executive Committee extensive management experience with the Company, his prominent status in the hospitality industry and a wealth of knowledge in dealing with financial and accounting matters as a result of his prior service as the Company’s Chief Financial Officer.

Directors Emeriti:

Sterling D. Colton, a former director of the Company’s predecessors, and William J. Shaw, a former director and Vice Chairman of the Company, both hold the title of director emeritus, but do not vote at or attend Board meetings and are not nominees for election.

Board Meetings and Attendance

The Board met six times in fiscal year 2018. The Company encourages all directors to attend the annual meeting of stockholders. All directors then currently serving attended the Company’s 2018 annual meeting. During fiscal 2018, no director attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.

2019 Proxy Statement	29

Corporate Governance

Governance Principles

The Board has adopted Governance Principles that provide a framework for our governance processes. The portion of our Governance Principles addressing director independence appears below, and the full text of the Governance Principles can be found in the Investor Relations section of the Company’s website (https://marriott.gcs-web.com) by clicking on “Governance” and then “Documents & Charters.” You also may request a copy from the Company’s Corporate Secretary. Our Governance Principles establish the limit on the number of board memberships for the Company’s directors at three, including Marriott, for directors who are chief executive officers of public companies, and five for other directors. Additionally, our Governance Principles provide that members of our Audit Committee should not serve on more than three audit committees of public companies, including Marriott’s Audit Committee.

Director Independence

Our Governance Principles include the following standards for director independence:

5. Independence of Directors. At least two-thirds of the directors shall be independent, provided that having fewer independent directors due to the departure, addition or change in independent status of one or more directors is permissible temporarily, so long as the two-thirds requirement is again satisfied by the later of the next annual meeting of stockholders or nine months. To be considered “independent,” the board must determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott. The board has established the guidelines set forth below to assist it in determining director independence. For the purpose of this section 5, references to “Marriott” include any of Marriott’s consolidated subsidiaries.

a. A director is not independent if (i) the director is, or has been within the preceding three years, employed by Marriott; (ii) the director or an immediate family member is a current partner or employee of Marriott’s independent auditor, or was a partner or employee of Marriott’s independent auditor and worked on the audit of Marriott at any time during the past three years; (iii) an immediate family member of the director is, or has been within the preceding three years, employed by Marriott as an executive officer; (iv) the director or an immediate family member is, or has been within the preceding three years, part of an interlocking directorate in which the director or an immediate family member is employed as an executive officer of another company where at any time during the last three years an executive officer of Marriott at the same time serves on the compensation committee of that other company; (v) the director has accepted, or an immediate family member has accepted, during any 12-month period within the preceding three years, more than $120,000 in direct compensation from Marriott, other than compensation for board or board committee service, compensation paid to an immediate family member who is an employee (other than an executive officer) of Marriott, or benefits under a tax-qualified retirement plan, or non-discretionary compensation; (vi) the director or an immediate family member is an executive officer of a charitable organization to which Marriott made discretionary charitable contributions in the current or any of the last three fiscal years that exceed five percent of that organization’s consolidated gross revenues for that year, or $200,000, whichever is more; or (vii) the director or an immediate family member is a partner in, or a controlling stockholder or current executive officer of, any organization to which Marriott made, or from which Marriott received, payments for property or services in the current or any of the last three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Marriott securities or payments under non-discretionary charitable contribution matching programs.

b. The following commercial or charitable relationships are not relationships that would impair a Marriott director’s independence: (i) service as an executive officer of another company which is indebted to Marriott, or to which Marriott is indebted, where the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the other company; and (ii) service by a Marriott director or his or her immediate family member as director or trustee of a charitable organization, where Marriott’s discretionary charitable contributions to that organization are in an amount equal to or less than the greater of $200,000 or five percent of that organization’s consolidated gross annual revenues. The board annually reviews all commercial and charitable relationships of directors, and publishes whether directors previously identified as independent continue to satisfy the foregoing tests.

c. For relationships not covered by the guidelines in paragraph (b) above, the determination of whether the relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott, and therefore whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs (a) and (b) above.

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Corporate Governance

The Board undertook its annual review of director independence in February 2019 and reviewed the independence of Ms. McCarthy in connection with her election to the Board in March 2019. As provided in the Governance Principles, the purpose of these reviews is to determine whether any relationships or transactions are inconsistent with a determination that the director or nominee is independent. During these reviews, the Board recognized the current employment of J.W. Marriott, Jr., Mrs. Harrison, and Mr. Sorenson and the family relationships of J.W. Marriott, Jr. and Mrs. Harrison with other Company executives. The Board considered that Ms. Bush, Mr. Duncan, Mr. Henderson, Mr. Kellner, Ms. Lee, Mr. Lewis, Ms. McCarthy, Mr. Muñoz, Mr. Reinemund, and Ambassador Schwab each serve, or recently served, as directors or executive officers of companies that do business with Marriott and that, in each case, the payments to and from Marriott were significantly less than the thresholds in Marriott’s Governance Principles. The Board further considered that Ms. Bush, Ms. Lee and Ambassador Schwab are affiliated with charitable organizations that received contributions from The J. Willard & Alice S. Marriott Foundation and that the contribution amounts were significantly below the charitable contribution threshold set forth in Marriott’s Governance Principles.

Based on the standards set forth in the Governance Principles and after reviewing the relationships described above, the Board affirmatively determined that Ms. Bush, Mr. Duncan, Mr. Henderson, Mr. Hippeau, Mr. Kellner, Ms. Lee, Mr. Lewis, Ms. McCarthy, Mr. Muñoz, Mr. Reinemund, and Ambassador Schwab are each independent of the Company and its management. In addition, the Board affirmatively determined that W. Mitt Romney was independent of the Company and its management during the time he served as a director in 2018 prior to his resignation from the Board in November 2018. J.W. Marriott, Jr., Deborah M. Harrison, and Arne M. Sorenson are considered not independent as a result of their employment with the Company and/or family relationships.

Committees of the Board

The Board has five standing committees: Audit, Compensation Policy, Nominating and Corporate Governance, Committee for Excellence, and Executive. The Board has adopted a written charter for each committee, and those charters are available on the Investor Relations section of our website (https://marriott.gcs-web.com) by clicking on “Governance” and then “Documents & Charters.” You also may request copies of the committee charters from the Company’s Corporate Secretary. The Finance Committee, which met three times in fiscal 2018, was dissolved in November 2018 upon the Board’s determination that it had completed its assigned tasks.

Audit Committee

Members: Frederick	A. Henderson (Chair), Mary K. Bush, Bruce W. Duncan, Aylwin B. Lewis, Margaret M. McCarthy (as of March 19, 2019) and George Muñoz.

•

The members of the Committee are not employees of the Company. The Board of Directors has determined that the members of the Committee are independent as defined under our Governance Principles, the Nasdaq Listing Standards and applicable SEC rules.

•	The Audit Committee met eight times in fiscal year 2018.

•	There is unrestricted access between the Audit Committee and the independent auditor and internal auditors.

•

The Board of Directors has determined that all current members of the Audit Committee are financially literate and that all members of the committee, except for Ms. McCarthy, are audit committee financial experts as defined in SEC rules.

Responsibilities include:

•	Overseeing the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements.

•	Overseeing the Company’s internal control environment and compliance with legal and regulatory requirements.

•	Assisting the Board in overseeing and monitoring the Company’s information security and data privacy practices.

•	Appointing, retaining, overseeing, and determining the compensation and services of the Company’s independent auditor.

•	Pre-approving the terms of all audit services, and any permissible non-audit services, to be provided by the Company’s independent auditor.

•

Overseeing the independent auditor’s qualifications and independence, including considering whether any circumstance, including the performance of any permissible non-audit services, would impair the independence of the Company’s independent registered public accounting firm.

2019 Proxy Statement	31

Corporate Governance

•	Overseeing the performance of the Company’s internal audit function and internal auditor.

•	Reviewing the Company’s conflict of interest and related party transactions policies, and approving certain related party transactions as provided for in those policies.

In the 2018 fourth quarter, we identified deficiencies in the design of internal control over financial reporting for our Loyalty Program relating to both the adoption of ASU 2014-09 and the integration of the Starwood Preferred Guest and Marriott Rewards programs. The errors were not material to our financial statements, but we concluded that they did constitute a material weakness.

The Audit Committee, working together with our management team, oversaw the implementation of a remediation plan that includes:

•	Increasing dedicated personnel;

•	Improving reporting processes; and

•	Enhancing related supporting technology.

The Board is committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the material weakness are remediated as soon as possible.

Compensation Policy Committee

Members: Steven S Reinemund (Chair), Mary K. Bush, Eric Hippeau, Aylwin B. Lewis and Susan C. Schwab.

•

The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee are independent as defined under our Governance Principles and satisfy the standards of independence under the Nasdaq Listing Standards for directors and compensation committee members.

•	The Compensation Policy Committee met four times in fiscal year 2018.

Responsibilities include:

•

Overseeing the evaluation of the Company’s senior executives and reviewing and approving, subject to Board approval in some cases, the appropriateness of senior executive compensation program objectives and the plans designed to accomplish these objectives.

•	Approving and recommending to the Board:

•	Compensation actions for the Executive Chairman and the President and Chief Executive Officer;

•	Incentive compensation plans and other equity-based plans; and

•	Corporate officer nominations.

•	Setting and recommending to the Board the annual compensation for non-employee directors.

•	Overseeing the assessment of the risks relating to the Company’s compensation policies and programs, and reviewing the results of the assessment.

•	Reviewing the annual Executive Talent assessment conducted by the President and Chief Executive Officer and the Global Chief Human Resources Officer.

•	Adopting and reviewing compliance with the Company’s stock ownership guidelines for senior executive officers and non-employee directors.

The Compensation Policy Committee may delegate to one or more executive officers or directors the authority to grant stock awards to certain associates, subject to the terms of our stock plans.

Nominating and Corporate Governance Committee

Members:      Lawrence W. Kellner (Chair), Frederick A. Henderson, Debra L. Lee and Steven S Reinemund.

•

The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee are independent as defined under our Governance Principles and the Nasdaq Listing Standards.

•	The Nominating and Corporate Governance Committee met four times in fiscal year 2018.

32	Marriott International, Inc.

Corporate Governance

Responsibilities include:

•	Making recommendations to the Board regarding corporate governance matters and updates to the Governance Principles.

•	Reviewing qualifications of candidates for Board membership.

•

Advising the Board on a range of matters affecting the Board and its committees, including making recommendations with respect to qualifications of director candidates, selection of committee chairs, committee assignments and related matters affecting the functioning of the Board.

•	Resolving conflict of interest questions involving directors and senior executive officers.

Committee for Excellence

Members:	Board members include Debra L. Lee (Chair), Deborah M. Harrison, George Muñoz, and Arne M. Sorenson. Company officer members include Raymond Bennett, Chief Global Officer, Global Operations; Anthony G. Capuano, Executive Vice President and Global Chief Development Officer; David J. Grissen, Group President; Stephanie C. Linnartz, Executive Vice President and Global Chief Commercial Officer; Tricia A. Primrose, Executive Vice President and Global Chief Communications and Public Affairs Officer; and David A. Rodriguez, Executive Vice President and Global Chief Human Resources Officer.

•

The members of the Committee consist of at least three members of the Board. The Committee may also consist of officers and associates of the Company who are not directors. At least one member of the Committee must be independent as defined under our Governance Principles and the Nasdaq Listing Standards. The Committee’s charter provides that an independent director will always be the Chairman of the Committee.

•	The Committee for Excellence met twice in fiscal year 2018.

Responsibilities include:

•	Identifying and encouraging efforts the Company undertakes to promote and leverage the recruitment, retention, and advancement of women and minorities as associates of the Company.

•	Identifying and evaluating efforts the Company undertakes to promote and leverage an increasingly diverse ownership, franchisee, customer, and vendor base of the Company.

•

Enhancing the public’s recognition of the Company’s efforts and successes to promote diversity and value people of different backgrounds, experiences, and cultures to benefit Marriott’s strategic competitive advantage.

Executive Committee

Members: J.W.	Marriott, Jr. (Chair), Lawrence W. Kellner, Steven S Reinemund and Arne M. Sorenson.

•	The Executive Committee did not meet in fiscal year 2018.

Responsibilities include:

•

Exercising the powers of the Board when the Board is not in session, subject to specific restrictions as to powers retained by the full Board. Powers retained by the full Board include those relating to amendments to the Certificate and Bylaws, mergers, consolidations, sales, or exchanges involving substantially all of the Company’s assets, dissolution and, unless specifically delegated by the Board to the Executive Committee, those powers relating to declarations of dividends and issuances of stock.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the Compensation Policy Committee consisted of Steven S Reinemund (Chair), Mary K. Bush, Eric Hippeau, Aylwin B. Lewis and Susan C. Schwab, and none of the members of the Compensation Policy Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Meetings of Independent Directors

Company policy requires that the independent directors meet without management present at least twice a year. In 2018, the independent directors met five times without management present. The Lead Director, currently Mr. Kellner, presides at the meetings of the independent directors.

2019 Proxy Statement	33

Corporate Governance

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. In performing its oversight responsibilities, the Board receives an annual risk assessment report from the Chief Financial Officer and discusses the most significant risks facing the Company.

As part of this annual review, the Board reviews the Company’s cybersecurity risk profile and is informed on the specifics of the cybersecurity risk program in a separate annual presentation by the Company’s Chief Information Officer. This program provides the Board with an overview of the cybersecurity risks and threats landscape as well as reviews the Company’s risk posture. The Board is further briefed on actions and changes taken by management to mitigate the Company’s risk profile and provided with an overview of the cybersecurity strategy along with key cybersecurity initiatives and incidents.

The Board has delegated certain risk oversight functions to the Audit Committee. In accordance with its charter, the Audit Committee periodically reviews and discusses the Company’s business and financial risk management and risk assessment policies and procedures with senior management, the Company’s independent auditor, and the Chief Audit Executive. The Audit Committee incorporates its risk oversight function into its regular reports to the Board.

In response to the Data Security Incident, the Board has taken significant steps to enhance the processes and capabilities of the Board to oversee cybersecurity risk. In February 2019, the Board delegated to the Audit Committee responsibility for initial oversight of the Company’s information security and data privacy practices. In addition, the Nominating and Corporate Governance Committee undertook an extensive director search process to identify potential directors with specific cybersecurity experience. In March 2019, the Board elected Margaret M. McCarthy to the Board. Ms. McCarthy has over 30 years of experience in data security and technology with organizations including CVS Health Corporation, Aetna, Inc., and Catholic Health Initiatives.

In addition, the Compensation Policy Committee reviewed a risk assessment to determine whether the amount and components of compensation for the Company’s associates and the design of compensation programs might create incentives for excessive risk-taking by the Company’s associates. As explained in the CD&A below, the Compensation Policy Committee believes that our compensation programs encourage associates, including our executives, to remain focused on a balance of the short- and long-term operational and financial goals of the Company, and thereby reduces the potential for actions that involve an excessive level of risk.

Stockholder Communications with the Board

Stockholders and others interested in communicating with the Lead Director, the Audit Committee, the non-employee directors, or any of the employee directors may do so by email to business.ethics@marriott.com or in writing to the Business Ethics Department, Department 52/924.09, 10400 Fernwood Road, Bethesda, Maryland 20817. All communications are forwarded to the appropriate directors for their review, except that the Board has instructed the Company not to forward solicitations, bulk mail or communications that do not address Company-related issues. The Company reports to the directors on the status of all outstanding concerns addressed to the non-employee directors, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee on a quarterly basis. The non-employee directors, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee may direct special procedures, including the retention of outside advisors or counsel, for any concern addressed to them.

Code of Ethics and Business Conduct Guide

The Company has long maintained and enforced a Code of Ethics that applies to all Marriott associates, including our Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and to each member of the Board. The Code of Ethics is encompassed in our Business Conduct Guide, which is available in the Investor Relations section of our website (https://marriott.gcs-web.com) by clicking on “Governance” and then “Documents & Charters.” We will post on that website any future changes or amendments to our Code of Ethics, and any waiver of our Code of Ethics that applies to our Chairman of the Board, any of our executive officers, or a member of our Board within four business days following the date of the amendment or waiver.

34	Marriott International, Inc.

Audit Committee Report and Independent Auditor Fees

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal control over financial reporting. The Company’s independent auditor is engaged to audit and express opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of internal control over financial reporting with management and the Company’s independent auditor. The Audit Committee also discussed with the independent auditor those matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures along with the annual PCAOB Rule 3526 communication of independence including direct discussion with the independent auditor in accordance with the requirements of the PCAOB.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 1, 2019.

Members of the Audit Committee:

Frederick A. Henderson (Chair)

Mary K. Bush

Bruce W. Duncan

Aylwin B. Lewis

George Muñoz

Margaret M. McCarthy joined the Audit Committee on March 19, 2019.

Pre-Approval of Independent Auditor Fees and Services Policy

The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our independent auditor on an annual basis and additional services as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve independent auditor services with estimated fees up to $100,000 (provided that the Audit Committee Chair reports to the full Audit Committee at the next meeting on any pre-approval determinations).

2019 Proxy Statement	35

Audit Committee Report and Independent Auditor Fees

Independent Registered Public Accounting Firm Fee Disclosure

The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements for 2018 and 2017 and fees billed for audit-related services, tax services and all other services rendered by our independent registered public accounting firm for 2018 and 2017. The Audit Committee approved all of the fees presented in the table below.

	Independent Registered Public Accounting Firm Fees Paid Related to 2018	Independent Registered Public Accounting Firm Fees Paid Related to 2017
	Ernst & Young LLP	Ernst & Young LLP
Audit Fees:
Consolidated Audit(1)	$10,599,000	$9,869,000
International Statutory Audits(2)	2,377,000	2,027,000
	12,976,000	11,896,000
Audit-Related Fees(3)	894,000	1,224,000
Tax Fees(4)	1,450,000	3,645,000
All Other Fees	—	—
Total Fees	$15,320,000	$16,765,000

(1)

Principally fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the auditors’ review of the Company’s quarterly financial statements, and services provided in connection with the Company’s regulatory filings

(2)	Fees for statutory audits of our international subsidiaries
(3)	Principally audits as required under our agreements with our hotel owners
(4)	Principally tax compliance services related to our international entities and in 2017 tax services specific to our intellectual property

36	Marriott International, Inc.

Executive and Director Compensation

EXECUTIVE AND DIRECTOR COMPENSATION

Report of the Compensation Policy Committee

Marriott is consistently recognized as a global hospitality leader. The Company believes that strong and consistent leadership is the key to long-term success in the hospitality industry. Each of the NEOs is a long-standing member of our senior management team, averaging over 24 years of hospitality experience with the Company. They have continued Marriott’s long history of delivering results for stockholders by working with talented, dedicated associates who uphold the Company’s ideals and unique culture. This culture is reflected in, and reinforced by, the design and implementation of the Company’s executive compensation program, which emphasizes the following principles:

•	There should be a strong correlation between NEO pay and Company performance. Therefore, a substantial portion of NEO pay should be tied to achieving key performance goals.

•	NEOs should be paid in a manner that contributes to long-term stockholder value. Therefore, equity compensation should be the most significant component of total pay opportunity for the NEOs.

•

Compensation should be designed to motivate the NEOs to perform their duties in ways that will help the Company meet its short- and long-term objectives. Therefore, compensation should consist of an appropriate mix of the following compensation elements: cash and non-cash, annual and multi-year, and performance-based and service-based.

•

The executive compensation program must be competitive so that the Company can attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice. Therefore, compensation should reflect market data, individual performance, and internal pay equity considerations, including the ratio of the CEO’s compensation to the other NEOs’ compensation.

The Compensation Policy Committee (the “Committee”), which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to executive compensation. The Committee is responsible for overseeing compensation programs that enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the stockholders. The Committee, on behalf of and, in certain instances, subject to the approval of the Board, reviews and approves compensation programs for certain senior officer positions. In this context, the Committee reviewed and discussed with management the Company’s CD&A required by Item 402(b) of SEC Regulation S-K. Following the reviews and discussions referred to above, the Committee recommended to the Board that the CD&A be incorporated by reference in the Company’s annual report on Form 10-K and included in this proxy statement.

Members of the Compensation Policy Committee:

Steven S Reinemund (Chair)

Mary K. Bush

Eric Hippeau

Aylwin B. Lewis

Susan C. Schwab

Compensation Discussion and Analysis

This section discusses the Company’s executive compensation program for the following NEOs for 2018:

Arne M. Sorenson	President and Chief Executive Officer
Anthony G. Capuano	Executive Vice President and Global Chief Development Officer
Stephanie C. Linnartz	Executive Vice President and Global Chief Commercial Officer
David J. Grissen	Group President
Kathleen K. Oberg	Executive Vice President and Chief Financial Officer

2019 Proxy Statement	37

Executive and Director Compensation

Overview

Our executive compensation program continues to be designed to drive performance through a combination of near-term financial and operational objectives and long-term focus on our stock price performance. We believe that the consistency in how we manage our executive compensation program and our goals under that program has proven to be an important factor in the Company’s long-term success in the highly cyclical hospitality industry. Our philosophy continues to emphasize equity compensation as the most significant component of our NEOs’ total pay opportunity which supports our pay-for-performance objectives.

Compensation for 2018 reflects that financial and operational performance for the year was strong and exceeded guidance that we provided at the beginning of the year. Declines in the Company’s stock price across a year of global trade and economic tensions (i.e., stock market decline, China trade discussions, Brexit developments) are reflected in our NEOs’ realizable compensation. In addition, the Committee took into account the Data Security Incident when determining our CEO’s annual incentive compensation, although it believes that our NEOs engaged proactively and appropriately to respond to and help contain the impact of the event, and the Company does not expect the incident to affect the Company’s long-term financial health.

2018 Executive Compensation at a Glance

•	Base Salary: The Committee did not increase Mr. Sorenson’s base salary and increased the base salaries of the other NEOs 3% based on the Committee’s review of external market data.

•

Annual Incentive: The annual cash incentive program resulted in an overall above target but less than maximum payout for each NEO for 2018. Specifically, the Committee noted that the Company achieved Adjusted EPS (as defined below) well above the maximum achievement level, and that other performance criteria had strong but varying results. However, while observing no significant adverse effect on the Company’s strong 2018 financial and operational results, Mr. Sorenson noted to the Committee and the Board the impact on guest experience from the Data Security Incident and from challenges with the unified loyalty program rollout. Accordingly, he recommended that the Committee and the Board not approve any payout for the Individual Achievement, RevPAR Index and Guest Satisfaction components of his annual incentive, all of which are wholly or partially intended to evaluate/reflect guest experience. The Board, on recommendation of the Committee, exercised its discretion to adjust Mr. Sorenson’s annual cash incentive plan accordingly.

•

Equity Compensation: In February 2018, the Committee approved awards with values that were higher than the 2017 annual stock awards for each NEO based on the Committee’s review of external market data, individual performance, and internal pay equity considerations. PSUs continued to comprise the largest component of the NEOs’ equity awards, representing 50% of equity for the CEO and 40% of equity for the other NEOs.

•

2016-2018 PSUs: PSUs granted in 2016 were earned for the three-year performance period ending in 2018 at an overall payout of 104% of target based on performance over the three-year performance period against pre-established goals for Global Gross Room Openings (80% of target payout), Global RevPAR Index (150% of target payout) and Global Net Administrative Expenses (83% of target payout). Business Integration PSUs (“BI-PSUs”), one-time special awards granted in connection with the Starwood combination, were earned for the three-year performance period ending in 2018 at an overall payout of 97% of target, based on performance over the three-year performance period against pre-established goals for Management Synergies and Cost Savings (109% of target payout), Hotel Revenue Synergies (33% of target payout) and Hotel Margin Synergies (150% of target payout).

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Executive and Director Compensation

2018 Compensation in Detail

Base Salary

For 2018, the Human Resources Department presented to the Committee market data on base salary levels at the 50th percentile for each position and recommended base salary increases of approximately 3% for Mr. Capuano, Ms. Linnartz, Mr. Grissen and Ms. Oberg after it completed a comprehensive review of market data in 2018 as described below. These increases were consistent with salary increases for other management. Further, notwithstanding the Company’s continued success under Mr. Sorenson’s leadership, following its review of the external market data the Committee determined not to increase Mr. Sorenson’s base salary for 2018. The Company’s independent compensation consultant, Pearl Meyer (the “Compensation Consultant”), reviewed and supported the recommendations which were discussed in detail and approved by the Committee and, with respect to Mr. Sorenson, by the independent members of the Board.

	2018 Base Salary ($)	2017 Base Salary ($)	2017 to 2018 Increase (%)

Arne M. Sorenson	1,300,000	1,300,000	0
Anthony G. Capuano	824,000	800,000	3.0
Stephanie C. Linnartz	824,000	800,000	3.0
David J. Grissen	824,000	800,000	3.0
Kathleen K. Oberg	772,500	750,000	3.0

Annual Incentives

To promote growth and profitability, the Company’s annual cash incentive program is based on actual performance measured against pre-established financial and business operational targets. The annual cash incentive design rewards executives for achieving annual corporate and individual performance objectives that support long-term financial and operational success.

The following graph illustrates how the aggregate annual incentives paid to the NEOs have changed relative to changes in the Company’s annual diluted earnings per share (“EPS”), over the past five years. EPS for 2016 and 2017 reflects $386 million and $159 million in merger-related costs attributable to the Starwood combination, respectively.

NEOs’ Aggregate Annual Incentive Value vs. Diluted EPS

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Executive and Director Compensation

At its February 2018 meeting, the Committee approved specific performance objectives and targets under the annual cash incentive program for 2018. In February 2019, upon review of the 2018 fiscal year’s strategic integration achievements and financial and operational results and taking into account the Company’s performance relative to lodging and other comparator companies, the Committee reviewed each NEO’s performance against the pre-established performance objectives to determine the actual cash incentive payments, as discussed below. All the Committee’s decisions regarding annual cash incentives for Mr. Sorenson, including adjustments to certain elements of his annual incentive compensation as discussed above, were subject to and received Board approval.

As reflected in the following table, target awards under the annual cash incentive program were 150% of salary for Mr. Sorenson and 75% for the other NEOs. The Committee reviewed market data for each position and determined that the incentive amounts payable upon achievement of target performance levels would result in total cash compensation (base salary plus annual incentive) that would be at or near the 50th percentile.

Name	Target Award as a % of Salary

Arne M. Sorenson	150
Anthony G. Capuano	75
Stephanie C. Linnartz	75
David J. Grissen	75
Kathleen K. Oberg	75

The annual cash incentive program performance factors are intended to establish high standards consistent with the Company’s quality goals, which are designed to be achievable but not certain to be met. The Company believes that these factors are critical to achieving success within the hospitality and service industry. The weighting of performance factors varies among the NEOs by position due to differences in responsibility. The table below displays the respective weightings of the relevant performance measures and the aggregate actual payout as a percent of target for 2018 under the annual cash incentive program.

Name	Adjusted EPS	Adjusted Operating Profit - Americas	Room Growth(1)	Global Sales(1)	Associate Engagement(1)	RevPAR Index (1)	Guest Satisfaction(1)(2)	Individual Achievement(2)	Total	Actual Payout as a Percent of Target(3)

Arne M. Sorenson	60	n/a	10	n/a	5	10	10	5	100	150%(4)
Anthony G. Capuano	10	n/a	75	n/a	5	5	n/a	5	100	192%
Stephanie C. Linnartz	40	n/a	n/a	20	5	15	15	5	100	149%
David J. Grissen	25	25	15	n/a	5	15	10	5	100	154%
Kathleen K. Oberg	60	n/a	10	n/a	5	10	10	5	100	172%

(1)

Each of these factors is measured against Company-wide results except that Mr. Grissen’s components are measured against the Americas division, his primary area of responsibility. Ms. Linnartz’s annual cash incentive plan includes a Global Sales component, a major area of responsibility for her.

(2)

The Guest Satisfaction component was temporarily removed for 2017 but was reintroduced in 2018 after the Company incorporated a combined reporting system reflecting the Starwood combination. As a result, for 2018, the Individual Achievement component’s weighting decreased by 10% for Messrs. Sorenson and Grissen and Ms. Oberg, and by 15% for Ms. Linnartz, such that the component only has a 5% weighting for each NEO.

(3)

We report the potential payouts under the annual cash incentive program for 2018 in dollars in the Grants of Plan-Based Awards for Fiscal 2018 table, and the actual amounts earned under the annual cash incentive program for 2018 in dollars in the Summary Compensation Table following the CD&A.

(4)

Notwithstanding strong 2018 financial and operational results, in consideration of the Data Security Incident and challenges with the unified loyalty program rollout, and, at Mr. Sorenson’s recommendation, the Board exercised its discretion not to approve any payout for the Individual Achievement, RevPAR Index and Guest Satisfaction components of Mr. Sorenson’s annual cash incentive plan.

The performance factors for each NEO under the annual cash incentive program for 2018 are described following the Grants of Plan-Based Awards for Fiscal 2018 table on page 50.

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Executive and Director Compensation

The graph below sets forth the Company’s performance, compared to target, for the Company-wide performance goals applicable to our NEOs under the annual cash incentive program for 2018 compared to 2017.

% Achievement versurs Target

*

For Mr. Grissen, in addition to Adjusted EPS, his financial performance objectives included operating profit from the Americas division. The 2018 Americas Adjusted Operating Profit achievement versus target was 106% and 2017 Americas Adjusted Operating Profit achievement versus target was 107%.

Long-Term Incentive Awards

Annual Stock Awards

The Company grants equity compensation awards to the NEOs under the Marriott International, Inc. Stock and Cash Incentive Plan (the “Stock Plan”) on an annual basis to link NEO pay to long-term Company performance and to align the interests of NEOs with those of our stockholders. The Committee approved 2018 annual equity awards based on its review of external market data, individual performance, and internal pay equity considerations. The aggregate target values of the awards granted to the NEOs are set forth in the following table (amounts reflected in the Summary Compensation Table reflect actual grant date fair value as determined in accordance with accounting guidance):

	2018 Target Value of Annual Stock Awards ($)	2017 Target Value of Annual Stock Awards ($)	2017 to 2018 Change (%)

Arne M. Sorenson	9,000,000	7,500,000	20
Anthony G. Capuano	3,733,040	3,344,725	12
Stephanie C. Linnartz	3,100,000	2,850,000	9
David J. Grissen	3,100,000	2,850,000	9
Kathleen K. Oberg	3,000,000	2,600,000	15

The NEOs’ stock awards for 2018 were granted on February 20, 2018, in a mix (based on the target values) of 50% PSUs, 25% SARs and 25% RSUs for Mr. Sorenson and 40% PSUs, 30% SARs and 30% RSUs for other NEOs, vesting ratably over three years for SARs and RSUs and vesting after three years for PSUs (as described below). The number of RSUs and PSUs granted was determined based on the average of the high and low prices of a share of our Class A common stock on the grant date, which was $139.54 per share, and the number of SARs granted was determined based on an estimated binomial value of 34% of that stock price. In addition, as in prior years, Mr. Capuano received a separate grant of RSUs which vest on the third anniversary of the grant date, subject to Mr. Capuano’s continuous employment. This separate RSU award had a target value approximately the same as the annual cash incentive that Mr. Capuano earned for fiscal year 2017. The Committee established the separate RSU award based on Mr. Capuano’s most recent annual cash incentive in order to further the objective of compensating Mr. Capuano primarily in recognition of his development activities and performance. By also imposing three-year cliff vesting, this grant offers additional retention value and further links Mr. Capuano’s pay with the long-term interests of stockholders.

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Executive and Director Compensation

PSUs

PSUs are restricted stock units that may be earned after three years based on achievement of pre-established targets for RevPAR Index, gross room openings, and net administrative expenses over a three-year period, with one-third of the target number of shares subject to each performance measure. These three financial and operating metrics are the same measures that were selected for the 2017-2019 PSU performance period and were selected by the Committee for the 2018-2020 PSU grants because they reflect management efforts that are directly tied to the long-term strength of our brands, as opposed to other performance measures that are more prone to be impacted by economic or other factors beyond our executives’ control. The performance measures establish clean and quantifiable criteria that we believe are key drivers of long-term value creation, as follows:

•

Global Gross Room Openings: Gross room openings includes the total number of system-wide, managed, franchised and owned/leased rooms added to our system, excluding rooms added through merger and acquisition activity, and reflects our executives’ achievements in attracting financing and owner/franchisee interest in our brands over those of our competitors.

•

Global RevPAR Index: RevPAR Index measures the strength/performance of our brands by comparing each hotel’s RevPAR against the RevPAR of a group of comparable hotels generally in the same market and lodging segment, stated as a percentage. RevPAR Index is an industry-specific measure of relative performance. Global RevPAR Index is a weighted average of the RevPAR Index of all our hotels, except for hotels that recently opened, recently underwent a significant renovation, or had incomplete competitive reporting.

•

Global Net Administrative Expense Growth: Net administrative expense measures our operating efficiency through our ability to control certain expenses, including direct and indirect expenses, unrecovered expenses, development expenses, and architecture and construction expenses, but excluding costs for mergers and acquisitions.

For each of the three metrics, NEOs can receive 50% of the target PSU award level if performance is at least threshold and up to 150% of the target PSU award level if performance is above target. PSUs do not accrue dividend equivalents or pay dividends; NEOs receive dividends and other rights of stockholders only after the awards vest and shares are issued. The Committee approved the performance goals, which are competitively sensitive, at levels that are consistent with our strong historical performance and with internal forecasts at the time of grant so that target performance would be difficult, but attainable. It is also reasonably possible that awards could fall to zero or rise to maximum achievement levels.

In February 2019, the PSUs granted for the 2016-2018 performance period were settled at an overall payout of 104% of target, based on performance over the three-year performance period against pre-established goals for Global Gross Room Openings (80% of target payout), Global RevPAR Index (150% of target payout) and Global Net Administrative Expenses (83% of target payout). The target and results for each component relative to target are shown in the graph below.

% Achievement versurs Target

In 2016, the NEOs were granted supplemental BI-PSUs in connection with the Starwood combination, with vesting criteria tied to specific goals that we identified as key drivers to realizing the benefits of the Starwood combination and creating long-term value by assessing overall management synergies and cost savings, hotel RevPAR Index

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Executive and Director Compensation

improvements, and hotel margin improvements. In February 2019, the Committee confirmed the performance results under which BI-PSUs will be settled at an overall payout of 97% of target, based on performance over the three-year performance period against pre-established goals for Management Synergies and Cost Savings (109% of target payout), Hotel Revenue Synergies (33% of target payout) and Hotel Margin Synergies (150% of target payout).

New Performance Measures for 2019 PSU Grants

The PSUs granted in February 2019 for the 2019-2021 PSU performance period will be earned based on gross room openings (the same measure used for prior PSU grants) and two new performance measures: active Marriott BonvoyTM loyalty member growth and adjusted operating income growth. The Committee determined that these new financial and operational metrics should replace the RevPAR Index and net administrative expense measures used for prior PSU grants to reflect current areas of focus under the Company’s long-term business strategy. Specifically, all three measures for the 2019 grants continue to address three key constituencies—our owners, our guests, and our stockholders—and focus upon key drivers of long-term growth of the business. Gross room openings measures success of development activities and brand strength; active Marriott BonvoyTM member growth measures success in attracting and retaining high-value guests through our unified loyalty program; and operating income growth measures success in balancing both revenue and expense considerations to deliver increased financial profits from business operations to our stockholders. In addition, the Committee believes that these performance criteria will appropriately complement the performance measures used in our annual cash incentive program.

Supplemental Stock Awards

Supplemental stock awards tend to be infrequent and may be presented for consideration at quarterly Board meetings in recognition of special performance, promotions or assumption of additional responsibilities, to retain key talent or as a sign-on employment inducement. None of the NEOs received a supplemental stock award in 2018.

Grant Timing and SAR Exercise Price

The Company typically grants annual stock awards each year on the second trading day following the Company’s annual earnings conference call for the prior fiscal year. This timing is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that may result in an increase or decrease in its stock price. Similarly, supplemental stock awards may be granted throughout the year, but not during Company-imposed trading black-out periods in Company stock.

Executives derive value from their SARs based on the appreciation in the value of the underlying shares of Company stock. For purposes of measuring this appreciation, the Company sets the exercise or base price as the average of the high and low quoted prices of the Company stock on the date the awards are granted. This average price valuation is common practice and offers no inherent pricing advantage to the executive or the Company.

Other Compensation

Perquisites

The Company offers limited perquisites to its executives that make up a very small portion of total compensation for NEOs. One benefit that is consistent with practices within the hospitality industry is complimentary rooms, food and beverages at Company-owned, operated or franchised hotels and the use of hotel-related services such as Marriott-managed golf and spa facilities while on personal travel. These benefits are offered to encourage executive officers to visit and personally evaluate our properties. In addition, to enhance their efficiency and maximize the time that they can devote to Company business, NEOs are permitted to use the Company jet for personal travel in limited circumstances. None of the NEOs used the corporate jet for personal travel during 2018. The value of these benefits is included in the executives’ wages for tax purposes, and the Company does not provide tax gross-ups to the executives with respect to these benefits.

Other Benefits

Executives may participate in the same Company-wide benefit programs offered to all eligible U.S. associates. Some programs are paid for solely by the enrollees (including executives) such as 401(k) plan elective deferrals, vision coverage, long- and short-term disability, group life and accidental death and dismemberment insurance, and health care and dependent care spending accounts. Other benefit programs are paid for or subsidized by the Company for all

2019 Proxy Statement	43

Executive and Director Compensation

enrollees such as the 401(k) Company match, group medical and dental coverage, $50,000 Company-paid life insurance, business travel accident insurance and tuition reimbursement.

Nonqualified Deferred Compensation Plan

In addition to a tax-qualified 401(k) plan, the Company offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings under the Marriott International, Inc. Executive Deferred Compensation Plan (“EDC”). The Company believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because the Company does not offer a defined benefit pension plan. The EDC, including each NEO’s benefits under the EDC and the Company’s 2018 contributions to the EDC, is described under “Nonqualified Deferred Compensation for Fiscal Year 2018” on page 56.

Change in Control

The Company provides limited, “double trigger” change in control benefits under the Stock Plan and the EDC upon a NEO’s qualifying termination of employment in connection with a change in control of the Company, as described under “Potential Payments Upon Termination or Change in Control” on page 57. The Committee believes that, with these carefully structured benefits, the NEOs are better able to perform their duties with respect to any potential proposed corporate transaction without the influence of or distraction by concerns about their employment or financial status. In addition, the Committee believes that stockholder interests are protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

The Company does not provide for tax gross-ups on these benefits and limits the Stock Plan benefits to avoid adverse tax consequences to the Company. Specifically, the Stock Plan benefits are subject to a cut-back, so that the benefit will not be provided to the extent it would result in the loss of a tax deduction by the Company or imposition of excise taxes under the “golden parachute” excess parachute payment provisions of the Internal Revenue Code. The discussion of Potential Payments Upon Termination or Change in Control below includes a table that reflects the year-end intrinsic value of unvested stock awards and cash incentive payments that each NEO would receive if subject to an involuntary termination of employment in connection with a change in control.

Compensation Process and Policies

2018 “Say-on-Pay” Advisory Vote on Executive Compensation and Stockholder Engagement

At the Company’s 2018 annual meeting, stockholders once again expressed substantial support for the compensation of our NEOs with approximately 98% of the votes cast for approval of the “say-on-pay” advisory vote on our 2017 NEO compensation. During 2018, the Committee also sought and received comments from some of the Company’s significant institutional stockholders regarding the Company’s compensation process and policies. The Committee also reviewed with its Compensation Consultant the elements and mix of annual and long-term executive officer compensation, the external compensation market data described below, and the long-term effectiveness of the Company’s compensation programs. Based on the foregoing, the Committee determined that the structure and operation of the executive compensation program have been effective in aligning executive compensation with long-term stockholder value, and therefore determined to maintain the basic structure of the program.

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Executive and Director Compensation

Stock Ownership Policies

The Company reinforces its performance-based and long-term philosophy through its stock ownership policy which requires that, within five years of becoming subject to the policy, each NEO own Company stock with a total value equal to a multiple of three to six times his or her individual salary grade midpoint. Each NEO is in compliance with this policy.

We have adopted a number of related policies that further reflect alignment with long-term stockholder value.

•	Executive officers and directors are required to retain 50% of the net after-tax shares received under any equity awards until they satisfy the required stock ownership levels.

•

The Company prohibits all associates, including the NEOs, and directors from engaging in short sale transactions or entering into any other hedging or derivative transaction related to Marriott stock or securities.

•

PSUs and RSUs do not provide for accelerated distribution of shares upon retirement to ensure that executives have a continuing stake in the Company’s performance beyond the end of their employment, thereby strengthening their interest in the Company’s long-term success.

Clawbacks

In addition to the compensation clawback provisions of the Sarbanes-Oxley Act of 2002 that apply to the Chief Executive Officer and Chief Financial Officer, the Company’s Stock Plan includes a separate clawback provision that applies to all equity awards issued to all NEOs. Under the Stock Plan, the Company has the authority to limit or eliminate the ability of any executive to exercise options and SARs or to receive a distribution of Company stock under PSUs, RSUs or other stock awards if the executive terminates employment for serious misconduct, engages in criminal or tortious conduct that is injurious to the Company or engages in competition with the Company.

The Committee has discretion to require reimbursement of any annual cash incentive payment awarded to a NEO if the amount of such incentive payment is calculated based upon the achievement of certain financial results that are required to be restated, provided that such discretion may only be exercised if the NEO has engaged in intentional misconduct that caused or partially caused the need for the restatement. The amount of the reimbursement would be the difference in the amount determined before and after the restatement.

The Compensation Policy Committee

In designing and determining 2018 NEO pay, the Committee considered recommendations from the Company’s Executive Vice President and Global Chief Human Resources Officer, from Mr. Sorenson with regard to the compensation of the NEOs other than himself (except for his recommendation to adjust his 2018 annual incentive compensation), and from the Company’s Executive Chairman and Chairman of the Board, J.W. Marriott, Jr., as well as the advice and recommendations of the Compensation Consultant. The Committee also obtained input and approval from the full Board, with the independent directors meeting in executive session, regarding the compensation for Mr. Sorenson.

In its determinations, the Committee does not set rigid, categorical guidelines or formulae to determine the mix or levels of compensation for the NEOs. Rather, it relies upon its collective judgment as applied to the challenges confronting the Company as well as subjective factors such as leadership ability, individual performance, retention needs, and future potential as part of the Company’s management development and succession planning process.

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Executive and Director Compensation

The Committee carefully reviews numerous factors when setting NEO total pay opportunity, allocating total pay opportunity among base salary, annual incentives and annual stock awards, and determining final pay outcomes based on performance. The Committee considers our executives’ job responsibilities, tenure and experience, and Company and individual performance against internal targets as well as performance of competitors, competitive recruiting and retention pressures, internal pay equity and succession and development plans.

The Committee also reviews total pay opportunity for executives at the 50th percentile of a broad-based and select group of companies described in the discussion of Market Data below. In reviewing relevant market data, the Committee may utilize discretion in determining the relevance of each compensation survey. For 2018, because the surveys do not reflect a comparable position for Mr. Capuano, our Executive Vice President and Global Chief Development Officer, the Committee considered multiple factors, including a review of publicly-disclosed compensation data for development and real estate executives at other hotel companies, internal pay equity and Mr. Capuano’s historical contributions to the Company and his experience in the Marriott development organization.

This review of total pay opportunity is designed as a market check to align the potential range of total direct compensation outcomes with our long-term performance expectations and actual results. An understanding of external market data helps the Company attract and retain key executive talent without serving as a rigid standard for benchmarking compensation. For example, although performance comparisons are difficult given the differences in size, customer distribution, global geographic exposure and price tier distribution, the Committee considers historical and annual business results relative to other individual lodging companies to provide additional context for evaluating annual compensation actions. The Committee also regularly reviews historical financial, business and total stockholder return results for lodging companies as well as a selected group of comparator companies prior to determining final pay amounts.

Independent Compensation Consultant

The Committee selected and retained the Compensation Consultant to assist the Committee in establishing and implementing executive and director compensation strategy. The Compensation Consultant reports to and is instructed in its duties by the Committee and carries out its responsibilities in coordination with the Human Resources Department. Other than providing the Company with executive compensation data from one survey, which was pre-approved by the Committee, the Compensation Consultant performs no other services for the Company. Based on materials presented by management and the Compensation Consultant and the factors set forth in the SEC’s Exchange Act Rule 10C-1, the Committee determined that the Compensation Consultant is independent and that the Compensation Consultant’s engagement did not raise any conflicts of interest.

Market Data

The external market data utilized by the Company for 2018 includes several broad, revenue-based surveys as well as a custom survey of companies specifically selected by the Committee. The Committee believes, based on the advice of the Compensation Consultant, that the similarly-sized companies participating in the revenue-based surveys and the companies selected for the custom survey represent the broad pool of executive talent for which the Company competes. To avoid over-emphasizing the results of one or more surveys, the Company considers the results of the revenue-based surveys as well as those of the custom survey, in terms of total pay and each component of pay. The Committee also considers compensation practices at select lodging companies. This process for identifying relevant market data is used consistently for all senior executives of the Company, including the NEOs.

Revenue-Based Survey

In general, the revenue-based surveys used as a market reference for NEO pay include companies with annual revenue similar to that of the Company. For 2018, the surveys were the Executive & Senior Management Total Compensation Survey (provided by Pearl Meyer), the Aon Hewitt TCM Total Compensation by Industry Executive and Senior Management Survey, the WTW CDB Executive Compensation Database, the Equilar Top 25 Survey, and the Fred Cook Survey of Long-Term Incentives. The same set of surveys was also referenced last year. The Committee did not consider the individual companies in the revenue-based surveys when making compensation decisions.

Custom Survey

There are no other U.S. publicly-traded lodging companies similar to our size. Therefore, in consultation with the Compensation Consultant, the Committee selected appropriate comparator group companies from a broad universe of

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Executive and Director Compensation

companies that compete with Marriott for executive talent, are of similar size in annual revenue or have a similar focus on marketing, e-commerce, consumers and brand image even if they do not compete directly in the lodging business. The Committee reviews the comparator group annually for potential changes (e.g., due to mergers and acquisition activity or changes in company size and business mix) but does not generally anticipate making significant changes every year, in order to allow for consistency and comparability of market data from year-to-year. The comparator group companies reviewed for 2018 are shown below along with select financial and non-financial metrics the Committee considered and Marriott’s percentile ranking on each of these metrics.

	2018 Revenues(1) as of December 31, 2018	Market Capitalization(1) as of December 31, 2018	Enterprise Value(1) as of December 31, 2018	Number of Employees
Lodging Companies(2)
Hilton Worldwide Holdings, Inc.	$ 8,906	$ 21,168	$ 28,054	169,000
Hyatt Hotels Corp	4,454	7,208	8,163	54,000
Other Hotel, Restaurant & Leisure Companies
Carnival Corp	18,881	41,962	51,303	88,000
Las Vegas Sands Corp	13,729	40,339	48,737	51,500
McDonald’s Corp	21,025	136,214	166,423	210,000
MGM Resorts International	11,763	12,797	30,461	55,000
Royal Caribbean Cruises Ltd	9,494	20,440	31,472	77,000
Starbucks Corp	24,720	78,813	82,958	291,000
Other Retail & Consumer Branded Companies
Best Buy Company, Inc.	42,879	17,092	16,500	125,000
Macy’s Inc.	25,739	7,912	11,501	130,000
Nike, Inc.	36,397	118,464	117,904	73,100
The TJX Companies, Inc.	38,973	60,301	59,504	249,000
The Walt Disney Company	59,434	160,950	182,361	201,000
E-Commerce Companies
eBay, Inc.	10,746	25,684	26,355	14,000
Expedia, Inc.	11,223	16,575	19,398	24,500
Booking Holdings	14,527	78,597	72,554	24,500
Marriott International, Inc.(3)	20,758	36,813	45,844	176,000
Percentile Rank	59th	51st	52nd	74th

Source:	Bloomberg
(1)	Amounts are reported in millions. Enterprise Value is the sum of market capitalization, debt and preferred stock, less cash and cash equivalents.
(2)

Wyndham Worldwide Corp. was also selected as a comparator lodging company for 2018, but is not shown in the table because, on May 31, 2018, Wyndham Worldwide Corp. spun off its hotel business into a separate publicly traded company, Wyndham Hotels & Resorts, Inc. Wyndham Worldwide Corp. continued its vacation ownership and destination network business and was renamed Wyndham Destinations, Inc.

(3)

Revenue amount for the Company is shown as reflected in our financial statements. However, system-wide revenues, including revenues of our franchisees, are much higher. Similarly, the number of Marriott employees shown does not include hotel personnel employed by our owners, franchisees, and management companies hired by our franchisees.

Tax Considerations

Internal Revenue Code Section 162(m) limits the Company’s federal income tax deduction for compensation in excess of one million dollars paid annually to our Chief Executive Officer and certain other executive officers (“covered employees”). Following adoption of the 2017 Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act”), the exceptions from Section 162(m)’s deduction limit for performance-based compensation and for the chief financial officer’s compensation were eliminated effective for taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, compensation paid to covered employees in excess of one million dollars annually will not be deductible except for certain arrangements in place as of November 2, 2017. We cannot be certain that compensation arrangements that were in place before such date that were intended to qualify as performance-based compensation under

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Executive and Director Compensation

Section 162(m) will in fact be deductible. Because the Committee believes it is important to manage our compensation programs to meet the objectives of our executive compensation philosophy and a variety of other corporate objectives, such as attracting and retaining key management in a competitive marketplace, managing equity dilution, workforce planning, and customer satisfaction, the Committee expects to maintain its performance-based and other executive compensation programs without regard to whether such arrangements will be fully tax deductible.

Risk Considerations

The Committee considered risk in determining 2018 NEO compensation and believes that the following aspects of NEO pay discourage unreasonable or excessive risk-taking by executives:

•

Base salary levels are commensurate with the executives’ responsibilities (and the external market) so that the executives are not motivated to take excessive risks to achieve an appropriate level of financial security.

•	Annual cash incentive plans include a diverse mix of corporate and individual performance metrics.

•	Annual cash incentive opportunities are capped so that no payout exceeds a specified percentage of salary, thereby moderating the impact of short-term incentives.

•

The Committee and the Board have discretion to decrease annual cash incentive payouts, for example, if they believe the operational or financial results giving rise to those payouts are unsustainable or if they believe the payout would unfairly reward the NEOs for events that are unrelated to their performance.

•	The mix of short- and long-term incentives is balanced so that at least 50% of total pay opportunity is in the form of long-term equity awards.

•

PSUs are subject to relative and absolute performance measures that are directly tied to long-term growth, cost control, and the strength of our brands over a three-year period, which balances the annual cash incentive focus on near-term results.

•

Annual stock awards are generally granted as a mix of PSUs, RSUs, and SARs that generally vest over or after at least three years, which together encourage the NEOs to focus on sustained stock price performance.

•

The Committee reviews and compares total compensation and each element of compensation to external market data to confirm that compensation is within an acceptable range relative to the external market, while also taking into consideration the Company’s relative performance.

•	The NEOs are subject to compensation clawback provisions (as discussed above).

•	Stock ownership requirements align the long-term interests of NEOs with the interests of stockholders.

•	All associates, including the NEOs, and directors are prohibited from engaging in hedging or derivative transactions related to Marriott stock or securities.

•	The NEOs are prohibited from holding Company stock in margin accounts or pledging such stock as collateral for loans.

48	Marriott International, Inc.

Executive and Director Compensation

Executive Compensation Tables and Discussion

Summary Compensation Table

The following Summary Compensation Table presents the compensation we paid in fiscal years 2016, 2017 and 2018 to our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arne M. Sorenson President and Chief Executive Officer	2018	1,300,000	0	6,222,315	2,207,473	2,925,000	23,309	255,895	12,933,992
	2017	1,300,000	1,000,000	5,310,583	1,838,959	3,628,950	45,635	187,490	13,311,617
	2016	1,236,000	0	6,010,081	2,000,062	2,756,527	90,184	205,524	12,298,378
Anthony G. Capuano Executive Vice President and Global Chief Development Officer	2018	824,000	0	2,857,618	822,221	1,187,590	3,630	52,285	5,747,344
	2017	800,000	500,000	2,528,334	735,220	1,133,040	7,358	45,247	5,749,199
	2016	750,000	0	4,158,052	666,709	994,725	15,128	53,701	6,638,315

Stephanie C. Linnartz Executive Vice President and Global Chief Commercial Officer	2018	824,000	0	2,104,657	980,480	917,730	528	111,483	4,938,878
	2017	800,000	500,000	1,916,238	891,608	1,074,880	226	71,938	5,254,890
	2016	700,000	0	3,144,810	666,709	650,510	0	21,716	5,183,745

David J. Grissen Group President	2018	824,000	0	2,005,349	912,502	951,376	26,620	97,186	4,817,033
	2017	800,000	500,000	1,878,664	838,610	1,029,280	49,398	68,641	5,164,593
	2016	750,000	0	3,404,381	833,337	814,425	97,037	69,768	5,968,948
Kathleen K. Oberg Executive Vice President and Chief Financial Officer	2018	772,500	0	1,940,374	883,017	996,526	4,683	107,957	4,705,057
	2017	750,000	500,000	1,713,792	765,020	1,046,850	7,141	77,167	4,859,970
	2016	650,000	0	2,977,048	600,045	724,815	11,806	37,237	5,000,951

(1)	This column reports all amounts earned as salary during the fiscal year, whether paid or deferred under the EDC.
(2)

The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in the fiscal year as determined in accordance with accounting guidance for share-based payments, and therefore differs from the target award values approved by the Committee. The assumptions for making the valuation determinations are set forth in the footnotes captioned “Share-Based Compensation” to our financial statements in each of the Company’s Forms 10-K for fiscal years 2016 through 2018. For additional information on 2018 awards, see the Grants of Plan-Based Awards for Fiscal 2018 table, below.

(3)

Approximately 66% of the value reported in this column for Mr. Sorenson in 2018, and 57% of the value reported for the other NEOs (disregarding Mr. Capuano’s separate RSU described in the CD&A) represents the value of PSUs at the grant date based upon target performance which is the most probable outcome with respect to performance. Assuming that the highest level of performance conditions will be achieved for all PSUs, the grant date fair values of the PSUs included in the 2018 Stock Awards column for Messrs. Sorenson and Capuano, Ms. Linnartz, Mr. Grissen and Ms. Oberg would be $6,172,650, $1,504,270, $1,793,622, $1,701,355 and $1,646,231, respectively.

(4)	This column reports all amounts earned under the Company’s annual cash incentive program during the fiscal year, which were paid in February of the following fiscal year unless deferred under the EDC.
(5)

The values reported equal the earnings credited to accounts in the EDC to the extent they were credited at a rate of interest exceeding 120% of the applicable federal long-term rate, as discussed below under “Nonqualified Deferred Compensation for Fiscal Year 2018.”

(6)

All Other Compensation consists of Company contributions to the Company’s qualified 401(k) plan of $8,938 for each NEO other than Mr. Capuano, and $8,750 for Mr. Capuano; Company contributions to the EDC of $222,336, $18,540, $89,958, $88,248 and $86,976 for Messrs. Sorenson and Capuano, Ms. Linnartz, Mr. Grissen and Ms. Oberg, respectively; and perquisites and personal benefits, including spousal accompaniment while on business travel and complimentary rooms, food and beverages at Company-owned, operated or franchised hotels and the use of other hotel-related services such as golf and spa facilities while on personal travel. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for any NEO for the fiscal year.

2019 Proxy Statement	49

Executive and Director Compensation

Grants of Plan-Based Awards for Fiscal 2018

The following table presents the plan-based awards granted to the NEOs in 2018.

Name	Grant Date(1)	Board Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards (Number of Shares of Stock or Units) (#)	All Other SAR Awards (Number of Securities Underlying SARs) (#)	Exercise or Base Price of SARs ($/sh)	Grant Date Fair Value of Stock/ SAR Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Sorenson
Cash Incentive			438,750	1,950,000	3,900,000	—	—	—	—	—	—	—
PSU	2/20/18	2/9/18	—	—	—	16,125	32,250	48,375	—	—	—	4,115,100
RSU	2/20/18	2/9/18	—	—	—	—	—	—	16,125	—	—	2,107,215
SAR	2/20/18	2/9/18	—	—	—	—	—	—	—	47,391	139.54	2,207,473
Mr. Capuano
Cash Incentive			347,625	618,000	1,236,000	—	—	—	—	—	—	—
PSU	2/20/18	2/7/18	—	—	—	3,728	7,455	11,183	—	—	—	1,002,847
RSU	2/20/18	2/7/18	—	—	—	—	—	—	5,592	—	—	762,469
RSU	2/20/18	2/7/18	—	—	—	—	—	—	8,120	—	—	1,092,302
SAR	2/20/18	2/7/18	—	—	—	—	—	—	—	16,428	139.54	822,221
Ms. Linnartz
Cash Incentive			154,500	618,000	1,236,000	—	—	—	—	—	—	—
PSU	2/20/18	2/7/18	—	—	—	4,445	8,889	13,334	—	—	—	1,195,748
RSU	2/20/18	2/7/18	—	—	—	—	—	—	6,666	—	—	908,909
SAR	2/20/18	2/7/18	—	—	—	—	—	—	—	19,590	139.54	980,480
Mr. Grissen
Cash Incentive			131,325	618,000	1,236,000	—	—	—	—	—	—	—
PSU	2/20/18	2/7/18	—	—	—	4,445	8,889	13,334	—	—	—	1,134,236
RSU	2/20/18	2/7/18	—	—	—	—	—	—	6,666	—	—	871,113
SAR	2/20/18	2/7/18	—	—	—	—	—	—	—	19,590	139.54	912,502
Ms. Oberg
Cash Incentive			130,359	579,375	1,158,750	—	—	—	—	—	—	—
PSU	2/20/18	2/7/18	—	—	—	4,301	8,601	12,902	—	—	—	1,097,488
RSU	2/20/18	2/7/18	—	—	—	—	—	—	6,450	—	—	842,886
SAR	2/20/18	2/7/18	—	—	—	—	—	—	—	18,957	139.54	883,017

(1)

The Committee approved the annual stock awards for Mr. Capuano, Ms. Linnartz, Mr. Grissen and Ms. Oberg at its February 7, 2018 meeting, and the Board approved the annual stock awards for Mr. Sorenson at its February 9, 2018 meeting. Pursuant to the Company’s equity compensation grant procedures described in the CD&A, the grant date of these awards was February 20, 2018, the second trading day following the Company’s annual earnings conference call for the 2017 fiscal year.

(2)

The amounts reported in these columns include potential payouts corresponding to achievement of the threshold, target and maximum performance objectives under the Company’s annual cash incentive program.

(3)

These columns report the number of shares issuable under PSUs granted to the NEOs for the 2018-2020 performance period. Annual PSUs reported in these columns are conditioned on the achievement over a three-year performance period of Global RevPAR Index, Global Gross Room Openings and Global Net Administrative Expense goals, with threshold representing 50% of the target number of shares and maximum representing 150% of target. For these PSUs, one-third of the target number of shares is subject to each performance objective, with otherwise identical terms.

(4)

The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in 2018 as determined in accordance with accounting standards for share-based payments, although the Company recognizes the value of the awards for financial reporting purposes over the service period of the awards. The assumptions for making the valuation determinations are set forth in the footnotes captioned “Share-Based Compensation” to our financial statements in the Company’s Form 10-K for the fiscal year 2018. For PSUs, the value reported is based on the probable outcome with respect to performance.

50	Marriott International, Inc.

Executive and Director Compensation

The Grants of Plan-Based Awards table reports the dollar value of cash-based annual incentive program awards (at their threshold, target and maximum achievement levels) and the number and grant date fair value of PSUs, RSUs and SARs granted under the Stock Plan to each NEO during the 2018 fiscal year. With regard to cash incentives, this table reports the range of potential amounts that could have been earned by the executive under the annual cash incentive program for 2018, whereas the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reports the actual value earned by the executive for 2018.

Annual Cash Incentives. The Compensation Policy Committee carefully evaluates rigorous performance factors for each NEO under the annual cash incentive program. The performance factors used for 2018 are described below.

•

Adjusted EPS and Operating Profit: The Company places a heavy emphasis on adjusted EPS as a performance measure because adjusted EPS is an important indicator of Company profitability and aligns the interests of management with those of our stockholders. For purposes of the annual cash incentive program, the Company modifies EPS as reported under U.S. GAAP during the target-setting process, which is an extensive annual budgeting process. Each hotel and individual corporate unit develops and submits a budget, which the Company then consolidates and adjusts based on external market factors such as global and domestic economic forecasts and lodging industry outlook as well as internal factors such as current revenue from group bookings, expected unit growth for the year and expected capital needs. The adjusted EPS target is determined based on the anticipated approximate impact on EPS of the Company’s planned share buy-back program for the year and excluding items that are not expected to have a direct impact on the business going forward, such as merger and related costs, changes in accounting standards, tax adjustments and gains/losses on sale.

The Board reviewed and approved the budget in February 2018. In setting the adjusted EPS target for 2018 (“Adjusted EPS”), EPS was adjusted to exclude the impact of asset sales, impact of differences in cost reimbursement revenues and reimbursed expenses, merger and related costs, windfall tax adjustments, and updates on guidance on the application of the Tax Cuts and Jobs Act. In addition, consistent with how we present our adjusted results in our earnings announcements, Adjusted EPS excludes cost reimbursement revenue and reimbursed expenses as a result of our adoption of new revenue recognition accounting rules in 2018. These amounts relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and would offset one another each quarter under prior accounting standards. Because these activities are not designed to generate profits or losses, but cause period-to-period variability under the new accounting standards adopted in 2018, we exclude the net impact when evaluating period-over-period changes in our operating results.

Considering these factors, the Committee set the Adjusted EPS target for 2018 at a level that the Committee believed was achievable but not certain to be met, which was $5.03. This target was approximately 22% higher than the Company’s full-year Adjusted EPS for 2017 of $4.12. Adjusted EPS for 2018 was $5.46, which resulted in a maximum achievement level and payout relative to target. For 2018, the Committee had established the following payout scale for Adjusted EPS performance:

Adjusted EPS Achievement vs. Target	Incentive Award	Payout as % of Target*
Below 87%	No Payment	0%
87%	Threshold Payment	25%
100%	Target Payment	100%
107% and Above	Maximum Payment	200%

*	If the achievement falls between two of the stated performance levels, the incentive payment is interpolated between the corresponding incentive levels.

For Mr. Grissen, in addition to Adjusted EPS, his financial performance objectives included operating profit from the Americas division, his primary area of responsibility. The Americas Adjusted Operating Profit target was $2,012 million and the results were $2,124 million, corresponding with a maximum achievement level and payout.

•

Room Growth: Assessment of room growth is based on a net present value estimate/calculation utilized by our management and Board in evaluating the potential performance of completed development projects. The room growth target was reviewed and approved by the Board in February 2018 at a level significantly above 2017 targets. This target level is based on an extensive annual budgeting process whereby a budget was developed for each geographic region that was identified for potential growth and was consolidated and finalized by the Company’s

2019 Proxy Statement	51

Executive and Director Compensation

Lodging Development Department after consideration of external market factors such as global and domestic economic forecasts and lodging industry outlook. For Mr. Grissen, this same process is followed to establish the room growth target for the Americas division.

For each NEO whose cash incentive plan includes the room growth performance measure, except Mr. Capuano, achievement of less than the target results in no component payout, and for Mr. Capuano achievement of 59% of the target results in a threshold component payout. Maximum payout is achieved at achievement of 118% of the room growth target for each NEO other than Mr. Capuano, for whom maximum payout is achievement of 176% of target. The Committee established a wider performance and payout range for Mr. Capuano to more accurately measure and incentivize him for achieving growth goals. For 2018, the net present value of rooms approved for development significantly exceeded each NEO’s target performance level.

•

Global Sales: Assessment of sales is measured by percentage point difference between the actual growth rate over the prior year versus the budgeted growth percentage for global constant dollar RevPAR. For 2018, the Company’s results exceeded the target performance level, resulting in an above target but below maximum payout.

•

Associate Engagement: Assessment of associate engagement is measured by the results of the Company’s annual associate engagement survey (conducted by a third party) as compared against external benchmark results provided by the third-party company. For 2018, the Company exceeded the “Best Employer” benchmark, which resulted in a maximum achievement level and payout. The Americas division was slightly below the “Best Employer” benchmark but significantly above the “Consumer Services” benchmark, which resulted in an above target but below maximum payout.

•

RevPAR Index: The Company retains a third party to collect and compile the data used to calculate a worldwide RevPAR Index, or Americas RevPAR Index for Mr. Grissen. RevPAR Index measures each hotel’s RevPAR against the RevPAR of a group of comparable hotels generally in the same market and lodging segment, stated as a percentage. RevPAR Index is an industry-specific measure of relative performance. Worldwide RevPAR Index is a weighted average of the RevPAR Index of all our hotels (or all hotels in the Americas for Mr. Grissen) except for such hotels that recently opened, recently underwent a significant renovation, or had incomplete competitive reporting. In order for any payout to occur, the Company’s worldwide (or Americas) RevPAR Index score must exceed 100. A score above 100 indicates that the Company has a premium RevPAR relative to its competitors. RevPAR Index must reflect an increase over prior year RevPAR Index results to exceed target component payout. Since the Company’s historical positioning relative to competitors has been strong, year-over-year increases in RevPAR Index indicate additional improvements in relative performance. For 2018, the Company and the Americas division achieved an overall RevPAR Index score above 100 and year-over-year increases that were on the low end, resulting in below target payout. In addition, as discussed in the CD&A, the Board, on recommendation of the Committee, exercised its discretion not to approve any payout for the RevPAR Index component of Mr. Sorenson’s annual cash incentive plan.

•

Guest Satisfaction: Assessment of guest satisfaction is based on Company-wide guest satisfaction survey results for the year compared with pre-established goals. Results are based on a compilation of survey results from numerous satisfaction surveys across the Company’s brands and for the Americas division for Mr. Grissen. The annual goals are designed to be difficult to accomplish and not certain to be met. For 2018, each of the NEOs whose cash incentive plan includes the Guest Satisfaction performance measure achieved guest satisfaction scores that corresponded with a target payout. Notwithstanding this result, as discussed in the CD&A, the Board, on recommendation of the Committee, exercised its discretion not to approve any payout for the Guest Satisfaction component of Mr. Sorenson’s annual cash incentive plan.

•

Individual Achievement: Each year the Company sets specific, individual performance objectives for the NEOs. Each NEO has a different set of objectives that is aligned to his or her unique responsibilities and role within the Company. The objectives are developed by the Chief Executive Officer and members of his executive team, and reviewed, modified as necessary and approved by the Committee (or the Board in the case of Mr. Sorenson’s performance objectives). The performance objectives generally are difficult to accomplish and relate to key duties of the positions. Examples of the types of performance objectives are: successfully harmonize loyalty program and reservation systems as a result of the Starwood combination; execute brand distinction strategies; achieve enhancements in digital and distribution technologies; and execute agreements in support of continued growth.

The Committee applies a rigorous and largely subjective assessment of each NEO’s qualitative performance relative to the performance objectives. The performance objectives are not assigned specific weightings and may be modified by the Committee during the performance period if a change in business circumstances warrants. The actual payments

52	Marriott International, Inc.

Executive and Director Compensation

relating to performance objectives are determined by the Committee based on its subjective assessment of each NEO’s job performance for the year. Maximum or above-target payouts typically occur if the Committee views the NEO’s overall performance to have been superior after its review of the achievement levels for each of the objectives. No payments are made if performance is below threshold expectations. For each of the five years preceding 2018, the NEOs received award levels varying from above-target to a maximum payout for individual achievement reflecting consistently strong performance in recent years. For 2018, each NEO continued to achieve key individual objectives, including operations objectives such as the initiatives identified above, resulting in payouts ranging from target to above target but below maximum payout. However, notwithstanding the results for Mr. Sorenson, as discussed in the CD&A, the Board, on recommendation of the Committee, exercised its discretion not to approve any payout for the Individual Achievement component of his annual cash incentive plan.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table shows information about outstanding Company SARs, RSUs and PSUs at December 31, 2018, our fiscal year-end. The Intrinsic Value and Market Value figures for the Company stock awards are based on the closing price as of December 31, 2018 of the Company’s Class A common stock, which was $108.56.

Name	Grant Date	Award Type	SAR Awards							Stock Awards
			Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)			SAR Exercise Price ($)	SAR Expiration Date	SAR Intrinsic Value: ($) Exercisable/ Unexercisable		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Sorenson	2/17/09	SARs	187,008	—		13.8085	2/17/19	17,719,289	—	—		—
	2/16/10	SARs	155,040	—		25.4397	2/16/20	12,886,971	—	—		—
	2/16/10	MVW SARs(1)	15,504	—		15.5031	2/16/20	852,827	—	—		—
	2/17/11	SARs	126,824	—		38.4942	2/17/21	8,886,025	—	—		—
	2/21/12	SARs	225,228	—		34.67	2/21/22	16,642,097	—	—		—
	2/22/13	SARs	229,008	—		39.27	2/22/23	15,867,964	—	—		—
	2/24/14	SARs	118,416	—		53.25	2/24/24	6,549,589	—	—		—
	2/23/15	SARs	77,043	—		82.67	2/23/25	1,994,643	—	—		—
	2/22/16	SARs	61,024	30,512	(2)	66.86	2/22/26	2,544,701	1,272,350	—		—
	2/21/17	SARs	20,716	41,432	(2)	88.31	2/21/27	419,499	838,998	—		—
	2/20/18	SARs	—	47,391	(2)	139.54	2/20/28	—	—	—		—
		RSUs	—	—		—		—	—	40,253	(3)	4,369,866
		PSUs	—	—		—		—	—	29,916	(4)	3,247,681
		PSUs	—	—		—		—	—	36,276	(5)	3,938,123
		PSUs	—	—		—		—	—	42,465	(6)	4,610,000
		PSUs	—	—		—		—	—	32,250	(7)	3,501,060
Mr. Capuano	2/21/12	SARs	32,762	—		34.67	2/21/22	2,420,784	—	—		—
	2/22/13	SARs	45,804	—		39.27	2/22/23	3,173,759	—	—		—
	2/24/14	SARs	31,578	—		53.25	2/24/24	1,746,579	—	—		—
	2/23/15	SARs	23,115	—		82.67	2/23/25	598,447	—	—		—
	2/22/16	SARs	20,342	10,171	(2)	66.86	2/22/26	848,261	424,131	—		—
	2/21/17	SARs	7,790	15,580	(2)	88.31	2/21/27	157,748	315,495	—		—
	2/20/18	SARs	—	16,428	(2)	139.54	2/20/28	—	—	—		—
		RSUs	—	—		—		—	—	49,762	(8)	5,402,163
		PSUs	—	—		—		—	—	9,972	(4)	1,082,560
		PSUs	—	—		—		—	—	28,803	(5)	3,126,854
		PSUs	—	—		—		—	—	10,647	(6)	1,155,838
		PSUs	—	—		—		—	—	7,455	(7)	809,315
Ms. Linnartz	2/23/15	SARs	16,053	—		82.67	2/23/25	415,612	—	—		—
	2/22/16	SARs	20,342	10,171	(2)	66.86	2/22/26	848,261	424,131	—		—
	2/21/17	SARs	9,447	18,894	(2)	88.31	2/21/27	191,302	382,604	—		—
	2/20/18	SARs	—	19,590	(2)	139.54	2/20/28	—	—	—		—
		RSUs	—	—		—		—	—	16,446	(9)	1,785,378
		PSUs	—	—		—		—	—	9,972	(4)	1,082,560
		PSUs	—	—		—		—	—	28,803	(5)	3,126,854
		PSUs	—	—		—		—	—	12,912	(6)	1,401,727
		PSUs	—	—		—		—	—	8,889	(7)	964,990

2019 Proxy Statement	53

Executive and Director Compensation

Name	Grant Date	Award Type	SAR Awards							Stock Awards
			Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)			SAR Exercise Price ($)	SAR Expiration Date	SAR Intrinsic Value: ($) Exercisable/ Unexercisable		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Grissen	2/16/10	SARs	91,900	—		25.4397	2/16/20	7,638,756	—	—		—
	2/17/11	SARs	39,636	—		38.4942	2/17/21	2,777,128	—	—		—
	2/21/12	SARs	35,972	—		34.67	2/21/22	2,657,971	—	—		—
	2/22/13	SARs	66,796	—		39.27	2/22/23	4,628,295	—	—		—
	2/24/14	SARs	43,914	—		53.25	2/24/24	2,428,883	—	—		—
	2/23/15	SARs	30,177	—		82.67	2/23/25	781,283	—	—		—
	2/22/16	SARs	25,426	12,713	(2)	66.86	2/22/26	1,060,264	530,132	—		—
	2/21/17	SARs	9,447	18,894	(2)	88.31	2/21/27	191,302	382,604	—		—
	2/20/18	SARs	—	19,590	(2)	139.54	2/20/28	—	—	—		—
		RSUs	—	—		—		—	—	17,277	(10)	1,875,591
		PSUs	—	—		—		—	—	12,465	(4)	1,353,200
		PSUs	—	—		—		—	—	28,803	(5)	3,126,854
		PSUs	—	—		—		—	—	12,912	(6)	1,401,727
		PSUs	—	—		—		—	—	8,889	(7)	964,990
Ms. Oberg	2/22/16	SARs	18,308	9,154	(2)	66.86	2/22/26	763,444	381,722	—		—
	2/21/17	SARs	8,618	17,236	(2)	88.31	2/21/27	174,515	349,029	—		—
	2/20/18	SARs	—	18,957	(2)	139.54	2/20/28	—	—	—		—
		RSUs	—	—		—		—	—	16,089	(11)	1,746,622
		PSUs	—	—		—		—	—	8,976	(4)	974,435
		PSUs	—	—		—		—	—	28,803	(5)	3,126,854
		PSUs	—	—		—		—	—	11,778	(6)	1,278,620
		PSUs	—	—		—		—	—	8,601	(7)	933,725

(1)

Marriott Vacations Worldwide (“MVW”) SARs resulted from adjustments to the Company SARs to reflect the spin-off of the Company’s timeshare business in 2011. The Intrinsic Value figures for the MVW SARs are based on the closing price of MVW’s common stock (traded on the New York Stock Exchange under ticker symbol VAC) as of December 31, 2018, which was $70.51.

(2)	SARs are exercisable in 33% increments on each of the first, second, and third anniversary of the grant date.
(3)	These RSUs are scheduled to vest as follows, 22,425 on February 15, 2019; 12,453 on February 15, 2020; 5,375 on February 15, 2021.
(4)	These PSUs are equity incentive plan awards that have not been earned and will vest on February 15, 2019, pending performance results and continued service.
(5)	These PSUs are equity incentive plan awards that have not been earned and will vest on May 15, 2019, pending performance results and continued service.
(6)	These PSUs are equity incentive plan awards that have not been earned and will vest on February 15, 2020, pending performance results and continued service.
(7)	These PSUs are equity incentive plan awards that have not been earned and will vest on February 15, 2021, pending performance results and continued service.
(8)	These RSUs are scheduled to vest as follows, 23,987 on February 15, 2019; 15,791 on February 15, 2020; 9,984 on February 15, 2021.
(9)	These RSUs are scheduled to vest as follows, 8,774 on February 15, 2019; 5,450 on February 15, 2020; 2,222 on February 15, 2021.
(10)	These RSUs are scheduled to vest as follows, 9,605 on February 15, 2019; 5,450 on February 15, 2020; 2,222 on February 15, 2021.
(11)	These RSUs are scheduled to vest as follows, 8,844 on February 15, 2019; 5,095 on February 15, 2020; 2,150 on February 15, 2021.

54	Marriott International, Inc.

Executive and Director Compensation

SAR Exercises and Stock Vested During Fiscal 2018

The following table shows information about vesting of RSU and PSU awards during fiscal year 2018. There were no SAR exercises during fiscal year 2018.

	Stock Awards
Name	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Sorenson	RSU/PSU	2/15/18	120,766	17,257,461

Mr. Capuano	RSU/PSU	2/15/18	29,158	4,166,678

Ms. Linnartz	RSU/PSU	2/15/18	14,521	2,075,051

Mr. Grissen	RSU/PSU	2/15/18	22,358	3,194,958

Ms. Oberg	RSU	2/15/18	7,633	1,090,756

(1)	The value realized upon vesting is based on the average of the high and low stock price on the vesting date.

The following tables include additional information regarding the value realized by the NEOs in 2018 on the vesting of Marriott stock awards reported in the table above.

	2018 Restricted/Performance Stock Unit Award Vesting
Name	Grant Date	Vesting Date	Number of Shares Vested	Average Market Value at Grant ($)	Average Market Value at Vesting ($)	Stock Price Increase/ Decrease from Grant to Vesting Date (%)	Value Realized Upon Vesting ($)
Mr. Sorenson	12/17/14	2/15/18	65,488	76.35	142.90	87	9,358,235
	2/23/15	2/15/18	38,228	82.67	142.90	73	5,462,781
	2/22/16	2/15/18	9,972	66.86	142.90	114	1,424,999
	2/21/17	2/15/18	7,078	88.31	142.90	62	1,011,446
Mr. Capuano	2/23/15	2/15/18	23,172	82.67	142.90	73	3,311,278
	2/22/16	2/15/18	3,324	66.86	142.90	114	475,000
	2/21/17	2/15/18	2,662	88.31	142.90	62	380,400
Ms. Linnartz	2/23/15	2/15/18	7,969	82.67	142.90	73	1,138,770
	2/22/16	2/15/18	3,324	66.86	142.90	114	475,000
	2/21/17	2/15/18	3,228	88.31	142.90	62	461,281
Mr. Grissen	2/23/15	2/15/18	14,975	82.67	142.90	73	2,139,927
	2/22/16	2/15/18	4,155	66.86	142.90	114	593,750
	2/21/17	2/15/18	3,228	88.31	142.90	62	461,281
Ms. Oberg	2/24/14	2/15/18	939	53.25	142.90	168	134,183
	2/23/15	2/15/18	757	82.67	142.90	73	108,175
	2/22/16	2/15/18	2,992	66.86	142.90	114	427,557
	2/21/17	2/15/18	2,945	88.31	142.90	62	420,841

2019 Proxy Statement	55

Executive and Director Compensation

Nonqualified Deferred Compensation for Fiscal Year 2018

The following table presents contributions, earnings, distributions and balances under the EDC for the 2018 fiscal year.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Mr. Sorenson	355,737	222,336	236,303	—	6,494,773

Mr. Capuano	24,720	18,540	36,570	—	999,886

Ms. Linnartz	143,933	89,958	6,232	—	233,861

Mr. Grissen	1,176,640	88,248	273,309	—	7,681,183

Ms. Oberg	402,167	86,976	49,627	—	1,442,017

(1)

The amounts in this column consist of elective deferrals by the NEOs of salary for the 2018 fiscal year and non-equity incentive plan compensation for 2017 (otherwise payable in 2018) under the EDC. The following table indicates the portion of each executive’s elective contributions that was attributable to 2018 salary that is reported in the Summary Compensation Table.

Name	Amounts that Relate to the Contribution of Salary ($)

Mr. Sorenson	78,000

Mr. Capuano	24,720

Ms. Linnartz	49,440

Mr. Grissen	412,000

Ms. Oberg	15,450

(2)

The amounts in this column reflect aggregate notional earnings during 2018 of each NEO’s account in the EDC. Such earnings are reported in the Summary Compensation Table only to the extent that they were credited at a rate of interest in excess of 120% of the applicable federal long-term rate. The following table indicates the portion of each executive’s aggregate earnings during 2018 that is reported in the Summary Compensation Table.

Name	Amounts Included in the Summary Compensation Table for 2018 ($)

Mr. Sorenson	23,309

Mr. Capuano	3,630

Ms. Linnartz	528

Mr. Grissen	26,620

Ms. Oberg	4,683

(3)

This column includes amounts in each NEO’s total EDC account balance as of the last day of the 2018 fiscal year. The following table presents the portion of the Aggregate Balance that was reported as compensation in the Summary Compensation Table in the Company’s prior-year proxy statements since we became a public company on March 27, 1998.

Name	Amounts that were Reported as Compensation in Prior Year Proxy Statements ($)

Mr. Sorenson	4,484,327

Mr. Capuano	238,542

Ms. Linnartz	177,371

Mr. Grissen	2,715,441

Ms. Oberg	707,768

56	Marriott International, Inc.

Executive and Director Compensation

Under the EDC, the NEOs and other participants are eligible to defer the receipt of up to 80% of their salary, bonus, non-equity incentive plan compensation and/or commissions. Such amounts are fully vested. In addition, the Company may make a discretionary matching contribution to participants’ (including the NEOs’) EDC accounts, which, under the current plan, is vested when made. The match is intended to provide the NEOs (and other highly-paid associates) with matching contributions that are similar to matching contributions that would have been made under the Company’s tax-qualified section 401(k) plan but for the application of certain nondiscrimination testing and annual compensation limitations under the Internal Revenue Code. For 2018, the Board approved a 75% match on up to the first 3% of eligible compensation deferred under the EDC, and a 50% match on up to the next 3% of eligible compensation deferred under the EDC, in each case, subject to certain compensation thresholds.

The Company also may make an additional discretionary contribution to participants’ (including the NEOs’) EDC accounts based on subjective factors such as individual performance, key contributions and retention needs. There were no additional discretionary contributions for the NEOs for 2018.

The EDC also provides participants the opportunity for long-term capital appreciation by crediting participant accounts with a rate of return determined by the Company. The rate of return was determined largely by reference to the Company’s estimated long-term cost of borrowing and was set at 3.9% for 2018. To the extent that this rate exceeds 120% of the applicable federal long-term rate, the excess is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

Participants may receive a distribution of the vested portion of their EDC accounts upon termination of employment or, in the case of participant deferrals and Company matching contributions (and related earnings), upon a specified future date while still employed (an “in-service distribution”), as elected by the participant. Each year’s deferrals and Company match may have a separate distribution election. Distributions payable upon termination of employment may be elected as (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed 20 years; or (iii) five annual cash payments beginning on the sixth January following termination of employment. In-service distributions may be elected by the participant as a single lump sum cash payment or annual cash payments over a term of two to five years, in either case beginning not earlier than the third calendar year following the calendar year of the deferral. However, in the case of amounts of $10,000 or less, or when no election regarding the form of distribution is made, the distribution will be made in a lump sum. When the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur until after six months following termination of employment. Typically, the NEOs are specified employees.

Potential Payments Upon Termination or Change in Control

The Company does not have employment agreements or severance agreements with any of the NEOs.

Under the Stock Plan and the relevant award agreements, upon retirement (except for Mr. Capuano’s separate RSU awards described in the CD&A) or, for awards granted before February 21, 2017 (including Mr. Capuano’s separate RSU awards), termination due to permanent disability (as defined in the Stock Plan), a NEO may continue to vest in and receive distributions under outstanding RSUs and PSUs for the remainder of their vesting period and may exercise SARs for up to five years subject to the awards’ original terms. However, the stock awards provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining within that one-year period. Stock awards granted on or after February 21, 2017 will vest in full upon permanent disability, including at target performance level for PSUs.

Under the EDC, upon retirement or termination due to permanent disability (as defined in the EDC), a NEO will immediately vest in any unvested portion of his or her EDC account.

Any cash incentive payments under the annual cash incentive program will be forfeited if an executive is not employed on the last day of the fiscal year, except that the annual cash incentive will be paid based on the target performance level, pro-rated based on the days worked during the year, upon death or disability, in addition to payment upon a NEO’s termination of employment in connection with or following a change in control as discussed below.

For purposes of Stock Plan awards, retirement means a termination of employment with retirement approval of the Committee (or its designee) by an executive who has attained age 55 with 10 years of service with the Company, or, for the EDC, has attained 20 years of service with the Company. In all cases, however, the Committee or its designee has the authority to revoke approved retiree status if an executive terminates employment for serious misconduct or is

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Executive and Director Compensation

subsequently found to have engaged in competition with the Company or engaged in criminal conduct or other behavior that is actually or potentially harmful to the Company. A NEO who dies as an employee or while an approved retiree immediately vests in his or her EDC account and stock awards. These provisions were developed based on an analysis of external market data. As of December 31, 2018, Messrs. Sorenson and Grissen and Ms. Oberg met the age and service conditions for retirement eligibility. Mr. Capuano and Ms. Linnartz will meet those conditions if they remain employed until December 17, 2020 and March 28, 2023, respectively.

Under the Stock Plan, in the event of certain transactions involving a capital restructuring, reorganization or liquidation of the Company or similar event as defined in the plan, the Company or its successor may in its discretion provide substitute equity awards under the Stock Plan or, if no similar equity awards are available, an equivalent value as determined at that time will be credited to each NEO’s account in the EDC, provided that such action does not enlarge or diminish the value and rights under the awards. If the Company or its successor does not substitute equity awards or credit the EDC accounts, the Company or its successor will provide for the awards to be exercised, distributed, canceled or exchanged for value. The intrinsic values of the vested and unvested SARs and unvested stock awards as of the last day of the fiscal year are indicated for each NEO in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

In addition, if any NEO’s employment is terminated by the Company other than for the executive’s misconduct or the executive resigns for good reason (as defined under the Stock Plan) beginning three months before and ending 12 months following a change in control (as defined under the Stock Plan) of the Company, the NEO will become fully vested in all unvested equity awards under the Stock Plan (including at the target performance level for PSUs). In those circumstances, all SARs will be exercisable until the earlier of the original expiration date of the awards or 12 months (or five years for an approved retiree) following the termination of employment, and all other stock awards shall be immediately distributed following the later of the termination of employment or the change in control event, except that certain stock awards subject to the requirements of Section 409A of the Internal Revenue Code may not be distributable for six months following termination of employment if the NEO is a “specified employee” under Section 409A, which is typical. In addition, any cash incentive payments under the annual cash incentive program will be made immediately based on the target performance level, pro-rated based on the days worked during the year until the NEO’s termination of employment in connection with or following a change in control, and any unvested EDC balances will immediately vest.

The table below reflects the intrinsic value of unvested stock awards and cash incentive payments that each NEO would receive upon retirement, disability, death, or involuntary termination of employment in connection with a change in control as of December 31, 2018, the end of our fiscal-year (based on the Company’s closing stock price of $108.56 on December 31, 2018). Each of the NEOs was fully vested in their EDC accounts as of December 31, 2018.

Name	Plan	Retirement ($)(1)	Disability ($)(2)	Death ($)	Change in Control and Termination ($)
Mr. Sorenson	Stock Plan	17,106,172	21,778,078	21,778,078	21,778,078
	Total Cash Incentive	—	1,950,000	1,950,000	1,950,000
Mr. Capuano	Stock Plan	—	12,316,356	12,316,356	12,316,356
	Total Cash Incentive	—	618,000	618,000	618,000
Ms. Linnartz	Stock Plan	—	9,168,243	9,168,243	9,168,243
	Total Cash Incentive	—	618,000	618,000	618,000
Mr. Grissen	Stock Plan	6,272,295	9,635,097	9,635,097	9,635,097
	Total Cash Incentive	—	618,000	618,000	618,000
Ms. Oberg	Stock Plan	5,435,848	8,791,005	8,791,005	8,791,005
	Total Cash Incentive	—	579,375	579,375	579,375

(1)

These Stock Plan amounts will become exercisable or be distributed following termination of employment over the period described in the awards, subject to the conditions not to engage in competition or other conduct injurious to the Company as described in more detail above, provided that, a portion of the stock awards granted on February 20, 2018 will be earned based on the number of days from the grant date through the retirement date.

58	Marriott International, Inc.

Executive and Director Compensation

(2)

For awards granted before February 21, 2017, these Stock Plan amounts will become exercisable or be distributed following termination of employment over the period described in the awards, subject to the conditions not to engage in competition or other conduct injurious to the Company as described in more detail above. For awards granted on or after that date, these Stock Plan amounts will fully vest and become immediately exercisable or distributable.

The benefits presented in the table above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and vested EDC balances, and benefits available generally to salaried associates such as benefits under the Company’s 401(k) plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be higher or lower than reported above. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described above, as the Committee determines appropriate.

CEO Pay Ratio

For our 2017 fiscal year, we identified a median compensated employee and disclosed the ratio of that employee’s annual total compensation to the CEO’s annual total compensation pursuant to Item 402(u) of Regulation S-K. Item 402(u) provides that a registrant is only required to identify a median compensated employee every three years unless there has been a change in its employee population or compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. During the 2018 fiscal year, there were no such changes that would significantly change our pay ratio disclosure. Accordingly, we are using the same median employee in our 2018 fiscal year pay ratio disclosure.

The 2018 annual total compensation of the median compensated employee was $34,594; Mr. Sorenson’s 2018 annual total compensation was $12,933,992, and the ratio of these amounts was 1-to-374.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median compensated employee from our employee population on October 1, 2017, our determination date, we used total gross earnings, which we measured over a 9-month period that included the January 1 to September 30, 2017 payroll cycles. We estimated total gross earnings for full- and part-time permanent employees who did not work for the entire 9-month period, based on their earnings for the portion of the period that they worked. At non-U.S. managed hotels, where employment laws and practices may vary, we included only those individuals who are identified as employees on the records of the business units where they work.

Director Compensation

Our director compensation program is reviewed annually. The Committee reviews annual director compensation at the 50th percentile of external market data, which includes surveys of similarly-sized, cross-industry companies, as well as a custom peer group of companies specifically selected by the Committee. The Committee believes, based on the advice of the Compensation Consultant, that the similarly-sized companies participating in the revenue-based surveys and the companies selected for the custom survey represent the appropriate reference against which our director compensation program should be assessed. To provide additional context, the Committee considers director compensation practices

2019 Proxy Statement	59

Executive and Director Compensation

of select competitors in the lodging industry. The Committee also reviews and considers historical financial, business and total shareholder return results, as well as the external view of various stakeholders such as shareholders and proxy advisors.

In May 2018, following a review of the Company’s director compensation program under the above framework, as well as consultation with the Compensation Consultant, the Committee recommended, and the Board approved, a new annual lead independent director fee of $30,000 and an increase to the annual share award value to $165,000 from $140,000, effective May 1, 2018, to better align with market compensation levels. As a result of these changes we paid non-employee directors compensation in the form of annual cash retainer fees and Non-Employee Director Share Awards (“Share Awards”) under the Stock Plan for 2018, as follows:

Type of Fee (all fees below are annual)	Amount of Fee through April 30th ($)	Amount of Fee beginning May 1st ($)
Board Retainer Fee	85,000	85,000
Share Award	140,000	165,000
Lead Independent Director Fee	N/A	30,000
Audit Committee Chair Fee	20,000	20,000
Other (Non-Audit) Committee Chair Fee	10,000	10,000
Audit Committee Member Retainer	10,000	10,000

We pay retainer, chair and lead independent director fees on a quarterly basis. However, in accordance with established Company procedures, a director may make an advance election to defer payment of all or a portion of his or her director fees pursuant to the Stock Plan and/or the EDC. Director fees that are deferred pursuant to the Stock Plan will be credited as stock units to the director’s stock unit account in the plan. As elected by the director, director fees that are credited to the director’s stock unit account as stock units may be distributed as an equal number of shares in a lump sum or in one to 10 annual installments following termination of service as a Board member. Additional stock units are credited to the director’s stock unit account to reflect any dividends paid on our Class A common stock in a number equal to (x) the per-share cash dividend amount multiplied by the number of stock units in the director’s account divided by (y) the average of the high and low prices of a share of our Class A common stock on the dividend payment date.

Alternatively, a director may make an advance election to receive payment of all or any part of his or her Board retainer fees (but not other fees) in the form of SARs having an equivalent grant date value. We grant director SARs with an exercise price equal to fair market value (the average of the high and low quoted prices of the Company stock) on the grant date and with a 10-year term. The SARs become vested and exercisable on the last business day immediately preceding the next annual meeting of stockholders or, if earlier, upon the director’s termination of service due to death or permanent disability.

The Company grants Share Awards to directors following the Company’s annual meeting of stockholders. A Share Award is a fully vested grant of stock that the director may choose to have distributed in a lump sum on the one-year anniversary of the grant or one to 10 annual installments following termination of service as a Board member. Directors make their elections in the year prior to grant of the award. The annual Share Awards neither accrue dividend equivalents nor provide voting rights until the stock is distributed.

The Company reimburses directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. To encourage our directors to visit and personally evaluate our properties, the directors also receive complimentary rooms, food and beverages at Company-owned, operated or franchised hotels, as well as the use of hotel-related services such as Marriott-managed golf and spa facilities, when on personal travel. We report the value of these benefits to the directors as taxable compensation and do not provide the directors any gross-up to cover such taxes.

60	Marriott International, Inc.

Executive and Director Compensation

The Board believes that stock ownership by non-employee directors is essential for aligning their interests with those of our stockholders. To emphasize this principle, Board stock ownership guidelines require that each non-employee director own Company stock or stock units valued at three times the director’s combined annual cash and stock retainers, or roughly nine times the annual cash retainer. All non-employee directors who have served as directors of the Company for five years or more have met this goal.

Director Compensation for Fiscal Year 2018

The following Director Compensation Table presents the compensation we paid in 2018 to our non-employee directors. As officers, Deborah M. Harrison, J.W. Marriott, Jr. and Arne M. Sorenson are not paid for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mary K. Bush	95,000	165,032	—	—	260,032
Bruce W. Duncan	91,667	165,032	—	—	256,699
Frederick A. Henderson	105,000	165,032	—	—	270,032
Eric Hippeau	85,000	165,032	—	—	250,032
Lawrence W. Kellner	115,000	165,032	—	—	280,032
Debra L. Lee	95,000	165,032	470	3,563	264,065
Aylwin B. Lewis	95,000	165,032	172	3,563	263,767
George Muñoz	95,000	165,032	962	24,558	285,552
Steven S Reinemund	95,000	165,032	1,010	3,563	264,605
W. Mitt Romney (resigned effective November 8, 2018)	87,083	165,032	—	—	252,115
Susan C. Schwab	85,000	165,032	49	3,188	253,269

(1)	This column includes any fees that the directors elected to defer to their stock unit accounts in the Stock Plan, and fees that were deferred pursuant to the EDC, as follows:

Name	Fees Credited to Stock Unit Account in the Stock Plan ($)	Fees Elected as a Director SAR Award ($)	Fees Deferred Pursuant to the EDC ($)
Mr. Hippeau	85,000	—	—
Ms. Lee	—	—	5,700
Mr. Lewis	47,500	—	47,500
Mr. Muñoz	—	—	95,000
Mr. Reinemund	—	—	5,700
Ms. Schwab	—	—	5,100

Messrs. Hippeau and Lewis elected to have stock units credited to their stock unit accounts under the Stock Plan, in lieu of cash payments of a portion of their annual cash retainer, which were credited on May 11, 2018, August 9, 2018, November 8, 2018, and December 31, 2018. The number of stock units credited to each director’s stock unit account was determined by dividing (i) the amount the director elected to defer by (ii) the average of the high and low trading prices of the Company’s Class A common stock on the respective credit dates, which were $139.15, $121.76, $116.24, and $107.98.

2019 Proxy Statement	61

Executive and Director Compensation

(2)

Each non-employee director was granted a Share Award on May 11, 2018, for 1,186 shares. In accordance with the Company’s equity compensation grant procedures, the awards were determined by dividing the value of the Share Award by the average of the high and low prices of a share of the Company’s Class A common stock on the date the awards were granted, which was $139.15 per share. The amounts reported in the “Stock Awards” column reflect the grant date fair value of the award, determined in accordance with accounting guidance for share-based payments.

(3)

The following table indicates the number of outstanding SARs, stock options (“SO”), RSUs, and shares of deferred stock (“DS”) held by each director at the end of 2018. This table also includes MVW DS awards resulting from adjustments to the Company DS awards for the Company’s timeshare business spin-off in 2011. SO, RSU, and a portion of the DS awards held by Messrs. Duncan and Hippeau reflect Starwood awards that converted into awards that are settled in Marriott stock, and do not reflect accrued dividend equivalents that are paid in cash upon settlement of DS awards.

Name	Award Type	Number of Securities Underlying Unexercised Director Options/ SARs		Number of Shares or Units of Stock That Have Not Vested (#)	Number of Shares or Units of Stock That Have Vested (#)
		Exercisable (#)	Unexercisable (#)
Ms. Bush	DS	—	—	—	20,714
	MVW DS	—	—	—	1,175
Mr. Henderson	DS	—	—	—	11,294
Mr. Kellner	DS	—	—	—	21,506
	MVW DS	—	—	—	1,021
Ms. Lee	DS	—	—	—	31,142
	MVW DS	—	—	—	1,704
Mr. Muñoz	SARs	21,375	—	—	—
	DS	—	—	—	43,103
	MVW DS	—	—	—	3,422
Mr. Reinemund	DS	—	—	—	2,916
	MVW DS	—	—	—	173
Ms. Schwab	DS	—	—	—	2,936
Mr. Duncan	SO	3,376	—	—	—
	RSU	—	—	1,169	—
	DS	—	—	—	10,569
Mr. Hippeau	DS	—	—	—	36,862
Mr. Lewis	DS	—	—	—	3,211

(4)

The values reported equal the earnings credited to accounts in the EDC to the extent they were credited at a rate of interest exceeding 120% of the applicable federal long-term rate, as discussed for the NEOs under “Nonqualified Deferred Compensation for Fiscal Year 2018” above.

(5)

This column includes Company allocations made by the Company under the EDC for fiscal year 2018 and perquisites and personal benefits, including complimentary rooms, food and beverages at Company-owned, operated or franchised hotels, as well as the use of hotel-related services such as Marriott-managed golf and spa facilities, when on personal travel. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for any director for the fiscal year.

62	Marriott International, Inc.

Executive and Director Compensation

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/SARs, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options/SARs, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	8,793,758	(1)	$38.17	20,537,629	(2)
Equity compensation plans not approved by stockholders(3)	404,497		—	11,069,960
Total	9,198,255			31,607,589

(1)

Includes 5,220,568 shares subject to outstanding PSU, RSU, and deferred stock bonus awards, as well as DS awards to directors under the Stock Plan, that are not included in the calculation of the Weighted-Average Exercise Price column. Includes 896,703 shares issuable at target under outstanding PSUs.

(2)	Consists of 10,327,895 securities available for issuance under the Stock Plan and 10,209,734 securities available for issuance under the Employee Stock Purchase Plan.
(3)

Represents shares subject to outstanding restricted stock, RSU, and deferred stock awards and shares remaining available for future issuance under the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan. Does not include 30,961 shares subject to options/SARs with a weighted average exercise price of $47.30 and 41,109 shares subject to other equity awards, all of which were assumed in acquisitions.

The Company assumed the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan (the “Starwood LTIP”) in connection with the acquisition of Starwood. The Starwood LTIP authorizes the award of stock options, SARs, restricted stock, RSUs, PSUs and other equity-based or equity-related awards to employees and consultants, except that awards cannot be granted to any person who was an employee of the Company or its subsidiaries at the time of the acquisition. The Starwood LTIP is administered by the Compensation Policy Committee of the Company’s Board, which may delegate to one or more executive officers or directors the authority to grant awards under the plan.

2019 Proxy Statement	63

Stock Ownership

STOCK OWNERSHIP

Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

The table below sets forth the beneficial ownership of Class A common stock by our directors, director nominees and executive officers as of January 31, 2019 (unless otherwise noted), as well as additional information about beneficial owners of more than five percent of the Company’s Class A common stock. Ownership consists of sole voting and sole investment power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws. Unless otherwise noted, the address for all greater than five percent beneficial owners is Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

Note on Various Marriott Family Holdings: SEC rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in multiple counting of some shares. After eliminating double-counting of shares beneficially owned, J.W. Marriott, Jr. and Deborah M. Harrison together have an aggregate beneficial ownership of 11.83 percent of Marriott’s outstanding shares. The aggregate total beneficial ownership of J.W. Marriott, Jr., Deborah M. Harrison, and each of the “Other 5% Beneficial Owners” shown below, except for The Vanguard Group, Capital Research Global Investors and BlackRock, Inc., is 16.43 percent of outstanding shares after removing the shares counted multiple times. These individuals and entities each disclaim beneficial ownership over shares owned by other members of the Marriott family and the entities named below except as specifically disclosed in the footnotes following the table below.

Name	Shares Beneficially Owned		Percent of Class(1)
Directors and Director Nominees:
J.W. Marriott, Jr.	39,047,039	(2)(3)(4)(5)	11.50%
Mary K. Bush	20,989	(7)	*
Bruce W. Duncan	107,241	(7)(8)(16)	*
Frederick A. Henderson	12,934	(7)	*
Deborah M. Harrison	29,123,469	(3)(4)(6)	8.58%
Eric Hippeau	58,624	(7)(8)	*
Lawrence W. Kellner	23,506	(7)	*
Debra L. Lee	31,782	(7)	*
Aylwin B. Lewis	12,279	(7)	*
Margaret M. McCarthy	0		*
George Muñoz	69,503	(7)(8)	*
Steven S Reinemund	33,709	(7)	*
Susan C. Schwab	7,291	(7)	*
Arne M. Sorenson	1,559,725	(8)	*
Other Named Executive Officers:
Anthony G. Capuano	161,762	(8)	*
Stephanie C. Linnartz	104,419	(8)	*
David J. Grissen	293,930	(8)	*
Kathleen K. Oberg	53,619	(8)	*
All Directors and Executive Officers as a Group: (24 persons)	43,001,896	(9)	12.60%
Other 5% Beneficial Owners:
Richard E. Marriott	24,997,926	(2)(11)	7.37%
John W. Marriott III	25,405,236	(4)(10)	7.49%
Juliana B. Marriott	25,113,182	(4)(12)	7.40%
Stephen Blake Marriott	24,371,309	(4)(13)	7.19%
David S. Marriott	29,955,989	(4)(14)	8.83%
Nicole M. Avery	24,247,517	(4)(15)	7.15%
JWM Family Enterprises, Inc.	24,227,118	(4)	7.14%
JWM Family Enterprises, L.P.	24,227,118	(4)	7.14%

BlackRock, Inc.	17,147,419	(17)	5.06%
55 East 52nd Street New York, NY 10055

Capital Research Global Investors	20,632,611	(18)	6.08%
333 South Hope Street Los Angeles, CA 90071

The Vanguard Group	19,884,083	(19)	5.86%
100 Vanguard Blvd. Malvern, PA 19355

64	Marriott International, Inc.

Stock Ownership

*	Less than 1 percent.
(1)	Based on the number of shares outstanding 339,173,170 on January 31, 2019, plus the number of shares acquirable by the specified person(s) within 60 days of January 31, 2019 as described below.
(2)

Includes the following 11,720,804 shares that both J.W. Marriott, Jr. and his brother Richard E. Marriott report as beneficially owned: (a) 3,350,957 shares held by trusts for the benefit of their children and grandchildren, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees; (b) 3,523,737 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, David S. Marriott, and Deborah M. Harrison serve as co-trustees; and (c) 4,846,110 shares held by a limited liability company for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-managers.

(3)

Includes 240,000 shares owned by six trusts for the benefit of the grandchildren and great-grandchildren of J.W. Marriott, Jr., for which J.W. Marriott, Jr.’s spouse and each of his children serve as co-trustees and that both J.W. Marriott, Jr. and his daughter Deborah M. Harrison report as beneficially owned.

(4)

Includes the following 24,227,118 shares that J.W. Marriott, Jr., his children John W. Marriott III, Deborah M. Harrison, and David S. Marriott, his grandson Stephen Blake Marriott, his daughter-in-law Juliana B. Marriott, his granddaughter Nicole L. Avery, JWM Family Enterprises, Inc., and JWM Family Enterprises, L.P. each report as beneficially owned: (a) 9,199,999 shares owned by Thomas Point Ventures, L.P.; (b) 3,940,000 shares owned by Anchorage Partners, L.P.; (c) 260,000 shares owned by Dauntless Limited Holdings, LLC; (d) 2,504,028 shares owned by Terrapin Limited Holdings, LLC; (e) 320,000 shares owned by Short North Limited Holdings LLC; and (f) 8,003,091 shares owned by JWM Family Enterprises, L.P. JWM Family Enterprises, Inc., a corporation in which J.W. Marriott, Jr., each of his children, his granddaughter, Nicole M. Avery and his grandson, Stephen Blake Marriott, is a director, is the sole general partner of JWM Family Enterprises, L.P., a limited partnership, which in turn is the sole general partner of Thomas Point Ventures, L.P. and Anchorage Partners, L.P., which also are limited partnerships, and the sole member of Terrapin Limited Holdings, LLC and Short North Limited Holdings LLC. Anchorage Partners, L.P., is the sole member of Dauntless Limited Holdings, LLC. The address for the corporation, the three limited partnerships and the three limited liability companies is 9737 Washington Boulevard, Suite 404, Gaithersburg, Maryland 20878.

(5)

Includes the following 2,859,117 shares that J.W. Marriott, Jr. reports as beneficially owned, in addition to the shares referred to in footnotes (2), (3) and (4): (a) 223,744 shares held in a 401(k) account for the benefit of J.W. Marriott, Jr.; (b) 240,024 shares held in a revocable trust for the benefit of J.W. Marriott, Jr., for which he is the sole trustee; (c) 343,003 shares subject to SARs currently exercisable or exercisable within 60 days after January 31, 2019; (d) 285,758 shares held in a revocable trust for the benefit of J.W. Marriott, Jr.’s spouse, for which his spouse is the sole trustee (Mr. Marriott disclaims beneficial ownership of such shares); (e) 1,719,588 shares owned by separate trusts for the benefit of J.W. Marriott, Jr.’s children and grandchildren, for which his spouse serves as a co-trustee; and (f) 47,000 shares owned by the J. Willard Marriott, Jr. Foundation, for which J.W. Marriott, Jr. and his spouse serve as trustees.

(6)

Includes the following 4,656,351 shares that Deborah M. Harrison reports as beneficially owned in addition to the shares referred to in footnotes (3) and (4): (a) 147,624 shares directly held; (b) 22,306 shares owned by Deborah M. Harrison’s spouse (Mrs. Harrison disclaims beneficial ownership of such shares); (c) 6,420 shares held in two trusts for the benefit of Deborah M. Harrison’s grandchildren, for which Deborah M. Harrison’s spouse serves as trustee; (d) 168,003 shares held in three trusts for the benefit of Deborah M. Harrison’s children, for which Deborah M. Harrison serves as trustee; (e) 209,210 shares held in a trust for the benefit of Deborah M. Harrison’s descendants, for which Deborah M. Harrison serves as trustee; (f) 179,166 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah M. Harrison serve as co-trustees; (g) 251,000 shares held by a life insurance trust for the benefit of J.W. Marriott, Jr., for which each of his children serve as trustees; (h) 34,920 shares held in a limited liability company of which Deborah M. Harrison is a manager; (i) 90,561 shares held in a limited liability company of which Deborah M. Harrison’s spouse is a manager; (j) 8,921 shares subject to PSUs, SARs and RSUs held by Deborah M. Harrison currently exercisable or exercisable within 60 days after January 31, 2019; (k) 14,483 shares subject to SARs and RSUs held by Deborah M. Harrison’s spouse currently exercisable or exercisable within 60 days after January 31, 2019 (Mrs. Harrison disclaims beneficial ownership of such shares) and (l) 3,523,737 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, David S. Marriott, and Deborah M. Harrison serve as co-trustees (referenced in footnote (2)(b) above).

(7)

Includes the combined numbers of shares (a) subject to non-employee director deferred share awards, and (b) in stock unit accounts of non-employee directors, and that were beneficially owned as of January 31, 2019, as follows: Ms. Bush: 20,714 shares; Mr. Duncan: 10,569 shares; Mr. Henderson: 11,294 shares; Mr. Hippeau: 36,159 shares; Mr. Kellner: 21,506 shares; Ms. Lee: 31,142 shares; Mr. Lewis: 3,211 shares; Mr. Muñoz: 43,103 shares; Mr. Reinemund: 2,916 shares; and Ms. Schwab: 2,936 shares.

(8)

Includes shares subject to Options, PSUs, SARs and RSUs currently exercisable or exercisable within 60 days after January 31, 2019, as follows: Mr. Capuano: 126,493 shares; Mr. Duncan: 4,019 shares; Mr. Grissen: 240,934 shares; Ms. Linnartz: 40,236 shares; Mr. Muñoz: 11,352 shares; Ms. Oberg: 33,195 shares; and Mr. Sorenson: 861,508 shares.

(9)

The 3,523,737 shares described in footnote (2)(b), the 240,000 shares described in footnote (3) and the 24,227,118 shares described in footnote (4) are reported as beneficially owned by each of J.W. Marriott, Jr. and Deborah M. Harrison, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. All directors and executive officers as a group held 2,038,106 Options, PSUs, SARs, RSUs and non-employee director deferred share awards and deferred stock units currently exercisable or exercisable within 60 days after January 31, 2019. All directors and executive officers as a group, other than J.W. Marriott, Jr. and Deborah M. Harrison, beneficially owned an aggregate of 2,822,243 shares (including 1,676,187 Options, PSUs, SARs, RSUs and non-employee director deferred share awards and deferred stock units currently exercisable or exercisable within 60 days after January 31, 2019), or 0.82 percent of our Class A common stock outstanding as of January 31, 2019.

(10)

Includes the following 1,178,118 shares that John W. Marriott III reports as beneficially owned, in addition to the shares referred to in footnote (4): (a) 374,581 shares directly held; (b) 179,166 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah M. Harrison serve as co-trustees (referenced in footnote (6)(f) above); (c) 75,000 shares owned by a trust for the benefit of John W. Marriott III’s descendants, for which John W. Marriott III and David S. Marriott serve as co-trustees; (d) 251,000 shares held by a life insurance trust for the benefit of J.W. Marriott, Jr., for which each of his children serve as co-trustees (referenced in footnote (6)(g) above); (e) 240,000 shares owned by six trusts for the benefit of the grandchildren and great-grandchildren of J.W. Marriott, Jr., for which J.W. Marriott, Jr.’s spouse and each of his children serve as co-trustees (referenced in footnote (3) above); (f) 52,250 shares owned by the JWM III Family Foundation, a charitable foundation for which John W. Marriott III serves as sole director; and (g) 6,121 shares held in a 401(k) account for the benefit of John W. Marriott III.

2019 Proxy Statement	65

Stock Ownership

(11)

Includes the following 13,277,122 shares that Richard E. Marriott reports as beneficially owned, in addition to the 11,720,804 shares referred to in footnote (2): (a) 8,340,173 shares directly held; (b) 287,009 shares owned by Richard E. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of these shares); (c) 1,067,917 shares owned by three trusts for the benefit of Richard E. Marriott’s children, for which his spouse serves as a co-trustee; (d) 2,251,519 shares owned by First Media, L.P., a limited partnership whose general partner is a corporation in which Richard E. Marriott is the controlling voting stockholder; (e) 1,215,704 shares held in a charitable annuity trust created by Richard E. Marriott, for which he serves as co-trustee; (f) 17,000 shares held by a trust established for the benefit of J.W. Marriott, Jr., for which Richard E. Marriott serves as trustee; and (g) 97,800 shares owned by the Richard E. and Nancy P. Marriott Foundation, for which Richard E. Marriott and his spouse serve as directors and officers. Richard E. Marriott is the brother of J.W. Marriott, Jr. and is a former director and officer of the Company. His address is Host Hotels & Resorts, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

(12)

Includes the following 886,064 shares that Juliana B. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 18,000 shares directly held; (b) 41,634 shares owned by three trusts for the benefit of J.W. Marriott, Jr.’s grandchildren, for which Juliana B. Marriott serves as trustee (along with David S. Marriott as co-trustee for one such trust); (c) 146,757 shares owned by three trusts for the benefit of Stephen G. Marriott’s children, for which Juliana B. Marriott serves as trustee (along with David S. Marriott as co-trustee for one such trust); (d) 221,678 shares owned by three trusts for the benefit of Stephen G. Marriott’s descendants, for which David S. Marriott and Juliana B. Marriott serve as co-trustees; and (e) 457,995 shares owned by a trust for the benefit of Juliana B. Marriott, for which David S. Marriott and Juliana B. Marriott are co-trustees.

(13)	Includes 144,191 shares that Stephen Blake Marriott reports as beneficially owned in addition to the shares referred to in footnote (4).
(14)

Includes the following 5,728,871 shares that David S. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 633,913 shares directly held; (b) 15,418 shares held by David S. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) 76,092 shares held by four trusts for the benefit of David S. Marriott’s children, for which David S. Marriott and another individual serve as trustees; (d) 142,565 shares owned by a trust for the benefit of David S. Marriott’s descendants, for which David S. Marriott and another individual serve as trustees; (e) 75,000 shares owned by a trust for the benefit of John W. Marriott III’s descendants, for which John W. Marriott III and David S. Marriott serve as co-trustees (referenced in footnote 10(c) above); (f) 221,678 shares owned by a trust for the benefit of Stephen G. Marriott’s descendants, for which David S. Marriott and Juliana B. Marriott serve as co-trustees (referenced in footnote (12)(d) above); (g) 65,354 shares owned by two trusts for the benefit of Stephen Blake Marriott, for which Juliana B. Marriott and David S. Marriott as co-trustee (referenced in footnotes (12)(b) and (c) above); (h) 457,995 shares owned by a trust for the benefit of Juliana B. Marriott, for which David S. Marriott and Juliana B. Marriott are co-trustees (referenced in footnote (12)(e) above); (i) 240,000 shares owned by six trusts for the benefit of the grandchildren and great-grandchildren of J.W. Marriott, Jr., for which J.W. Marriott, Jr.’s spouse and each of his children serve as co-trustees (referenced in footnote (3) above); (j) 251,000 shares held by a life insurance trust for the benefit of J.W. Marriott, Jr., for which each of his children serve as co-trustees (referenced in footnote (6)(g) above); (k) 3,523,737 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which David S. Marriott serves as co-trustee with J.W. Marriott, Jr., Richard E. Marriott and Deborah M. Harrison (referenced in footnote (2)(b) above) and (l) 26,119 shares subject to Options, PSUs and RSUs currently exercisable or exercisable within 60 days after January 31, 2019.

(15)	Includes 20,399 shares that Nicole M. Avery reports as beneficially owned in addition to the shares referred to in footnote (4).
(16)	Includes 83,784 shares held by The Bruce Duncan Revocable Trust of which Mr. Duncan is sole trustee and beneficiary.
(17)

Based on a review of a Schedule 13G report filed with the SEC on February 7, 2019, BlackRock, Inc. beneficially owned 17,147,419 shares as of December 31, 2018, with sole dispositive power as to all such shares and with sole voting power as to 14,719,581 shares.

(18)

Based on a review of a Schedule 13G report filed with the SEC on February 13, 2019, Capital Research Global Investors beneficially owned 20,632,611 shares as of December 31, 2018, with sole voting and dispositive power as to all such shares.

(19)

Based on a review of a Schedule 13G/A report filed with the SEC on February 11, 2019, The Vanguard Group beneficially owned 19,884,083 shares as of December 31, 2018, with sole voting power as to 349,186 shares, shared voting power as to 70,884 shares, sole dispositive power as to 19,465,257 shares, and shared dispositive power as to 418,826 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements for fiscal year 2018.

66	Marriott International, Inc.

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

JWM Family Enterprises, L.P. (“Family Enterprises”) is a Delaware limited partnership which is beneficially owned and controlled by members of the family of J.W. Marriott, Jr., the Company’s Executive Chairman and Chairman of the Board, including Deborah M. Harrison (daughter of J.W. Marriott, Jr.), a member of the Company’s Board of Directors and an officer of the Company, and J.W. Marriott, Jr. himself. Family Enterprises indirectly holds varying percentages of ownership in the following 18 hotels:

Location	Brand	Initial Year of Company Management
Long Beach, California	Courtyard	1994
San Antonio, Texas	Residence Inn	1994
Anaheim, California	Fairfield Inn	1996
Herndon, Virginia	SpringHill Suites	1999
Milpitas, California	Courtyard	1999
Milpitas, California	TownePlace Suites	1999
Novato, California	Courtyard	1999
Washington, D.C. (Thomas Circle)	Residence Inn	2001
West Palm Beach, Florida	Marriott	2003
Columbus, Ohio	Renaissance	2004
Charlotte, North Carolina	Marriott	2006
Dallas, Texas	Renaissance	2006
Trumbull, Connecticut	Marriott	2007
Charlotte, North Carolina	Renaissance	2007
Cleveland, Ohio	Marriott	2007
Newark, New Jersey	Renaissance	2007
Fairfax City, Virginia	Residence Inn	2017
Tampa, Florida	AC Hotel	2018

Our subsidiaries operate each of these properties pursuant to management agreements with entities controlled by Family Enterprises, and provide procurement and/or renovation services for some of these properties pursuant to contracts entered into with the ownership entities. We expect such arrangements to continue in 2019. In fiscal 2018, we received management fees of approximately $13 million plus reimbursement of certain expenses, and procurement and renovation services fees of approximately $386,213 from our operation of and provision of services for these hotels. The Company has no financial involvement in either the hotels listed above beyond the foregoing roles or in Family Enterprises.

Our Company was founded by J.W. Marriott, Jr.’s father, and the Board believes that the involvement of a number of Marriott family members in responsible positions of the Company makes a significant long-term contribution to the value of our corporate name and identity and to the maintenance of Marriott’s reputation for providing quality products and services. In addition to J.W. Marriott, Jr.’s service as Executive Chairman and Chairman of the Board and Deborah M. Harrison’s membership on the Board of Directors and position as Global Officer, Marriott Culture and Business Councils, the Company employs a number of members of the Marriott family in management positions, including J.W. Marriott, Jr.’s son, David S. Marriott, and his son-in-law (and Mrs. Harrison’s husband) Ronald T. Harrison, and his grandsons (and Mrs. Harrison’s sons), Christopher Harrison, Matthew Harrison and Scott Harrison. The Company also employs family members of other executive officers (under SEC rules, family members include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and other persons sharing the household with a director or executive officer, other than as a tenant or employee). The compensation levels of family members of our directors and executive officers are set based on reference to external market practice of similar positions and/or internal pay equity when compared to the compensation paid to non-family members in similar positions.

2019 Proxy Statement	67

Transactions with Related Persons

Employed family members with total compensation for 2018 in excess of $120,000, which includes, to the extent applicable, base salary, incentive bonus, the value of stock-based awards, and all other compensation, are shown in the table below. In his role as Executive Chairman and in light of his significant ownership of our stock, J.W. Marriott, Jr. is not eligible for annual cash incentives or stock-based awards.

Director / Executive Officer	Family Member	Family Member Position	Total Compensation ($)
J.W. Marriott, Jr. and Deborah M. Harrison	J.W. Marriott, Jr.	Executive Chairman and Chairman of the Board	3,232,598
	David S. Marriott	Chief Operations Officer, Americas East	1,382,876
	Ronald T. Harrison	Global Officer, Architecture and Construction	1,197,226
	Deborah M. Harrison	Global Officer, Marriott Culture and Business Councils	668,269
	Christopher Harrison	Vice President, Loyalty Marketing	217,796

The Company provides J.W. Marriott, Jr. various non-business-related services and permits Mr. Marriott to use the Company’s aircraft for personal travel when not already committed for Company use. Mr. Marriott reimbursed the Company for the cost of non-business-related services provided by Company associates in the amount of $487,459 for 2018. Mr. Marriott and the Company entered into a non-exclusive aircraft timesharing agreement, dated September 20, 2018, which permits Mr. Marriott to compensate the Company for some of his personal use of the Company’s corporate-owned aircraft. For flights under the timesharing agreement, Mr. Marriott compensates the Company for his personal use of the aircraft based on a cost reimbursement methodology compliant with Federal Aviation Administration regulations which, for the period since the beginning of 2018, were less than $120,000.

Policy on Transactions and Arrangements with Related Persons

The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than five percent stockholders, and their immediate family members where the amount involved exceeds $120,000. Each of the related person transactions described above is subject to, and has been approved or ratified under, this policy.

The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the committee takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under similar circumstances and the materiality of the related person’s interest in the transaction. The policy also provides that the Company’s Corporate Growth Committee, an internal management committee whose members include each of the Company’s Continental Presidents, the Company’s Chief Financial Officer, Executive Vice President and General Counsel, and other executive officers responsible for lodging development and lodging operations, reviews all such transactions that involve the management, operation, ownership, purchase, sale, or lease of a hotel, timeshare property, land and/or improvements.

The Audit Committee and the Corporate Growth Committee have considered and adopted standing pre-approvals under the policy for certain limited transactions with related persons that meet specific criteria. Information on transactions subject to pre-approval is provided to the appropriate committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•

certain lodging transactions with specified maximum dollar thresholds where the Corporate Growth Committee has both approved the transaction and determined that its terms are no less favorable to the Company than those of similar contemporaneous transactions with unrelated third parties and, in some cases, where the transaction is the result of an open auction process involving at least three unrelated third-party bidders;

68	Marriott International, Inc.

Transactions with Related Persons

•	certain other lodging transactions with specified maximum dollar thresholds that are consistent with general terms and conditions that the Audit Committee has previously approved;

•

employment and compensation relationships that are subject to Compensation Policy Committee or other specified internal management approvals and which, in the case of executive officers, are subject to required proxy statement disclosure;

•

certain transactions with other companies and certain charitable contributions that satisfy the independence criteria under both the Company’s Governance Principles and the Nasdaq corporate governance listing standards; and

•	non-lodging transactions involving less than $500,000 that are approved by at least two members of the Corporate Growth Committee for whom the transactions pose no conflict of interest.

2019 Proxy Statement	69

Householding

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott International, Inc., Dept. 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817 or by calling (301) 380-6601. You may also obtain a copy of the proxy statement and annual report from the Company’s website (www.marriott.com/investor) by clicking on “SEC Filings.” Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

The Company’s management knows of no other matters that may be presented for consideration at the 2019 annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On May 10, 2019: The proxy statement and annual report to stockholders are available at www.envisionreports.com/MAR.

Any stockholder who would like a copy of our 2018 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott International, Inc., Dept. 52/862, 10400 Fernwood Road, Bethesda, Maryland 20817. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the investor relations portion of our website (https://marriott.gcs-web.com) by clicking on “SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS,

Bancroft S. Gordon
Secretary

70	Marriott International, Inc.

Exhibit A

Exhibit A

Non-GAAP Financial Measures

This proxy statement contains Adjusted net income, which is a financial measure that is not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”).

Adjusted net income reflects our net income excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related costs, charges, and other merger-related adjustments due to purchase accounting, the gain on the sale of our ownership interest in Avendra, and the income tax effect of these adjustments, and the impact of the 2017 U.S. Tax Cuts and Jobs Act. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that this measure is a meaningful indicator of our performance because it allows for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

In our presentation of Adjusted net income, we exclude transaction and transition costs associated with the Starwood merger, which we record in the “Merger-related costs and charges” caption of our Income Statements, and other merger-related adjustments due to purchase accounting, to allow for period-over-period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing temporary timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

Please be aware that Adjusted net income has limitations and should not be considered in isolation or as a substitute for net income. In addition, we may calculate and/or present Adjusted net income differently than measures with the same or similar names that other companies report, and as a result, the Adjusted net income we report may not be comparable to those reported by others.

The following table presents our reconciliations of Adjusted net income to the most directly comparable GAAP measure.

	Twelve Months Ended
	December 31, 2018	December 31, 2017 [2]	Percent Better/(Worse)

Net income, as reported	$1,907	$1,459	31%
Less: Cost reimbursement revenue	(15,543)	(15,455)
Add: Reimbursed expenses	15,778	15,288
Add: Merger-related costs, charges, and other [1]	155	155
Less: Gain on sale of Avendra	(6)	(659)
Income tax effect of above adjustments	(117)	309
Add: U.S. Tax Cuts and Jobs Act of 2017	27	563
Adjusted net income (Non-GAAP)	$2,201	$1,600	38%

[1]	Merger-related costs, charges, and other includes Starwood merger costs presented in the “Merger-related costs and charges” caption of our Income Statement and net purchase accounting revisions.
[2]	On January 1, 2018, we adopted ASU 2014-09. This column reflects our recast 2017 results under the new accounting standard.

2019 Proxy Statement	A-1

Exhibit B

Exhibit B

Certificate and Bylaw Amendments Submitted for Stockholder Approval

Set forth below is the text of the provisions of our Certificate and Bylaws proposed to be amended by each of Items 4(a), 4(b), 4(c), 4(d) and 4(e). Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.

Item 4(a): Amendments to Remove the Supermajority Voting Standard for the Removal of Directors

Proposed Amendment to the Fourth Paragraph of Article EIGHTH of the Certificate

Subject to the rights of any class or series of stock having a preference over the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause ~~but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class~~.

Proposed Amendment to Section 3.2 of Article III of the Bylaws

Section 3.2 Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of shareholders, with such director to hold office until his or her successor is elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause ~~and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~.

Item 4(b): Amendments to Remove the Supermajority Voting Standards for Future Amendments to the Certificate Approved By Our Stockholders

Proposed Amendment to the Fourth Paragraph of Article EIGHTH of the Certificate

Subject to the rights of any class or series of stock having a preference over the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause . . . . ~~The affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this fourth paragraph of Article EIGHTH.~~

Proposed Amendment to Article THIRTEENTH of the Certificate

THIRTEENTH. Notwithstanding the provisions of Article TWELFTH, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Class A Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. ~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article THIRTEENTH.~~

B-1	Marriott International, Inc.

Exhibit B

Proposed Amendment to Article FOURTEENTH of the Certificate

FOURTEENTH. The board of directors shall have power to make, alter, amend and repeal the Bylaws of the corporation . . . . ~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH.~~

Proposed Amendment to Article FIFTEENTH of the Certificate

FIFTEENTH. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly hereinafter provided in this Article: (i) any merger or consolidation . . . . shall require the affirmative vote of the holders . . . . ~~Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 66 2/3% or more of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or repeal this Article FIFTEENTH.~~

Item 4(c): Amendments to Remove the Requirement for a Supermajority Stockholder Vote for Future Amendments to Certain Bylaw Provisions

Proposed Amendment to Article FOURTEENTH of the Certificate

FOURTEENTH. The board of directors shall have power to make, alter, amend and repeal the Bylaws of the corporation (except insofar as the Bylaws of the corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. ~~Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Sections 3.1, 3.2 and 3.13 of Article III and Articles VIII and IX of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.~~

Proposed Amendment to Section 8.1 of Article VIII of the Bylaws

Section 8.1 Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation~~, except that the final sentence of Section 3.2 and Section 3.13 of Article III and Articles VIII and IX of the Bylaws may be amended only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~.

Item 4(d): Amendment to Remove the Requirement for a Supermajority Stockholder Vote for Certain Transactions

Proposed Amendment to Article TWELFTH of the Certificate

TWELFTH. ~~The affirmative vote of the holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation shall be required for the approval of any proposal for the corporation to reorganize, merge, or consolidate with any other corporation, or sell, lease, or exchange substantially all of its assets or business. The amendment, alteration or repeal of this Article TWELFTH, or any portion hereof, shall require the approval of the holders of shares representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation~~THIS SECTION INTENTIONALLY LEFT BLANK.

2019 Proxy Statement	B-2

Exhibit B

Item 4(e): Amendment to Remove the Supermajority Voting Standard for Certain Business Combinations

Proposed Amendment to Article FIFTEENTH of the Certificate

FIFTEENTH. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly hereinafter provided in this Article:

(i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not such other corporation is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of Fifteen Million Dollars or more, or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder, or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Fifteen Million Dollars or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder:

shall require the affirmative vote of the holders of at least ~~66 2/3%~~a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article FIFTEENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Restated Certificate of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B-3	Marriott International, Inc.

2019 ANNUAL MEETING INFORMATION

Time and Location. The 2019 annual meeting of stockholders will begin at 11:00 a.m. Eastern Time on Friday, May 10, 2019 at the JW Marriott Hotel at 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

Parking. Due to anticipated needs of other hotel guests on May 10, 2019, we expect that minimal parking will be available to stockholders in the parking garage adjacent to the hotel. Several public lots are located within three blocks of the hotel.

Public Transportation. As parking is limited in the general area, we recommend that stockholders attending the annual meeting consider using public transportation. Two Metro subway stations, Federal Triangle and Metro Center, are located less than three blocks from the hotel, and the area is served by Metro buses.

Lodging. A local Marriott hotel will offer a “Stockholder Annual Meeting” rate for Thursday, May 9, 2019, the night before the meeting. To receive this rate, call the number shown below and ask for the stockholder annual meeting rate for May 9, 2019. Please note that a limited number of rooms are offered at this rate and you must call by Saturday, May 4, 2019. Applicable taxes and gratuities are extra and advance reservations are required. This discount may not be used in conjunction with other discounts, coupons, or group rates.

JW Marriott Hotel—$389 single/double

1331 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

202-393-2000

Near Metro Center Metro Station

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MARRIOTT INTERNATIONAL, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S), OR IF NO DIRECTION IS INDICATED, “FOR” EACH DIRECTOR NOMINEE IN ITEM 1, “FOR” ITEMS 2, 3, AND 4(a) THROUGH 4(e), AND “AGAINST” ITEM 5 AND IT WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

The undersigned acknowledge(s) receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2018. The undersigned further hereby appoint(s) J.W. Marriott, Jr. and Arne M. Sorenson, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marriott International, Inc. (the “Company”) Class A common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 10, 2019 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

If the undersigned has voting rights with respect to shares of Company Class A common stock under the Marriott Retirement Savings Plan, the undersigned hereby direct(s) the trustee of the plan to vote shares equal to the number of share equivalents allocated to the undersigned’s accounts under the plan in accordance with the instructions given herein. The trustee will vote shares for which it does not receive instructions by 11:59 p.m. Eastern Time, Tuesday, May 7, 2019, in the same proportion that it votes the shares for which it received timely instructions from other participants in the plan.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲    FOLD AND DETACH HERE     ▲

You can now access your MARRIOTT INTERNATIONAL, INC. account online.

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• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

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For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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TOLL-FREE NUMBER:        1-800-311-4816

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

ITEM 1 –  ELECTION OF 14 DIRECTORS

(The Board of Directors recommends a vote FOR each of these nominees)

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 J.W. Marriott, Jr.	☐	☐	☐	06 Eric Hippeau	☐	☐	☐	11 George Muñoz	☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 Mary K. Bush	☐	☐	☐	07 Lawrence W. Kellner	☐	☐	☐	12 Steven S Reinemund	☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Bruce W. Duncan	☐	☐	☐	08 Debra L. Lee	☐	☐	☐	13 Susan C. Schwab	☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 Deborah M. Harrison	☐	☐	☐	09 Aylwin B. Lewis	☐	☐	☐	14 Arne M. Sorenson	☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
05 Frederick A. Henderson	☐	☐	☐	10 Margaret M. McCarthy	☐	☐	☐

ITEM 2 –	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 2)	☐	☐	☐

ITEM 3 –	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 3)	☐	☐	☐

ITEM 4 –	AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO REMOVE SUPERMAJORITY VOTING STANDARDS:

ITEM 4(a) –	AMENDMENTS TO REMOVE THE SUPERMAJORITY VOTING STANDARD FOR THE REMOVAL OF DIRECTORS

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 4(a))	☐	☐	☐

ITEM 4(b) –	AMENDMENTS TO REMOVE THE SUPERMAJORITY VOTING STANDARDS FOR FUTURE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION APPROVED BY OUR STOCKHOLDERS

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 4(b))	☐	☐	☐

ITEM 4(c) –	AMENDMENTS TO REMOVE THE REQUIREMENT FOR A SUPERMAJORITY STOCKHOLDER VOTE FOR FUTURE AMENDMENTS TO CERTAIN BYLAW PROVISIONS

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 4(c))	☐	☐	☐

ITEM 4(d) –	AMENDMENT TO REMOVE THE REQUIREMENT FOR A SUPERMAJORITY STOCKHOLDER VOTE FOR CERTAIN TRANSACTIONS

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 4(d))	☐	☐	☐

ITEM 4(e) –	AMENDMENT TO REMOVE THE SUPERMAJORITY VOTING STANDARD FOR CERTAIN BUSINESS COMBINATIONS

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote FOR Item 4(e))	☐	☐	☐

ITEM 5 –	STOCKHOLDER RESOLUTION RECOMMENDING THAT STOCKHOLDERS BE ALLOWED TO ACT BY WRITTEN CONSENT IF PROPERLY PRESENTED AT THE MEETING

	FOR	AGAINST	ABSTAIN
(The Board of Directors recommends a vote AGAINST Item 5)	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲    FOLD AND DETACH HERE     ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on Thursday, May 9, 2019, the day before the meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.envisionreports.com/MAR

Use the Internet to vote. Have this card in hand when you access the website.

OR

TELEPHONE

1-800-652-VOTE (8683)

Use any touch-tone telephone to vote. Have this card in hand when you call.

If you vote by submitting your proxy via Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you mark, signed and returned your proxy card.

MARRIOTT INTERNATIONAL, INC.